   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 12, 1999

                                                    REGISTRATION NO.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                           -------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                           -------------------------

                                NTL INCORPORATED
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


              DELAWARE                            4899                            52-1822078
 (STATE OR OTHER JURISDICTION OF      (PRIMARY STANDARD INDUSTRIAL             (I.R.S. EMPLOYER
  INCORPORATION OR ORGANIZATION)      CLASSIFICATION CODE NUMBER)           IDENTIFICATION NUMBER)
                                          110 EAST 59TH STREET
                                        NEW YORK, NEW YORK 10022
                                             (212) 906-8440
                     (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
                         AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICE)

             RICHARD J. LUBASCH, ESQ.                                    COPY TO:
    SENIOR VICE PRESIDENT, GENERAL COUNSEL AND                   THOMAS H. KENNEDY, ESQ.
                     SECRETARY                           SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                 NTL INCORPORATED                                    919 THIRD AVENUE
               110 EAST 59TH STREET                              NEW YORK, NEW YORK 10022
             NEW YORK, NEW YORK 10022                                 (212) 735-3000
                  (212) 906-8440
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE
                      NUMBER,
    INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                           -------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: At such time or times on and after which the Registration Statement becomes effective as the Selling Stockholders may determine.

        If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                           -------------------------

                        CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------
                                                                          PROPOSED           PROPOSED
                                                                          MAXIMUM             MAXIMUM           AMOUNT OF
            TITLE OF EACH CLASS OF                  AMOUNT TO BE       OFFERING PRICE        AGGREGATE         REGISTRATION
         SECURITIES TO BE REGISTERED                 REGISTERED           PER UNIT        OFFERING PRICE           FEE
-----------------------------------------------------------------------------------------------------------------------------
7% Convertible Subordinated Notes Due 2008....      $600,000,000            100%           $600,000,000          $166,800
-----------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.01 per share
  (including the associated Rights to purchase
  Series A Junior Participating Preferred
  Stock)(1)...................................          (2)                  0                   0                 0(3)
-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------

    (1) Prior to the occurrence of certain events, the Series A Junior Participating Preferred Stock Purchase Rights will not be evidenced separately from shares of Common Stock.

    (2) Includes the shares of Common Stock initially issuable upon conversion of the Convertible Notes at the rate of 16.3265 shares of Common Stock per $1,000 principal amount of Convertible Notes. Pursuant to Rule 416 under the Securities Act, such number of shares of Common Stock registered hereby shall also include an indeterminate number of additional shares of Common Stock that may be issued from time to time upon conversion of the Convertible Notes by reason of adjustment of the conversion price in certain circumstances outlined in the prospectus. See "Description of the Convertible Notes -- Conversion."

    (3) Pursuant to Rule 457(i) under the Securities Act, there is no filing fee with respect to the shares of Common Stock issuable upon conversion of the Convertible Notes, because no additional consideration will be received in connection with the exercise of the conversion privilege.

        THE REGISTRANT AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

 The information in this prospectus is not complete and may be changed. The selling securityholders identified in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

               Subject to completion, dated                , 1999

Prospectus

                                                                      [NTL LOGO]

     7% CONVERTIBLE SUBORDINATED NOTES DUE 2008 AND SHARES OF COMMON STOCK

                                NTL INCORPORATED

- Selling securityholders who are identified in this prospectus may offer and sell an indeterminate number of:

      -- 7% Convertible Subordinated Notes Due
         2008 of NTL

      -- shares of common stock of NTL

   by using this prospectus.

- The offering price for the convertible notes is not set but will be determined according to negotiation between a selling securityholder and the prospective purchaser. The offering price for the common stock will be negotiated or, if sold on the Nasdaq National Market, at prevailing market price.

- Our common stock is traded on the Nasdaq National Market under the symbol NTLI. On February 9, 1999, the last reported sales price of the common stock was $74 3/4 per share. There is no public market for the convertible notes, and we do not intend to apply to the Nasdaq National Market or any other securities exchange in order to list the convertible notes.

     WE URGE YOU TO CAREFULLY READ THE "RISK FACTORS" SECTION BEGINNING ON PAGE 10, WHERE WE DESCRIBE SPECIFIC RISKS ASSOCIATED WITH THESE SECURITIES, BEFORE YOU MAKE YOUR INVESTMENT DECISION.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

               The date of this prospectus is             , 1999

                  WHERE YOU CAN FIND MORE INFORMATION ABOUT US

     We are currently subject to the informational requirements of the Securities Exchange Act of 1934, as amended. We file reports, proxy statements, information statements and other information with the Commission under the Exchange Act. You can inspect and copy any reports, proxy statements, information statements and other information we file with the Commission at the public reference facilities the Commission maintains at:

      Room 1024, Judiciary Plaza,
      450 Fifth Street, N.W.,
      Washington, D.C. 20549,

      and at the Commission's Regional Offices located at:

      Suite 1400, Northwestern Atrium Center,
      500 West Madison Street,
      Chicago, Illinois 60661

      and

      13th Floor, Seven World Trade Center,
      New York, New York 10048,

     and you may also obtain copies of such material by mail from the Public Reference Section of the Commission at:

      450 Fifth Street, N.W.,
      Washington, D.C. 20549,

      at prescribed rates.

     The Commission also maintains a site on the World Wide Web, the address of which is http://www.sec.gov. That site also contains our reports, proxy and information statements and other information. Reports, proxy statements and other information concerning the Company may also be inspected at the offices of the Nasdaq Stock Market, Reports Section, at:

      1735 K Street, N.W.,
      Washington, D.C. 20006.

     If the new notes are listed on the Luxembourg Stock Exchange, copies of our reports, proxy statements and other information will also be made available free of charge at the office of our agent in Luxembourg, Banque Internationale a Luxembourg S.A.

     This prospectus is part of a registration statement filed by us with the Commission. It does not contain all the information included or incorporated in the registration statement. The full registration statement can be obtained from the Commission as indicated above or from us.

                    INCORPORATION OF DOCUMENTS BY REFERENCE

     The Commission allows us to incorporate by reference some information about NTL that we file with the Commission. This allows us to disclose important information to you by referencing those filed documents. Any information that we reference this way is considered part of this prospectus.

     The following documents filed by us with the Commission are incorporated by reference into this prospectus:

         (a) the Company's Annual Report on Form 10-K for the year ended December 31, 1997, dated March 30, 1998 as amended by Form 10-K/A-1, dated October 12, 1998, as amended by Form 10-K/A-2, dated November 6, 1998;

         (b) the Company's Quarterly Reports on Form 10-Q for the three months ended March 31, 1998, dated May 14, 1998, for the three months ended June 30, 1998, dated August 14, 1998 and for the three months ended September 30, 1998, dated November 12, 1998;

         (c) the Company's Current Reports on Form 8-K dated February 5, 1998 (filed February 6, 1998), March 6, 1998 (filed March 9, 1998), March 18, 1998 (filed March 20, 1998), May 29, 1998 (filed June 2, 1998), June 16,
     1998 (filed June 16, 1998), August 14, 1998 (filed August 18, 1998),
     October 5, 1998 (filed October 5, 1998), October 27, 1998 (filed October 28, 1998), October 29, 1998 (filed November 4, 1998), December 16, 1998
     (filed December 17, 1998), December 21, 1998 (filed December 23, 1998), December 22, 1998 (filed December 22, 1998) and January 25, 1999 (filed on January 25, 1999); and

         (d) the Company's Proxy Statement on Schedule 14A dated January 29,
             1999.

     We incorporate by reference the documents listed above and any future filings made by us with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the end of the exchange offer. Any information incorporated by reference this way will automatically be deemed to update and supersede this information.

     We will provide you without charge on your oral or written request, a copy of any or all documents which are incorporated by reference to this prospectus, except for exhibits which are specifically incorporated by reference into those documents. You should direct your request to:

                        NTL Incorporated
                        110 East 59th Street
                        26th Floor
                        New York NY 10022
                        Attention: Richard J. Lubasch
                        Tel: (212) 906 8440

     To ensure timely delivery of any documents you request, you should make such a request at least five days before the exchange offer expires. In addition, copies of those documents will also be made available free of charge at the office of our agent in Luxembourg.
                            ------------------------
     You should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer of the new notes in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.
                            ------------------------
     In this prospectus, references to "pounds sterling," "L" "pence" or "p" are to the lawful currency of the United Kingdom and references to "U.S. dollars," "dollars," "$" or "c" are to the lawful currency of the United States. For your convenience only we have translated some pound sterling amounts into U.S. dollars and certain U.S. dollar amounts into pounds sterling. We are not making any representation to you regarding those translated amounts. Unless we otherwise clearly indicate, the translations of pounds sterling into U.S. dollars have been made at $1.6995 per L1.00, the noon buying rate in The City of New York for cable transfers in pounds sterling as certified for customers purposes by the Federal Reserve Bank of New York on September 30, 1998. See "Exchange Rates" for information regarding the noon buying rate for the past ten fiscal years. On February 4, 1999, the noon buying rate was 1.64 per L1.00.
                            ------------------------

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     Some of the information presented in or incorporated by reference into this prospectus constitutes "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act. The words "believe," "anticipate," "should," "intend," "plan," "will," "expect," "estimates," "projects", "positioned" and "strategy," and similar expressions identify such forward-looking statements in this prospectus. Although we believe that our expectations are based on reasonable assumptions within the bounds of our knowledge of our business and operations, actual results, performance or achievements of the Company or industry results may differ materially from our expectations expressed or implied in those forward-looking statements. Factors that could cause actual results to differ from expectations include the risk factors described under the caption "Risk Factors" in this prospectus, as well as the following:

     - general economic and business conditions

     - industry trends

     - our ability to design network routes and install facilities

     - barriers to obtaining and maintaining government licenses or approvals

     - our ability to finance construction and development at a reasonable cost and on satisfactory terms

     - changes in our assumptions concerning customer acceptance, penetration, churn rates and competition with alternative service providers

                               PROSPECTUS SUMMARY

     This summary highlights information about us and the exchange offer which is contained elsewhere or incorporated by reference in this prospectus. This summary is not complete and may not contain all the information that is important to you. You should read the entire prospectus, including the financial statements and related notes, before making a decision to exchange your old notes. When we refer to NTL in this prospectus, we mean NTL and its consolidated subsidiaries, except where we make it clear that we are only referring to the parent company. The statistical data included in this prospectus is as at September 30, 1998, unless we indicate otherwise. That statistical data does not include statistical data relating to ComTel or Partners, each of which we have recently acquired or give effect to our proposed acquisition of Diamond.

                                   ABOUT NTL

     We are a leading communications company in the United Kingdom, providing residential, business and wholesale customers with the following services:

     - residential telecoms and television services, including residential telephony, cable television and Internet access services;

     - national telecoms services including national business telecoms, national and international carrier telecommunications, and satellite and radio communications services; and

     - broadcast services including digital and analog television and radio broadcast transmission services.

     We provide a broad range of services over local, national and international network infrastructure. We operate:

     - advanced local broadband networks serving entire communities throughout our regional franchise areas;

     - the UK's first synchronous digital hierarchy backbone telecommunications network, as well as satellite earth stations and radio communications facilities from our tower sites across the UK; and

     - a broadcast transmission network which provides national, regional and local analog and digital transmission services to customers throughout the UK.

     In March 1997, we changed our name from International CableTel Incorporated to NTL Incorporated to reflect the integration of the services provided by us following our acquisition of NTL Group Limited in 1996, and to capitalize on NTL Group Limited's 30 year history in the United Kingdom as a provider of reliable communications services.

ABOUT OUR RESIDENTIAL TELECOMS AND TELEVISION SERVICES

     We are the third largest operator of local broadband communications systems in the UK as measured by the number of homes in its franchise areas, and have achieved the highest customer penetration and lowest churn rates of any multi-system operator in the

UK. We are presently the sole provider of broadband services in our franchise areas, offering residential telephony, cable television and Internet access services to customers connected to our networks.

     As of September 30, 1998, we had more than 429,000 residential customers, approximately 92% of which subscribed to both telephony and television services. As of September 30, 1998, we had approximately 823,400 revenue generating units resulting in 40.1% telephony penetration, 40.6% cable penetration and 80.7% revenue generating unit penetration of homes marketed by us. As of September 30, 1998, after giving pro forma effect to the acquisition of Partners, without including the Cable London franchise, and the proposed acquisition of Diamond, we had approximately 1.1 million residential customers, approximately 61% of which subscribed to both telephony and television services. As of September 30, 1998, after giving similar pro forma effect, we had approximately 1.8 million revenue generating units resulting in 35.3% telephony penetration, 28% cable penetration and 61.6% revenue generating unit penetration of homes marketed. By comparison, based on published statistics of the Independent Television Commission, dated March 9, 1998, as of January 1, 1998, UK cable customer penetration averaged approximately 28% for telephony and approximately 22.2% for cable television. As of January 1, 1998, the UK telephony/cable industry had connected approximately 3.4 million telephone lines and approximately 2.4 million broadband cable customers.

     The following table illustrates operating statistics for our newly constructed network:

                                       PRO FORMA(1)
                                       -------------
                                       SEPTEMBER 30,   SEPTEMBER 30,                DECEMBER 31,
                                       -------------   -------------   ---------------------------------------
                                           1998           1998(6)        1997       1996      1995      1994
                                       -------------   -------------   ---------   -------   -------   -------
Homes passed(2)......................    3,378,500       1,197,000     1,007,000   779,100   463,000   144,000
Homes marketed.......................    2,907,800(3)    1,020,000       810,000   467,300   176,200     7,200
Homes marketed (as % of homes
  passed)............................           86%             85%           80%       60%       38%        5%
Total customers......................    1,111,300         429,600       321,300   168,200    57,700     2,280
Total revenue generating units(4)....    1,792,000         823,400       608,500   302,000   102,330     3,960
Customer penetration.................           38%             42%           40%       36%       33%       32%
Revenue generating unit
  penetration(5).....................           62%             81%           75%       65%       58%       55%
Annualized churn.....................           NA              14%           11%       10%       NM        NM

---------------
(1) Pro forma operating statistics for our newly constructed network give effect to the acquisition of Partners (without including the Cable London franchise), our acquisition of ComTel and our proposed acquisition of Diamond.

(2) "Homes passed" is the expression in common usage in the cable industry as the measurement of the size of a cabled area, meaning the total number of residential premises which have the potential to be connected to our network.

(3) Represents only those homes marketed for cable television. As of September 30, 1998, on a pro forma basis, 2,776,000 homes were marketed for telephone.

(4) A revenue generating unit is one telephone account or one cable television account; a dual customer represents two revenue generating units.

(5) Revenue generating unit penetration is the number of revenue generating units per 100 homes marketed. As defined, maximum revenue generating unit penetration is 200%.

(6)  Does not include operating data related to ComTel.

NA Not available.

NM Not meaningful due to the limited customer base and recent commencement of services.

     Our customer base and revenue generating units both increased by nearly 100% in 1997 compared to year-end 1996. We believe that much of its success during this period has been due to our marketing strategies and the introduction of innovative residential service packages which bundle telephony and a small selection of cable television channels within a single product offering. We also give customers the opportunity to purchase additional channel packages and premium channels. Consistent with our objectives, the high penetration rates generated by this strategy have led to increased levels of gross profit contribution per home passed.

     We believe that we have also maintained high levels of customer satisfaction as indicated by our low rates of churn. During 1997, we maintained an annualized churn rate of less than 11%, a rate which is significantly lower than the published churn rates of all other UK telephony/cable operators. In a recent survey of a sample of our customers, we found that 89% of our customers would recommend the service to a friend or relative, and that only 15% had ever considered changing their telephone service back to British Telecommunications plc.

     Our local franchise areas cover approximately 2.1 million homes, spanning a broad geographic area across England, Scotland, Wales and Northern Ireland. As of September 30, 1998, our integrated full-service network had been constructed past over 1.2 million (or approximately 57%) of its homes under franchise. Our local broadband networks use advanced high capacity synchronous digital hierarchy fiber rings which serve entire communities, bringing fiber connections directly to businesses and "Siamese" coaxial/copper connections to residences. Our local networks cover approximately 2,500 route miles of fiber backbone network, with approximately 175,000 fiber miles, and an estimated 5,000 route miles of "Siamese" coaxial/copper connections.

ABOUT OUR NATIONAL TELECOMS SERVICES

     Our objective in national telecoms services is to successfully integrate our strategies for developing, operating and marketing local telephony/cable systems with our national network to provide high-quality voice, data and video communications services throughout the UK. We have constructed a national synchronous digital hierarchy fiber telecoms network, which is one of only five national telecoms networks in the UK. Our national network currently covers approximately 1,500 route miles and 40,000 fiber miles throughout England, Scotland and Wales. During 1998, we extended the network to include the first resilient fiber connection between Northern Ireland, the Republic of Ireland and England.

     The integration of our local networks with the national telecoms network creates strategic advantages for our telephony business. The national network allows us to carry telecommunications traffic between each of our franchise areas and throughout the United Kingdom and, therefore, achieve significant savings on the interconnection fees we pay to other carriers. In addition, using the national telecoms network gives us greater pricing flexibility and will enable us to design and offer new telephony service packages to our customers, which we believe should have a positive effect on our penetration rates.

     Capitalizing on the extended reach of our national network, we are competing for a share of the approximately L21 billion ($36 billion) UK telecoms market on a national basis. In the business telecoms market, we have been increasingly successful in obtaining telecoms contracts from businesses located within its franchise areas. As of September 30, 1998, we had a total of approximately 11,300 business customers and 44,200 business telephony lines, which represented growth in the first nine months of 1998 of more than 70% for both customers and lines. Our current business customers include major international corporations, universities, local governmental authorities, and small and medium sized businesses. We believe that we can build on the strengths gained in its local franchise areas to approach targeted business users located in other areas of the UK. To connect the "last mile" to the customers' premises from the national network, we have a variety of options, including building fiber where justified, using microwave links from the our tower infrastructure, or leasing circuits from other local operators. We launched our national business telecoms service in November 1997 and our strategy is to target medium to large sized businesses, beginning with those located near the major urban areas currently served by our national network.

     We also offer a variety of other telecommunications services from its national fiber network and microwave transmission facilities. We compete in the growing market for bandwidth and leased line services as a national and international wholesale telecommunications carrier. Our international facilities license allows us to carry international traffic, and we have recently entered into an agreement for a 25 year lease of international telecommunications capacity on a new transatlantic fiber optic cable connecting The Netherlands, Germany, the UK and the United States. We are also expanding our product portfolio to include virtual private networks, managed data networks, ATM and frame relay services and multi-media services.

     In addition to business and carrier telecoms, we provide the following telecom services:

     - a full range of services in the design, building and operation of radio based networks, and the provision of infrastructure and support services to customers in the emergency services sector;

     - global satellite connectivity for clients requiring video, digital audio and data services; and

     - residential, wholesale and business Internet access and support services, consulting and systems integration services, and Intranet design and implementation.

ABOUT OUR BROADCAST SERVICES

     Our broadcast services group includes the original core business of NTL Group Limited which has been providing television and radio broadcasters with broadcast transmission services for more than 30 years.

     We transmit television and radio broadcast signals for the UK's main commercial television channels and independent radio stations from a national infrastructure of over 1,200 owned and shared transmission sites across the UK. Our current customers include the Independent Television companies, Channel 4 and the Welsh Fourth Channel, and Channel 5. The broadcast services group provides us with a stable contracted revenue stream from a variety of customers, through long-term contracts generally with eight to ten year terms. In addition to transmission services, the broadcast services group markets value added services to its existing television customers. This group also designs, installs, operates and maintains new transmitter networks and has a spectrum planning service to plan the coverage of television and radio networks.

     Two of the four recipients of the digital terrestrial television multiplexes awarded to date have selected the Company as the preferred supplier of transmission services. The introduction of digital terrestrial television broadcasting in the UK will significantly expand our broadcasting transmission services business.
                            ------------------------

     We are a Delaware corporation, and were incorporated on April 2, 1993. NTL is a holding company and conducts its operations through direct and indirect wholly owned subsidiaries. NTL is not a subsidiary of any other company. Our principal executive office is located at 110 East 59th Street, New York, New York 10022, and our telephone number is (212) 906-8440.

                              RECENT DEVELOPMENTS

COMPLETION OF PARTNERS ACQUISITION

     On February 4, 1998, NTL and NTL (Bermuda) Limited, a Bermuda corporation and a wholly owned subsidiary of NTL ("Sub"), entered into an Agreement and Plan of Amalgamation, as amended, with Comcast UK Cable Partners Limited which provided for the amalgamation of Sub with Partners. At special meetings of shareholders of NTL and of Partners held on October 29, 1998, the amalgamation was approved by our shareholders and the shareholders of Partners. The amalgamation closed on the same day following receipt of those approvals. Partners' shareholders received 0.3745 shares of our common stock for each Partners' Class A common share or Class B common share, an aggregate of approximately 18,700,000 shares of our common stock.

EASTERN GROUP ACQUISITION

     On December 22, 1998, we acquired Eastern Group from Eastern Group plc for L60 million in cash and L31 million in 9.9% preferred stock, series B. Such 9.9% preferred stock, series B has a pay-in-kind coupon of 9.9%, will mature in 2008 and is redeemable within 18 months for cash or NTL common stock.

     Eastern Group is headquartered in Ipswich, England, and is comprised of two business divisions. The telecoms division utilizes a 1,800 km synchronous digital hierarchy fiberoptic network across the southeast and east of England, and the radio sites division, consisting of 121 radio masts across East Anglia, serves the UK's major mobile phone network operators.

NEWCASTLE UNITED SHARE ACQUISITION

     On December 17, 1998, Premium TV Limited, a wholly-owned subsidiary of NTL, acquired 9,000,000 shares, or 6.3%, of Newcastle United from Cameron Hall Developments Limited, the majority shareholder of Newcastle United, for approximately L10 million in cash.

     In conjunction with the sale of such shares, Cameron Hall Developments also entered into an irrevocable commitment to Premium TV which provides that if Premium TV makes a general offer for all of the issued share capital of Newcastle United, Cameron Hall Developments will accept such offer in respect of the remaining balance of its shares in Newcastle United, representing 50.8% of the issued share capital of Newcastle United. If made, any such offer would be at a price of 111.7p per share in cash and may, if Premium TV so decides, carry a full zero coupon loan note alternative.

     Premium TV's decision regarding whether to make such an offer may be influenced by, among other things, the substance of the report by the Monopolies and Mergers Commission on the proposed offer for Manchester United Football Club. The irrevocable commitment given by Cameron Hall Developments is binding until 12 weeks following the publication of such report, subject to extension in certain circumstances.

PROPOSED DIAMOND ACQUISITION

     On June 16, 1998, we entered into an acquisition agreement with the shareholders of Diamond Cable Communications, plc. Pursuant to the diamond agreement, on the closing date of the diamond transaction, we will transfer to each shareholder of Diamond one share of NTL common stock for each four issued and outstanding ordinary shares, par value 2.5p per share, and each deferred share, par value 25p per share, of Diamond. However, the Diamond Agreement provides for adjustment of such consideration in that the number of shares of NTL common stock to be transferred for each four ordinary shares will be decreased such that the value of such consideration will not exceed $65.00. The diamond agreement provides that a maximum of approximately 15.2 million shares of common stock will be issued in connection with the Diamond transaction. The consummation of the Diamond transaction is subject to, among other things, the approval by our stockholders of the issuance of shares of common stock in accordance with the terms of the diamond agreement. There can be no assurance that the Diamond acquisition will be consummated on the terms described herein or at all. See "Risk Factors -- Network construction costs, need for additional financing."

STRATEGIC PARTNERSHIP WITH MICROSOFT

     On January 25, 1999, we agreed with Microsoft to jointly develop new broadband services for delivery to customers in the UK and Ireland. In addition, Microsoft has agreed to purchase $500 million of our 5.25% convertible preferred stock. Such 5.25% convertible preferred stock is convertible into NTL common stock at a conversion price of $100 per share, is redeemable in 10 years for cash or NTL common stock and may be redeemed by NTL on the earlier of 7 years or the date on which NTL common stock has traded above $120 for 25 consecutive trading days.

     We have agreed with Microsoft to work closely together with respect to the development of new digital services and intend to enter into additional agreements throughout 1999 regarding software and services. In addition, Microsoft will receive five-year warrants to purchase NTL common stock at an exercise price of $84 per share.

OFFERING OF 11 1/2% NOTES AND 12 3/8% NOTES

     On November 2, 1998, we issued and sold $625 million in aggregate principal amount of our 11 1/2% Senior Notes Due 2008. The 11 1/2% notes carry a cash-pay current coupon. We used the net proceeds of the 11 1/2% notes to partially repay indebtedness outstanding under the new credit facility. The 11 1/2% notes were offered and sold in transactions exempt from, or not subject to, the registration requirements of the Securities Act.

     On November 6, 1998, we issued and sold $450 million in aggregate principal amount at maturity of our 12 3/8% Senior Deferred Coupon Notes Due 2008. Cash interest will not accrue on the 12 3/8% notes prior to October 1, 2003. We used a portion of the net proceeds of the 12 3/8% notes to repay the indebtedness remaining outstanding under the new credit facility after the application of the net proceeds from the offering of the 11 1/2% notes. The 12 3/8% notes were offered and sold in transactions exempt from, or not subject to, the registration requirements of the Securities Act.

                                  THE OFFERING

Securities offered............   Up to $600,000,000 aggregate principal amount
                                 of 7% convertible subordinated notes due 2008 and up to 9,795,918 shares of common stock, plus such indeterminate number of additional shares of common stock that may be issued from time to time upon conversion of the convertible notes by reason of adjustment to the conversion price in certain circumstances described herein.

Maturity......................   December 15, 2008.

Interest payment dates........   June 15 and December 15 of each year,
                                 commencing June 15, 1999.

Conversion....................   The convertible notes, unless previously
                                 redeemed, are convertible at the option of the holder thereof at any time after 90 days following the date of original issuance thereof and prior to maturity into shares of common stock at a conversion price of $61.25 per share, subject to adjustment in certain events.
                                 See "Description of the convertible
                                 notes -- conversion."

Optional redemption...........   The convertible notes will be redeemable, in
                                 whole or from time to time in part, at our option, on at least 30 but not more than 60 days' prior notice, at any time on or after December 15, 2001, at the redemption prices set forth herein together with accrued and unpaid interest and Liquidated Damages, if any, to the date of redemption. See "Description of the convertible notes -- optional redemption."

Subordination.................   The convertible notes are general unsecured
                                 obligations of the Company and are subordinate in right of payment to all of our existing and future Senior Debt. In addition, the convertible notes are effectively subordinated to all existing and future liabilities of our subsidiaries, partnerships and affiliated joint ventures, including trade payables. On
                                 September 30, 1998, after giving effect to the acquisition of Partners and our recent debt financings and the use of proceeds from those transactions we would have had approximately
                                 $3.7 billion accreted value of senior debt outstanding and our subsidiaries would have had approximately $967 million of liabilities that effectively rank senior to the convertible notes. The ability of NTL and our subsidiaries to incur additional indebtedness and liabilities is not limited by the terms of the indenture pursuant to which the convertible notes were issued. See
                                 "Description of the convertible
                                 notes -- Subordination of convertible notes."

Change of control.............   Upon a Change of Control, holders of the
                                 convertible notes will have the right, subject to certain restrictions and conditions, to require us to repurchase all or any part of the convertible notes at a purchase price equal to 101% of the principal amount thereof together with accrued and unpaid interest and Liquidated
                                 Damages, if any, to the date of repurchase. We may not have sufficient funds or the financial resources necessary to satisfy, or may be precluded by the terms governing its indebtedness from satisfying, our obligations to repurchase the convertible notes and other debt that may become repayable upon a Change of Control. See "Description of the convertible notes -- repurchase at the option of holders."

Risk factors..................   See "Risk Factors" for a discussion of certain
                                 factors that should be considered in evaluating an investment in the convertible notes.

Use of proceeds...............   The selling securityholders will receive all of
                                 the net proceeds from the sale of the offered securities sold pursuant to this prospectus. We will not receive any proceeds from sales by the selling securityholders of the offered securities.

United States federal tax
   considerations.............   There are certain federal income tax
                                 considerations associated with purchasing, holding and disposing of the convertible notes.
                                 See "United States federal tax considerations."

                                  RISK FACTORS

     Prospective investors should consider carefully all of the information set forth in this Prospectus and incorporated by reference in this Prospectus. See "Where you can find more information about us" and "Incorporation of documents by reference." Prospective investors should particularly evaluate the following risks before deciding to purchase the convertible notes or the common stock issuable on conversion of the convertible notes.

OUR SUBSTANTIAL LEVERAGE COULD ADVERSELY AFFECT THE FINANCIAL HEALTH OF THE COMPANY

     We are and, for the foreseeable future will continue to be, highly leveraged. On September 30, 1998, after giving effect to our acquisition of Partners and our recent debt financings and the use of proceeds from those transactions, the accreted value of our total long-term indebtedness, including our 13% senior redeemable exchangeable preferred stock, was approximately $5.0 billion. This debt represents approximately 90% of our total capitalization. The indentures governing our outstanding indebtedness do not restrict our ability or our subsidiaries' ability to incur additional indebtedness. Our ability and the ability of our subsidiaries to make scheduled payments under present and future indebtedness will depend on, among other things:

     - our ability to complete the build out of our franchises on a timely and cost effective basis,

     - our ability to access the earnings of our subsidiaries (which may be subject to significant contractual and legal limitations),

     - our future operating performance and that of our subsidiaries and

     - our ability to refinance our indebtedness when necessary.

Each of these factors is to a large extent subject to economic, financial, competitive, regulatory and other factors that are beyond our control. See
"-- The anticipated construction costs of our network will increase as a result of our acquisitions and will require substantial amounts of additional funding," "-- Need for additional financing -- we do not expect to generate sufficient cash flow to repay at maturity the entire principal amount of our outstanding indebtedness," "-- We cannot be certain as to future network construction progress and costs" and "-- We are a holding company that is dependent upon cash flow from our subsidiaries -- our ability to access that cash flow may be limited in some circumstances."

     Future agreements and debt instruments may contain covenants which, among other things, may require us to:

     - maintain certain financial ratios,

     - restrict or prohibit the payment of dividends and other distributions to us by our subsidiaries,

     - restrict asset sales and dictate the use of proceeds from the sale of assets.

Compliance with these restrictions, in combination with our current indebtedness and holding company structure, could limit our ability to respond to market conditions or meet extraordinary capital needs or otherwise could restrict corporate activities and the ability of some of our subsidiaries to make payments to us which might otherwise fund payments due on the notes and our other obligations as they fall due. We cannot assure you that such restrictions will not adversely affect our ability to finance our future operations or capital needs, to service and repay indebtedness including, without limitation, the notes or to engage in other business activities, such as acquisitions, which may be in our interest. See "-- We are a holding company that is dependent upon cash flow from our subsidiaries -- our ability to access that cash flow may be limited in some circumstances."

     The degree to which we are leveraged could have important consequences to you including the following:

     - increasing our vulnerability to adverse changes in general economic conditions or increases in prevailing interest rates,

     - limiting our ability to obtain additional financing for working capital, capital expenditures, acquisitions and general corporate purposes, including the build out of the networks in the franchises and the development and expansion of our business,

     - requiring a substantial portion of our cash flow from operations to be dedicated to debt service requirements, thereby reducing the funds available for dividends, operations and future business opportunities and

     - increasing our exposure to increases in interest rates given that some of our borrowings may be at variable rates of interest.

     In addition, we may under some circumstances be obligated to offer to repurchase outstanding securities prior to maturity. We cannot assure you that we will have available financial resources necessary or otherwise be able to repurchase those securities in such circumstances, including, without limitation, on the occurrence of a Change of Control Triggering Event.

THE ANTICIPATED CONSTRUCTION COSTS OF OUR NETWORK WILL INCREASE AS A RESULT OF OUR RECENT ACQUISITIONS AND WILL REQUIRE SUBSTANTIAL AMOUNTS OF ADDITIONAL FUNDING

     Following our recent and proposed acquisitions, our capital expenses and cost of operations for the development, construction and operation of our combined telecommunications networks will significantly increase. We intend to fund a portion of these costs with cash, cash equivalents and marketable securities and funds generated by the operations of our subsidiaries. However, given our most recent acquisitions, we estimate that significant amounts of additional funding will be necessary to meet these capital expenditure requirements.

     We cannot be certain that:

     - we will be able to obtain additional financing with acceptable terms,

     - actual construction costs will meet our expectations,

     - we will satisfy conditions precedent to advances under future credit facilities,

     - we will not acquire additional businesses that require additional capital,

     - we will be able to generate sufficient cash from operations to meet capital requirements, debt service and other obligations when required or

     - our subsidiaries will withstand exposure to exchange and interest rate fluctuations.

     We do not have any firm additional financing plans to address the factors enumerated above, except in relation to our new credit facility which we discuss below.

NEED FOR ADDITIONAL FINANCING -- WE DO NOT EXPECT TO GENERATE SUFFICIENT CASH FLOW TO REPAY AT MATURITY THE ENTIRE PRINCIPAL AMOUNT OF OUR OUTSTANDING INDEBTEDNESS

     We anticipate that we will not generate sufficient cash flow from operations to repay at maturity the entire principal amount of our outstanding indebtedness. Some of the measures we may take to refinance our debt include:

     - refinancing all or portions of such indebtedness,

     - seeking modifications to the terms of such indebtedness,

     - seeking additional debt financing, which may require us to obtain the consent of some of our lenders, and

     - seeking additional equity financing.

     We cannot be certain that we will succeed in executing any of these measures.

ACQUISITIONS ARE SUBJECT TO RISK

     We will continue to consider strategic acquisitions and combinations that involve operators or owners of licenses to operate cable, telephone, television or telecommunications systems or services and related businesses that operate principally in the UK. If consummated, some of these transactions would significantly alter our holdings and might require us to incur substantial indebtedness or raise additional equity. We cannot assure you that, with respect to the recent acquisitions of Comcast, ComTel and Eastern and the proposed Diamond acquisition, as well as future acquisitions, that we:

     - will realize any anticipated benefits,

     - will successfully integrate the businesses with our operations, or

     - will manage such integration without adversely affecting NTL.

     The indentures governing our existing indebtedness allow us to assume additional debt in order to finance the acquisition of either tangible or intangible assets, licenses and computer software that are used in connection with a cable business, as well as entities that are directly or indirectly engaged in a cable business.

WE ARE A HOLDING COMPANY THAT IS DEPENDENT UPON CASH FLOW FROM OUR SUBSIDIARIES -- OUR ABILITY TO ACCESS THAT CASH FLOW MAY BE LIMITED IN SOME CIRCUMSTANCES

     We are a holding company that conducts its operations through direct and indirect wholly-owned subsidiaries and affiliated joint ventures. Consequently, we hold no significant assets other than our investments in and advances to our subsidiaries and affiliated joint ventures. We depend upon the receipt of sufficient funds from our subsidiaries and affiliated joint ventures to meet our obligations. Additionally, our claim to any distribution of assets following liquidation of a subsidiary or joint venture is subordinate to the prior senior claims of any other creditors or direct or indirect owners of those subsidiaries and joint ventures. The obligations of our subsidiaries which are payable to us are also subordinate to the claims of the lenders under the new credit facility.

     Additionally, the terms of the new credit facility when renegotiated and the terms of existing and future indebtedness of our subsidiaries may limit the payment of dividends, loans and other distributions to us. In the absence of a default, we anticipate that the new credit facility, when we renegotiate it, will generally permit payments to us to pay the interest and principal of existing indebtedness.

     Each of our subsidiaries that is a Delaware corporation may pay dividends under Delaware General Corporation Law only out of its surplus or, in the event that it has no surplus, out of its net profits for that fiscal year or the immediately preceding fiscal year in which the subsidiary declares the dividend. Each of our subsidiaries that is a UK corporation may pay dividends under UK law only out of distributable profits. Under UK law such distributable profits consist of accumulated, realized profits less previous distributions and capitalization as well as realized losses that have not been written off in a reduction or reorganization of capital. Other statutory and general English law obligations also affect the ability of our subsidiaries to declare dividends and the ability of our subsidiaries to make payments to us in compliance with inter company loans. In addition, the UK may impose a withholding tax on payments of interest and advance corporation tax on distributions by our UK subsidiaries. Each of our subsidiaries that is a Bermuda corporation may pay dividends subject to the satisfaction of statutory solvency tests.

     The old notes are, and the new notes will be effectively subordinated to all existing and future indebtedness and other liabilities and commitments of our subsidiaries, including borrowings under the new credit facility. As of September 30, 1998, after giving effect to our acquisition of Partners, our recent debt financings and the use of proceeds from those transactions, the total liabilities of our subsidiaries were approximately $967 million. In addition, our subsidiaries may incur additional indebtedness to finance the construction, capital expenditure and working capital needs of a cable business and the acquisition of cable assets or the acquisitions of certain entities, directly or indirectly, engaged in a cable business, if such entities meet some qualifying criteria. In light of our strategy of continued growth, in part through acquisitions, we may and our subsidiaries may incur substantial indebtedness in the future. Borrowings under the new credit facility are, and a substantial portion of our and our subsidiaries' future indebtedness is expected to be, secured by liens and other security interests over the assets of our subsidiaries and our equity interests in our subsidiaries. In addition, our ability and, therefore, the holders of notes, to benefit from distributions of assets of our subsidiaries may be limited to the extent that the outstanding shares of any of its subsidiaries and such subsidiary's assets are pledged to secure other debt of ours or our subsidiaries.

     Any right we have to receive assets of any subsidiary upon such subsidiary's liquidation or reorganization will be structurally subordinated to the claims of that subsidiary's creditors, except to the extent we are recognized as an unsubordinated creditor of such subsidiary. However, to the extent we are so recognized, our claims would still be subject to any security interests in the assets of such subsidiary and any liabilities of such subsidiary senior to those held by us and may otherwise be challenged by third parties in a liquidation or reorganization proceeding. In addition, the new credit facility requires us to subordinate its right to repayment of indebtedness outstanding between it and the borrower under such agreement or any other subsidiary of ours to the rights of the lenders under the agreement. In particular our rights and other subsidiaries to repayment of principal and interest lent by them to the borrower or other subsidiaries under the new credit facility have been and will be subordinated to the rights of the lenders under the new credit facility pursuant to subordination agreements with such lenders.

     Our principal fixed assets are cable headends, cable televisions and telecommunications distribution equipment, telecommunications switches and customer equipment, transmission towers, masts and antennas and the sites on which they are located. These assets are highly specialized and, individually, may have limited marketability. If secured creditors seize the assets that secure our debt, these creditors would likely seek to sell the business as a going concern.

WE HAVE HISTORICALLY INCURRED LOSSES AND GENERATED NEGATIVE CASH FLOWS

     We had net losses for

     - the nine months ended September 30, 1998 of $336.1 million and for the years ended December 31,

     - 1997: $333.1 million

     - 1996: $254.5 million

     - 1995: $90.8 million

     - 1994: $29.6 million

     - 1993: $11.1 million

     As of September 30, 1998, our accumulated deficit was $1.1 billion.

     Diamond had net (loss) for the nine months ended September 30, 1998 and 1997 and for the years ended December 31, 1997, 1996, 1995, 1994 and 1993 of L(46.1 million), L(58.8 million), L(76.6 million), L(35.8 million), L(27.6 million), L(8.7 million) and L(2.8 million), respectively. As of September 30, 1998, Diamond's accumulated deficit was L(204.3) million.

     Construction and operating expenditures have resulted in negative cash flow, which we expect will continue at least until we establish an adequate customer base. We also expect to incur substantial additional losses. We cannot be certain that we will achieve or sustain profitability in the future. Failure to achieve profitability could diminish our ability to sustain operations and obtain additional required funds. In addition, such a failure would adversely affect our ability to make required payments on our indebtedness and our preferred stock.

WE HAVE HISTORICALLY HAD A DEFICIENCY OF EARNINGS TO FIXED CHARGES AND EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

     For the nine months ended September 30, 1998 and the years ended December 31, 1997, 1996, 1995, 1994 and 1993, our earnings were insufficient to cover fixed charges by approximately $351.7 million, $355.4 million, $257.1 million, $105.4 million, $31.8 million and $10.4 million, respectively. Our earnings for the nine months ended September 30, 1998 and the year ended December 31, 1997 were insufficient to cover combined fixed charges and preferred stock dividends by $363.3 million and $367.4 million, respectively. Fixed charges consist of interest expense, including capitalized interest, amortization of fees related to debt financing and rent expense deemed to be interest.

WE ARE SUBJECT TO REGULATORY REQUIREMENTS TO MEET BUILD MILESTONES IN THE CONSTRUCTION OF OUR NETWORK

     We hold licences under the Telecommunications Act 1984 and the Broadcasting Act 1990 which grant exclusive rights to convey and provide cable television services for the relevant areas subject to obligations as to the number of premises to which, and the timetable within which, such services must be made available. The aggregate requirement is to pass approximately 4 million (excluding Cable London and Diamond) premises over the period up to 2005. This position is now under review by the regulatory authorities in view of the U.K. Government's announcement in 1998 that all exclusive franchising would come to an end by January 1, 2001. We believe we have the necessary resources to satisfy our build program milestones between now and January 1, 2001, although we cannot be certain that such obligations will be met. Failure to meet license milestone requirements, or to modify such requirements may result in revocation of the relevant licenses.

WE CANNOT BE CERTAIN AS TO FUTURE NETWORK CONSTRUCTION PROGRESS AND COSTS

     At September 30, 1998, construction of our network had passed in excess of 57% of our final milestone requirements for all our franchises. Successful construction and development of the combined network will depend on, among other things, our ability to:

     - continue to design network routes,

     - install facilities,

     - obtain and maintain any required government licenses or approvals and

     - finance construction and development,

all in a timely manner, at reasonable costs and on satisfactory terms and conditions. We cannot be certain that the actual costs of network construction will remain as budgeted.

     Our licenses generally require underground construction of our network through a procedure that is significantly more expensive and time consuming than the aerial alternative. Underground construction is more expensive because mechanized installment methods conflict with underground utility infrastructure. Additionally, we must bear the cost of restoring the surface area when construction is complete. To date we have been successful in negotiating favorable construction contracts, but construction costs could increase significantly over the next few years as existing contracts expire and as demand for cable construction services grow. We cannot be certain that we will be able to construct our network in a timely manner or at a reasonable cost.

WE ARE SUBJECT TO SIGNIFICANT COMPETITION IN OUR BUSINESSES

     We face significant competition from established and new competitors in the areas of residential telephony, business telecoms services and cable television. We believe that competition will intensify in each of these business areas, particularly business telecommunications.

     Residential Telephony.   We compete primarily with British
Telecommunications plc in providing telephone services to residential customers. BT, formerly the only major national public telephone operator in the UK, occupies an established market position and manages fully built networks with resources that are substantially greater than ours. According to OFTEL, at March 31, 1997, British Telecommunications serviced nearly 90% of UK residential telephone exchange line customers. Our growth in telecommunications services depends upon our ability to appropriate British Telecommunications' customers.

     In our view, value-for-money is currently one of the more important influences on UK customers. Our goal to remain competitive with British Telecommunications' residential telephony service rates may cause a decline in our average per-line residential telecommunications revenues, and we may not achieve desired penetration rates. Consequently, we may experience a decline in total revenues.

     On February 8, 1996, the DTI awarded British Telecommunications and RadioTEL Systems licences that authorize those companies to operate radio fixed access services in the 2 GHz band in Scotland, Wales and Northern Ireland. These licensees create additional competition for the our residential telephony services in some remote rural areas of our franchise in Northern Ireland.

     We also compete with mobile networks, which is a technology that may grow to be competitive with our other networks, particularly if call charges are reduced further on the mobile networks. Our radio communications group may enable us to benefit from growth in the mobile networks technology. We cannot assure you that we will be able to compete successfully with British Telecommunications or any other telecommunication operations.

     We believe that we have a competitive advantage in the residential market because we offer integrated telephone, cable television, telecommunication services including interactive and on-line services and dual product packages that are designed to encourage customers to subscribe to multiple services. We cannot be certain that this perceived competitive advantage will continue. Indeed, the UK recently announced that British Telecommunications and all other operators would be permitted to provide and convey cable television services throughout the UK starting January 1, 2001. In addition, all areas currently without franchises will open to general competition in the future, and exclusive franchises will no longer be awarded.

     British Sky Broadcasting currently markets telecommunications services on an indirect access basis (which requires the customer to dial additional digits before entering the primary telephone number, thus diverting calls onto another operator's network). In addition, BSkyB has proposed a joint venture with BT, Midland Bank and Matsushita that is known as British Interactive Broadcasting. If this joint venture's bid to enter the interactive digital services market passes review by the competition directorate of the European Commission, we believe that the resulting combination would provide significant competition.

     Business Telecommunications.   British Telecommunications is also our
principal competitor in providing business telecommunications services. Additionally, we compete with Cable & Wireless Communications, Energis Communications Limited, a subsidiary of the National Grid Company plc, Scottish Telecom in Scotland and with other companies that have been granted telecommunications licenses such as WorldCom and Colt, and the new non-network based resellers, such as Citibell. In the future, we may compete with additional entrants to the business telecommunications market, such as AT&T U.K. Competition is based on price range and quality of services, and the Company expects price competition to intensify if existing and new market entrants compete aggressively.

     Cable television.   Our cable television systems compete with direct
reception over-the-air broadcast television, direct-to-home satellite services and satellite master antenna systems. Additionally, pay television and pay-per-view services offered by us compete with other communications and entertainment media, including home video, cinema exhibition of feature films, live theater and newly emerging multimedia services.

     On September 29, 1993, the ITC issued a statement encouraging British Telecommunications and the other national public telephone operators to provide "video-on-demand" services under their existing licenses. We expect to face competition from programming provided by video-on-demand services, including those provided by public telephone operators with national licenses, as well as after 2001 from companies which seek to provide cable television services in our franchises under the recently announced change of government policy.

     The Broadcasting Act of 1996 provides for the regulation of digital terrestrial television that will initially provide an additional 18 or more new terrestrial channels serving between 60% and 90% of the UK's population. Some of the channels are reserved for digital simultaneous broadcasting by the existing terrestrial broadcasters. The introduction of digital terrestrial television, as well as digital satellite television, will provide both additional programming sources as well as increased competition.

     We do not now how developing media may impact the market for cable television systems. As-of-yet undeveloped technologies may become dominant in the future and render cable television systems less profitable or even obsolete.

     Broadcast Services.   In February 1997, the UK Government sold the Home
Service and World Service transmission businesses of the British Broadcasting Corporation to a consortium led by Castle Tower Corporation. We may encounter significant competition from this consortium following the expiration of our current contracts with the Independent Television contractors and Channel 4 and the Welsh Fourth Channel for the provision of transmission services.

WE HAVE LIMITED ACCESS TO PROGRAMMING WHICH MAY AFFECT THE COMPETITIVENESS OF OUR CABLE TELEVISION SERVICES

     The competitiveness of our cable television services depends on our access to programming at a reasonable cost. Like many other cable operators, we obtain most of our programming through unofficial arrangements with BSkyB and other programming suppliers. BSkyB is currently the most important supplier of cable programming and the exclusive supplier of certain programming. BSkyB provides the industry with a range of programming, including the most popular mainstream premium movie channels available in the UK and, currently, exclusive English premier league soccer games. BSkyB also competes with us by operating a direct to home satellite service that provides programming, including programming that is also offered by us, to approximately 4 million subscribers in the UK. BSkyB's programming is crucial in attracting and retaining cable television subscribers and, in the absence of more alternative programming sources, BSkyB may raise prices for its programming without significant competitive pricing pressure.

     To date, we have not had a formal contract with BSkyB, although we have discussed entering such an agreement for some time. We cannot be certain that we will reach a definitive agreement with BSkyB, that the terms of such agreement will improve our current arrangement, or that BSkyB will continue to supply programming to us on reasonable commercial terms. Moreover, we have not, to date, entered into written contracts with many of our other program suppliers. The loss of BSkyB or other programming, a deterioration in the perceived quality of BSkyB or other programming, or a material increase in the price that we must pay for BSkyB or other programming could have a material adverse effect on us.

OUR PRINCIPAL BUSINESSES ARE SUBJECT TO GOVERNMENT REGULATION WHICH MAY CHANGE ADVERSELY TO US

     Our principal business activities in the UK are regulated and supervised by various governmental bodies that include the ITC, the Department of Culture, Media and Sport, the Radio Communications Agency, the Radio Authority and OFTEL under the directions of the Director General and the DTI on behalf of The Secretary of State for

Trade and Industry. Changes in laws, regulations or governmental policy or the interpretations of such laws or regulations affecting our activities and those of our competitors, such as licensing requirements, changes in price regulation and deregulation of interconnection arrangements, could have a material adverse effect on us.

     Specifically, the prices that we may charge the ITV companies, Channel 4 and Welsh Fourth Channel, for television transmission services are subject to price controls imposed by the OFTEL. On December 24, 1996, the Director General of OFTEL issued a formal modification to our Telecommunications Act License to address the new price control for the television transmission services that we provide to the ITV companies, Channel 4 and Welsh Fourth Channel. Under the new arrangements, our total revenues receivable for such services (excluding certain insignificant items) can not exceed L53.15 million in 1997 and, through 2002, they will be adjusted annually by the Retail Prices Index minus 4%. These price controls may be reviewed again prior to 2002 and price controls for the year following December 31, 2002 may have a material adverse effect on the revenues receivable from the ITV companies, Channel 4 and Welsh Fourth Channel.

     As a UK company we are subject to regulatory initiatives of the European Commission. Changes in EU Directives, particularly television "production" and "programming" quotas, may reduce the range of programing and increase the costs of purchasing television programming. In addition, EU Directives may introduce provisions that require us to provide access to our cable network infrastructure to other service providers.

OUR BROADCAST SERVICES BUSINESS IS DEPENDENT UPON SITE SHARING ARRANGEMENT

     As a result of, among other factors, a natural shortage of potential transmission sites and the difficulties in obtaining planning permission for erection of further masts, CTI and NTL have made arrangements to share a large number of sites. Under the present arrangements, one of the parties is the owner, lessee or licensee of each site and the other party is entitled to request a license to use certain facilities at that site. Each site license granted pursuant to the site sharing agreement is for an initial period expiring on December 31, 2005, subject to title and to the continuation in force of the site sharing agreement. Each site sharing agreement provides that, if requested by the sharing party, it will be extended for further periods. Either party may terminate the agreement by 5 years' notice in writing to the other expiring on December 31, 2005 or at any date which is a date 10 years or a multiple of 10 years after December 31, 2005. Although we do not anticipate that the site sharing agreement or the site licenses will be terminated, we cannot assure you that such a termination will not occur. Termination of the site sharing arrangements would have a material adverse effect on our business.

OUR BROADCAST SERVICES BUSINESS IS DEPENDENT UPON ITV AND OTHER CONTRACTS

     Our broadcast services business is substantially dependent upon contracts with the ITV contractors, Channel 4/Welsh Fourth Channel and Vodafone for the provision of transmission services. The prices that we may charge these companies for television transmission services are subject to regulation by OFTEL. See "-- Our principal businesses are subject to government regulation which may change adversely to us." The contracts with the ITV contractors and Channel 4/Welsh Fourth Channel terminate on December 31, 2002. Although, historically, the ITV contractors and Channel 4/Welsh Fourth Channel have renewed their contracts with us, we cannot assure you that they will do so upon expiration of the current contracts, that they will not negotiate terms for our provision of transmission services on a basis less favorable to us or that they would not seek to obtain from third parties a portion of the transmission services currently provided by us. The loss of any one of these contracts could have a material adverse effect on us.

MANAGEMENT OF GROWTH AND EXPANSION

     We have experienced rapid growth and development in a relatively short period, and we plan to meet our strategic objectives and regulatory milestones. Management of such growth will require, among other things, stringent control of construction and other costs, continued development of our financial and management controls, increased marketing activities and the training of new personnel. Failure to manage our rapid growth and development successfully could have a material adverse effect on us.

WE ARE DEPENDENT UPON A SMALL NUMBER OF KEY PERSONNEL

     A small number of key executive officers manage our businesses, and the loss of one or more of them could have a material adverse effect on us. We believe that our future success will depend in large part on our continued ability to attract and retain highly skilled and qualified personnel. We have not entered into written employment contracts or non-compete agreements with, nor have we obtained life insurance policies covering, such key executive officers. Some of our senior managers also serve as members of senior management of other companies in the telecommunications business.

THE TELECOMMUNICATIONS INDUSTRY IS SUBJECT TO RAPID TECHNOLOGICAL CHANGES AND WE CANNOT PREDICT THE EFFECT OF SUCH CHANGES ON OUR BUSINESSES

     The telecommunications industry is subject to rapid and significant changes in technology and the effect of technological changes on our businesses cannot be predicted. However, the cost of implementation for emerging and future technologies could be significant, and our ability to fund such implementation may depend on our ability to obtain additional financing.

WE ARE SUBJECT TO CURRENCY RISK TO THE EXTENT WE OBTAIN FINANCING IN US DOLLARS BUT INCUR EXPENSES IN POUNDS STERLING

     To the extent that we obtain financing in United States dollars and incur construction and operating expenses in British pounds sterling, we will encounter currency exchange rate risks. In addition, we generate revenues primarily in British pounds sterling while we pay interest and principal obligations with respect to most of our existing indebtedness in United States dollars. We have entered into an option agreement to hedge some of the risk of exchange rate fluctuations related to debt service and corporate expenses. While we may consider entering into additional transactions to hedge the risk of exchange rate fluctuations, we cannot be certain that we will engage in such transactions; or, if we do, that those transactions will be successful and that shifts in the currency exchange rates will not have a material adverse effect on us.

WE HAVE LIMITED INSURANCE COVERAGE OF OUR NETWORK

     We obtain insurance of the type and in the amounts that we believe are customary in the UK for similar companies. Consistent with this practice, we do not insure the underground portion of our cable network. Any catastrophe that affects a significant portion of a system's underground cable network could result in substantial uninsured losses.

ANTI-TAKEOVER MATTERS

     Certain provisions of the indenture and the indentures governing the senior notes and our outstanding 7% convertible subordinated notes due 2008, the "existing convertible notes", may have the effect of delaying or preventing transactions involving a Change of Control of NTL, including transactions in which stockholders might otherwise receive a possible substantial premium for their shares over then current market prices, and may limit the ability of stockholders to approve transactions that they may deem to be in their best interest.

     A Change of Control would require us to make an offer to purchase all the convertible notes and the existing convertible notes and may require us or our subsidiaries to offer to repurchase other indebtedness under existing or future agreements governing such indebtedness, including, in certain circumstances, the senior notes. As a consequence, a Change of Control may require us to refinance substantial amounts of our indebtedness and would impose other significant obligations on us. Our inability to purchase all or some of the convertible notes tendered for purchase, would also constitute an event of default under the indenture and the indentures governing the senior notes and the existing convertible notes, which would have certain adverse consequences to us and holders of the convertible notes.

     Our Restated Certificate of Incorporation, as amended and presently in effect, contains certain provisions which may have the effect, alone or in combination with each other or with the existence of authorized but unissued common stock and any series of preferred stock, of precluding or rendering more difficult a hostile takeover, making it more difficult to remove or change the composition of our incumbent Board of Directors and our officers, being adverse to stockholders who desire to participate in a tender offer and depriving stockholders of possible opportunities to sell their shares at temporarily higher prices. See "Description of Capital Stock -- Certain Special Provisions." In particular, the rights issuable pursuant to our stockholder rights plan have certain anti-takeover effects as they will cause substantial dilution to a person or group that acquires a substantial interest NTL without the prior approval of our Board of Directors. The effect of such rights may be to inhibit a change in control of NTL, including through a third party tender offer at a price which reflects a premium to then prevailing trading prices, that may be beneficial to our stockholders. See "Description of capital stock --

NTL rights agreement." Under the Restated Certificate of Incorporation, holders of common stock and holders of the series A junior Participating Preferred Stock, the "rights preferred stock", issued upon exercise of such rights generally vote as a class, with each share of common stock being entitled to one vote per share and each share of rights preferred stock being entitled to 100 votes per share. As a result of the provisions of the Restated Certificate of Incorporation and the ownership of NTL, no change of control requiring stockholder approval is possible without the consent of the owners of the rights preferred stock.

THE INSTRUMENTS GOVERNING SOME OF OUR INDEBTEDNESS IMPOSE LIMITATIONS ON OUR ABILITY TO PAY DIVIDENDS

     The indentures governing the senior notes impose certain limitations on the payment of dividends. Our ability to pay cash dividends on our equity securities including the common stock and to make other "Restricted Payments" is limited under the indentures governing the senior notes to the sum of (i) the difference between Cumulative EBITDA (as defined in the indentures governing the senior notes) and 1.5 times Cumulative Interest Expense (also as defined in the indentures governing the Senior Notes) plus (ii) net proceeds from the sale of capital stock (excluding the proceeds of our offering of 10 million shares of common stock in October 1993). Further, the terms of the new credit facility restrict, and the terms of other future indebtedness of our subsidiaries may (subject to the terms of the indentures governing the senior notes) restrict, the ability of certain of our subsidiaries to distribute earnings to NTL or make other payments to us. See "-- We are a holding company that is dependent upon cash flow from our subsidiaries. Our ability to access that cash flow may be limited in some circumstances" above. We have never paid cash dividends on our common stock. In addition, the payment of any dividends by us in the future will be at the discretion of our Board of Directors and will depend upon, among other things, future earnings, operations, capital requirements, our general financial condition and the general financial condition of our subsidiaries and general business conditions. See "-- We have historically incurred losses and generated negative cash flows" and "Dividend policy."

THE MARKET PRICE OF THE COMMON STOCK AND THE CONVERTIBLE NOTES IS SUBJECT TO VOLATILITY

     The market price of the common stock has been subject to volatility and, in the future, the market price of the common stock and the convertible notes could be subject to wide fluctuations in response to numerous factors, many of which are beyond our control. These factors include, among other things, actual or anticipated variations in our operating results, our earnings releases and our competitors' earnings releases, announcements of technological innovations, changes in financial estimates by securities analysts, market conditions in the industry and the general state of the securities markets, governmental legislation or regulation, currency and exchange rate fluctuations, as well as general economic and market conditions, such as recessions.

LACK OF PUBLIC MARKET FOR THE CONVERTIBLE NOTES

     There has been no public market for the convertible notes prior to the offering of the convertible notes in December 1998. The registration rights agreement does not obligate us to keep the registration statement of which this prospectus forms a part effective beyond the second anniversary of the date of issuance of the convertible notes. Although the initial purchasers have advised us that they currently intend to make a market in the convertible notes, they are not obligated to do so and any such market making may be discontinued at any time without notice. Accordingly, there can be no assurance as to the ongoing development or liquidity of any market that may develop for the convertible notes.

FORWARD-LOOKING STATEMENTS

     This Prospectus includes or incorporates by reference certain projections of broadcast transmission revenues, build-out results and other forward-looking statements, including those using words such as "believe," "anticipate," "should," "intend," "plan," "will," "expects," "estimates," "projects," "positioned," "strategy," and similar expressions; in reviewing such information it should be kept in mind that actual results may differ materially from those in such projections and forward-looking statements. Important assumptions and factors that could cause actual results to differ materially from those contemplated or projected, forecast, estimated or budgeted in or expressed or implied by such projections and forward-looking statements include those specified in this Risk Factors section, as well as industry trends, our ability to continue to design network routes, install facilities, obtain and maintain any required government licenses or approvals and finance construction and development, all in a timely manner, at reasonable costs and on satisfactory terms and conditions, as well as assumptions about customer acceptance, churn rates, overall market penetration and competition from providers of alternative services, and availability, terms and deployment of capital. We assume no obligation to update projections or other forward-looking statements to reflect actual funding requirements, capital expenditures and results, changes in assumptions or in the factors affecting such projections or other forward-looking statements. There can be no assurance that:

     - any financings will be obtained when required, on acceptable terms or at all;

     - actual amounts required to complete our planned build out will not exceed the amount we estimate (see "-- We cannot be certain as to future network construction progress and costs") or that additional financing substantially in excess of that amount will not be required;

     - we will not acquire franchises, licenses or other new businesses that would require additional capital;

     - operating cash flow will meet expectations or that we will be able to access such cash from its subsidiaries' operations to meet any unfunded portion of its capital requirements when required or to satisfy the terms of the notes, or our other debt instruments and agreements for the incurrence of additional debt financing (see

       "-- We are a holding company that is dependent upon cash flow from our subsidiaries -- our ability to access that cash flow may be limited in some circumstances");

     - Our subsidiaries will not incur losses from their exposure to exchange rate fluctuations or be adversely affected by interest rate fluctuations (see "-- We are subject to currency risk to the extent we obtain financing in U.S. dollars but incur expenses in pounds sterling");

     - there will not be adverse changes in applicable United States, United Kingdom or Bermuda tax laws; or

     - the effects of monetary union in Europe, when achieved, will not be materially adverse to us.

All forward-looking statements included or incorporated by reference in this prospectus are expressly qualified by the foregoing.

                                USE OF PROCEEDS

     The selling securityholders will receive all of the proceeds from the sale of the securities sold pursuant to this prospectus. We will not receive any of the proceeds from sales by the selling securityholders of the offered securities.

                                 EXCHANGE RATES

     The following table sets forth, for the periods indicated, the Noon Buying Rate for pounds sterling expressed in U.S. dollars per Ll.00.

YEAR ENDED DECEMBER 31,                         PERIOD END    AVERAGE(1)    HIGH      LOW
-----------------------                         ----------    ----------    -----    -----
1988..........................................    $1.81         $1.78       $1.91    $1.66
1989..........................................     1.61          1.63        1.82     1.51
1990..........................................     1.93          1.79        1.98     1.59
1991..........................................     1.87          1.76        2.00     1.60
1992..........................................     1.51          1.76        2.00     1.51
1993..........................................     1.48          1.50        1.59     1.42
1994..........................................     1.57          1.53        1.64     1.46
1995..........................................     1.55          1.58        1.64     1.53
1996..........................................     1.71          1.56        1.72     1.49
1997..........................................     1.65          1.64        1.71     1.56
1998..........................................     1.66          1.66        1.72     1.61
1999 (through February 4).....................     1.64          1.65        1.66     1.63

---------------
(1) The average of the noon buying rates on the last day of each month during the relevant period.

                          PRICE RANGE OF COMMON STOCK

     Our common stock is quoted and traded on the Nasdaq National Market System under the symbol "NTLI." From October 14, 1993 through March 26, 1997, our common stock was quoted and traded on the Nasdaq National Market System under the symbol "ICTL." The following table sets forth, for the periods indicated, the high and low reported sales prices per share of common stock as reported on the Nasdaq National Market System.

                                                                   NTL
                                                              --------------
                                                               COMMON STOCK
                                                              --------------
                                                              HIGH      LOW
                                                              ----      ----
1996
  First Quarter.............................................  $ 30 1/8  $ 21 5/8
  Second Quarter............................................    34 1/8    27 3/4
  Third Quarter.............................................    30        22 5/8
  Fourth Quarter............................................    28 1/4    22 5/8

1997
  First Quarter.............................................  $ 26 3/4  $ 18 1/8
  Second Quarter............................................    27 1/4    19
  Third Quarter.............................................    27 7/8    20 1/8
  Fourth Quarter............................................    29 3/8    25 1/4

1998
  First Quarter.............................................  $ 45 3/4  $ 26 3/4
  Second Quarter............................................    54        35 3/4
  Third Quarter.............................................    65        35 1/2
  Fourth Quarter............................................

1999
  First Quarter (through February 4, 1999)..................  $ 83 1/8  $ 53 3/4

     The market price of shares of our common stock are subject to fluctuation. As a result, you are urged to obtain current market quotations. On February 9, 1999, the last reported sales price per share of common stock, as reported on the Nasdaq National Market System, was $74 3/4. As of February 9, 1999 there were approximately 580 recordholders of common stock. This figure does not reflect beneficial ownership of shares held in nominee name.

                                DIVIDEND POLICY

     Since our inception, we have not declared or paid any cash dividends on our common stock. We currently intend to retain our earnings for future growth and, therefore, does not anticipate paying cash dividends in the foreseeable future.

                                 CAPITALIZATION

     The following table sets forth our capitalization as of September 30, 1998 and as adjusted for

     (1) our acquisition of Partners, (including the sale by Partners of its interest in Birmingham Cable Corporation Limited and the application of the proceeds from that transaction before the completion of the acquisition),

     (2) the redemption of our 10 7/8% notes on October 15, 1998,

     (3) the offering of our 11 1/2% notes and the application of the net proceeds from that transaction of approximately $607 million,

     (4) the offering of our 12 3/8% notes and the application of the net proceeds from that transaction of approximately $242 million and

     (5) the offering of the convertible notes in December 1998 and the application of the net proceeds from that transaction of approximately $583 million (clauses (2), (3), (4) and (5) are collectively referred to in this prospectus as the "recent financings").

                                                                AS OF SEPTEMBER 30, 1998
                                                              -----------------------------
                                                                  ACTUAL        AS ADJUSTED
                                                              --------------    -----------
                                                                     (IN THOUSANDS)
Cash, cash equivalents and marketable securities............    $  597,769      $ 1,319,362
                                                                ==========      ===========
Short term debt:
  10 7/8% Notes Due 2003(1).................................    $  148,781      $        --
  Partners' 9% Note Payable to Comcast......................            --           20,450
  Current portion of long-term debt.........................            --            3,298
                                                                ----------      -----------
          Total short-term debt.............................    $  148,781      $    23,748
                                                                ==========      ===========
Long-term debt:
  12 3/8% Deferred Coupon Notes Due 2008....................    $       --      $   249,773
  11 1/2% Notes Due 2008....................................            --          625,000
  9 1/2% Notes Due 2008(2)..................................       211,693          211,693
  10 3/4% Deferred Coupon Notes Due 2008....................       316,445          316,445
  9 3/4% Deferred Coupon Notes Due 2008.....................       845,172          845,172
  10% Notes Due 2007........................................       400,000          400,000
  11 1/2% Deferred Coupon Notes Due 2006....................       809,150          809,150
  12 3/4% Deferred Coupon Notes Due 2005....................       229,652          229,652
  7% Convertible Subordinated Notes Due 2008................            --          600,000
  7% Convertible Subordinated Notes Due 2008................       275,000          275,000
  New Credit Facility.......................................       798,377               --
  Partners' 11.20% Discount Debentures Due 2007.............            --          410,230
  Partners' Other...........................................            --            8,850
                                                                ----------      -----------
          Total long-term debt..............................     3,885,489        4,980,965
                                                                ----------      -----------
Senior redeemable exchangeable preferred stock, par value
  $0.01 per share, plus accreted dividends; liquidation
  preference $121,000,000; 121,000 shares issued and
  outstanding...............................................       120,044          120,044
Shareholders' equity (deficiency):
  Series preferred stock, $0.01 par value, 10,000,000 shares
     authorized; 125,000 shares issued and outstanding......             1                1
  Common stock, $0.01 par value, 400,000,000 shares
     authorized, 41,392,000 shares (actual) and 60,092,000
     shares (as adjusted) issued and outstanding(3)(4)......           414              601
  Additional paid-in capital(3).............................       844,368        1,452,661
  Accumulated other comprehensive income....................       184,115          184,115
  (Deficit)(1)(5)...........................................   (1,053,157)       (1,080,572)
                                                                ----------      -----------
          Total shareholders' equity (deficiency)...........       (24,259)         556,806
                                                                ----------      -----------
Total capitalization........................................    $3,981,274      $ 5,657,815
                                                                ==========      ===========

---------------
(1) We redeemed all of the outstanding 10 7/8% Notes on October 15, 1998 using cash on deposit with the trustee. We recorded an extraordinary loss from the early extinguishment of debt of approximately $7.9 million as a result of the redemption.

(2) Net of unamortized discount of $669,000.

(3) In October 1998, we issued approximately 18,700,000 shares of our common stock in connection with the completion of the acquisition of Partners.

(4) Does not include an aggregate of 35,715,000 shares of common stock, consisting of:

     (1) 15,773,000 shares of common stock subject to options;

     (2) 697,000 shares of common stock subject to warrants;

     (3) approximately 2,821,000 shares of common stock issuable upon the conversion of preferred stock;

     (4) 7,261,000 shares of common stock issuable upon conversion of our existing Convertible Notes; and

     (5) 9,796,000 shares of common stock initially issuable upon conversion of our new Convertible Notes.

(5) In October 1998, we recorded an extraordinary loss from the early extinguishment of debt of approximately L11.5 million ($20 million) as a result of the repayment of the new credit facility using the proceeds from the sale of the 11 1/2% old notes and the 12 3/8% old notes.

                      SELECTED CONSOLIDATED FINANCIAL DATA

     The selected consolidated financial data presented below as of and for the years ended December 31, 1993, 1994, 1995, 1996 and 1997 have been derived from our consolidated financial statements and the related notes. The selected consolidated financial data and balance sheet data as of and for the nine months ended September 30, 1998 and the selected consolidated financial data for the nine months ended September 30, 1997 have been derived from our unaudited consolidated financial statements and the related notes included in this prospectus, which we believe include all adjustments necessary for a fair presentation of our financial condition and results of operations for such periods. The results of operations for interim periods are not necessarily indicative of the results for a full year's operations. You should read the following information in conjunction with "Capitalization," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business," the Consolidated Financial Statements of the Company and the related notes and the other financial data appearing in or incorporated by reference into this prospectus.

                                   NINE MONTHS ENDED
                                     SEPTEMBER 30,                      YEAR ENDED DECEMBER 31,
                                 ---------------------   ------------------------------------------------------
                                   1998        1997        1997       1996(1)      1995       1994       1993
                                 ---------   ---------   ---------   ---------   --------   --------   --------
                                                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
INCOME STATEMENT DATA:
Operating revenues.............  $ 484,590   $ 348,373   $ 491,775   $ 228,343   $ 33,741   $ 13,745   $ 10,078
(Loss) before extraordinary
  item.........................   (331,866)   (256,792)   (328,557)   (254,454)   (90,785)   (29,573)   (11,076)
Net (loss).....................   (336,105)   (256,792)   (333,057)   (254,454)   (90,785)   (29,573)   (11,076)
Basic and diluted net (loss)
  per common share:
(Loss) before extraordinary
  item(2)......................      (9.17)      (8.26)     (10.60)      (8.20)     (3.01)      (.98)      (.83)
Net (loss) per common
  share(2).....................      (9.29)      (8.26)     (10.74)      (8.20)     (3.01)      (.98)      (.83)
Weighted average number of
  common shares used in the
  computation of basic and
  diluted net loss per common
  share(2).....................     37,436      32,101      32,117      31,041     30,190     30,175     13,327
Ratio of earnings to fixed
  charges(3)...................         --          --          --          --         --         --         --

                                            AS OF
                                        SEPTEMBER 30,                       AS OF DECEMBER 31,
                                        -------------   ----------------------------------------------------------
                                            1998           1997       1996(1)        1995        1994       1993
                                        -------------   ----------   ----------   ----------   --------   --------
BALANCE SHEET DATA:
  Working capital (deficiency)........   $  350,878     $  (52,344)  $  242,102   $   76,128   $251,544   $410,421
  Fixed assets, net...................    3,134,655      1,756,985    1,459,528      639,674    191,725     36,422
  Total assets........................    4,622,238      2,421,639    2,454,611    1,010,669    664,366    594,976
  Long-term debt......................    3,885,489      2,015,057    1,732,168      513,026    143,488    130,553
  Senior Redeemable Exchangeable
    Preferred Stock...................      120,044        108,534           --           --         --         --
  Shareholders' equity (deficiency)...      (24,259)       (61,668)     328,114      339,257    436,534    452,402

---------------
(1) In May 1996, NTL purchased NTL Group Limited for an aggregate purchase price of approximately $439 million, including goodwill of approximately $263 million.

    The net assets and results of operations of NTL Group Limited are included in the consolidated financial statements from the date of the acquisition.

(2) After giving retroactive effect to the four-for-three stock split by way of stock dividend paid in August 1995.

(3) Fixed charges consist of interest expense, including capitalized interest, amortization of fees related to debt financing and rent expense deemed to be interest. The fixed charges coverage deficiency amounted to $357.1 million, $355.4 million, $257.1 million, $105.4 million, $31.8 million and $10.4 million for the nine months ended September 30, 1998 and for the years ended December 31, 1997, 1996, 1995, 1994 and 1993, respectively. For the nine months ended September 30, 1998 and for the year ended December 31, 1997, our earnings were insufficient to cover combined fixed charges and preferred stock dividends by $363.3 million and $367.4 million.

We did not declare or pay any cash dividends during the years indicated.

                      DESCRIPTION OF THE CONVERTIBLE NOTES

GENERAL

     The convertible notes were issued under an indenture dated as of December 16, 1998, by and between the Company and The Chase Manhattan Bank, as trustee. The indenture and the registration rights agreement are filed as exhibits to the registration statement of which this prospectus forms a part. The following summary of selected provisions of the convertible notes, the indenture and the registration rights agreement is not complete and is qualified in its entirety by reference to the provisions of the convertible notes, the indenture and the registration rights agreement, including the definitions in the indenture of some of the terms used below. The definitions of some terms used in the following summary are set forth below under "-- Certain definitions." The term "Company" refers to NTL Incorporated and not any of its subsidiaries.

     The convertible notes are general unsecured obligations of the Company, subordinated in right of payment to all existing and future senior debt of the Company as described under "-- Subordination of Convertible Notes" and convertible into common stock as described under "-- Conversion." The convertible notes rank pari passu in right of payment to the existing convertible notes. The indenture does not contain any financial covenants or restrictions on the payment of dividends, the incurrence of senior debt or issuance or repurchase of securities of the Company. The indenture contains no covenants or other provisions to afford protection to holders of the convertible notes in the event of a highly leveraged transaction or a change in control of the Company except to the extent described under "-- Repurchase at the Option of Holders."

     The operations of the Company are conducted through its subsidiaries, partnerships and joint ventures and, therefore, the Company is dependent upon the cash flow of its subsidiaries, partnerships and affiliated joint ventures to meet its obligations, including its obligations under the convertible notes. As a result, the convertible notes are effectively subordinated to all existing and future liabilities of the Company's subsidiaries, partnerships and affiliated joint ventures, including trade payables.

PRINCIPAL, MATURITY AND INTEREST

     The convertible notes are limited to $600,000,000 aggregate principal amount. The convertible notes bear interest from the date of original issuance, at the rate per annum set forth on the cover page of this prospectus and mature on December 15, 2008.

     Interest on the convertible notes is payable semiannually on June 15 and December 15 of each year (each an "Interest Payment Date"), commencing on June 15, 1999, to holders of record at the close of business on June 1 or December 1 (each a "Regular Record Date") immediately preceding such Interest Payment Date. Interest is computed on the basis of a 360-day year comprised of twelve 30-day months.

     Interest on the convertible notes accrues from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance.

     The convertible notes are payable both as to principal interest and Liquidated Damages, if any, at the office or agency of the Company maintained for such purpose within the City and State of New York or, at the option of the Company, payment of interest may be made by check mailed to the holders of the convertible notes at their respective addresses set forth in the register of holders of convertible notes (provided that a holder of convertible notes with an aggregate principal amount in excess of $5,000,000 will be paid by wire transfer in immediately available funds at the election of such holder if such holder previously specified in writing to the Company and the paying agent wire transfer instructions). Until otherwise designated by the Company, the Company's office or agency in New York will be the office of the Trustee maintained for such purpose. The convertible notes were issued in registered form, without coupons, and in denominations of $1,000 and integral multiples thereof.

OPTIONAL REDEMPTION

     Except as referred to herein under "-- Optional tax redemption," the convertible notes are redeemable, in whole or from time to time in part (in any integral multiple of $1,000), at the option of the Company at any time on or after December 15, 2001, at the following redemption prices (expressed as percentages of the principal amount set forth below), upon not less than 30 nor more than 60 days' prior notice, if redeemed during the 12-month period beginning December 15 of the years indicated:

                                                            REDEMPTION
YEAR                                                          PRICE
----                                                        ----------
2001......................................................   104.375%
2002......................................................   103.500
2003......................................................   102.625
2004......................................................   101.750
2005......................................................   100.875
2006 and thereafter.......................................   100.000%

In the case of a redemption of any convertible notes referred to under "-- Optional Tax Redemption," redemption of such convertible notes shall be made at the principal amount thereof together with accrued and unpaid interest and Liquidated Damages, if any, to the applicable redemption date.

OPTIONAL TAX REDEMPTION

     The convertible notes may be redeemed at the option of the Company, in whole but not in part, upon not less than 30 nor more than 60 days' prior notice, at any time at a redemption price equal to the principal amount thereof together with accrued and unpaid interest to the date fixed for redemption if after the date on which the provisions described under "-- Additional Amounts" become applicable (the "Relevant Date") there has occurred any change in or amendment to the laws (or any regulations or official rulings promulgated thereunder) of the United Kingdom, the Netherlands, Netherlands Antilles, Bermuda or the Cayman Islands, (or any political subdivision or taxing authority thereof or therein), or any change in or amendment to the official application or interpretation of such laws, regulations or rulings (a "Change in Tax Law") which becomes effective after the Relevant Date, as a result of which the

Company is or would be so required on the next succeeding Interest Payment Date to pay Additional Amounts with respect to the Convertible Notes with respect to withholding taxes imposed by the United Kingdom, the Netherlands, Netherlands Antilles, Bermuda or the Cayman Islands, (or any political subdivision or taxing authority thereof or therein)(a "Withholding Tax") and such Withholding Tax is imposed at a rate that exceeds the rate (if any) at which Withholding Tax was imposed on the Relevant Date; provided, however, that

         (1) this paragraph shall not apply to the extent that, at the Relevant Date it was known or would have been known had professional advice of a nationally recognized accounting firm in the United Kingdom, the Netherlands, Netherlands Antilles, Bermuda or the Cayman Islands, as the case may be, been sought, that a Change in Tax Law in the United Kingdom, the Netherlands, Netherlands Antilles, Bermuda or the Cayman Islands, was to occur after the Relevant Date,

         (2) no such notice of redemption may be given earlier than 90 days prior to the earliest date on which the Company would be obliged to pay such Additional Amounts were a payment in respect of the Convertible Notes then due,

         (3) at the time such notice of redemption is given, such obligation to pay such Additional Amounts remains in effect and

         (4) the payment of such Additional Amounts cannot be avoided by the use of any reasonable measures available to the Company.

     The convertible notes may also be redeemed, in whole but not in part, at any time at a redemption price equal to the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, to the date fixed for redemption if the person formed after the Relevant Date by a consolidation, amalgamation, reorganization or reconstruction (or other similar arrangement) of the Company or the person into which the Company is merged after the Relevant Date or to which the Company conveys, transfers or leases its properties and assets after the Relevant Date substantially as an entirety (collectively, a "Subsequent Consolidation") is required, as a consequence of such Subsequent Consolidation and as a consequence of a Change in Tax Law in the United Kingdom, the Netherlands, the Netherlands Antilles, Bermuda or the Cayman Islands occurring after the date of such Subsequent Consolidation to pay Additional Amounts with respect to Withholding Tax on the Convertible Notes and such Withholding Tax is imposed at a rate that exceeds the rate (if any) at which Withholding Tax was or would have been imposed on the date of such Subsequent Consolidation; provided, however, that this paragraph shall not apply to the extent that, at the date of such Subsequent Consolidation it was known or would have been known had professional advice of a nationally recognized accounting firm in the United Kingdom been sought, that a Change in Tax Law in the United Kingdom, the Netherlands, the Netherlands Antilles, Bermuda or the Cayman Islands was to occur after such date. The Company will also pay, or make available for payment, to holders on the redemption date any Additional Amounts (as described, but subject to the exceptions referred to, under "Additional Amounts") resulting from the payment of such redemption price.

MANDATORY REDEMPTION

     Except as set forth below under "Repurchase at the Option of Holders," the Company is not required to make mandatory redemption or sinking fund payments with respect to the convertible notes.

REPURCHASE AT THE OPTION OF HOLDERS

     Upon the occurrence of a Change of Control, each holder of convertible notes shall have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such holder's Convertible Notes pursuant to the offer described below (the "Change of Control Offer") at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the Change of Control Payment Date (the "Change of Control Payment"). Within 40 days following any Change of Control, the Company shall mail a notice to each holder stating:

         (1) that the Change of Control Offer is being made pursuant to the covenant entitled "Change of Control" and that all Convertible Notes tendered will be accepted for payment;

         (2) the purchase price and the purchase date, which shall be no earlier than 30 days nor later than 40 days from the date such notice is mailed (the "Change of Control Payment Date");

         (3) that any convertible notes not tendered will continue to accrue interest;

         (4) that, unless the Company defaults in the payment of the Change of Control Payment, all convertible notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

         (5) that holders electing to have any convertible notes purchased pursuant to a Change of Control Offer will be required to surrender the convertible notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the convertible notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

         (6) that holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the holder, the principal amount of convertible notes delivered for purchase, and a statement that such holder is withdrawing his election to have such convertible notes purchased; and

         (7) that holders whose convertible notes are being purchased only in part will be issued new convertible notes equal in principal amount to the unpurchased portion of the convertible notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof.

     The Company will comply with the requirements of Rules 13e-4 and 14e-1 under the Securities Exchange Act of 1934, as amended, and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the convertible notes in connection with a Change of Control.

     On the Change of Control Payment Date, the Company will, to the extent lawful,

         (1) accept for payment convertible notes or portions thereof tendered pursuant to the Change of Control Offer,

         (2) deposit with the paying agent an amount equal to the Change of Control Payment in respect of all convertible notes or portions thereof so tendered and

         (3) deliver or cause to be delivered to the Trustee the convertible notes so accepted together with an officers' certificate stating the convertible notes or portions thereof tendered to the Company. The paying agent shall promptly mail to each holder of convertible notes so accepted for payment (or, if such holder of convertible notes holds an aggregate principal amount in excess of $5,000,000 will be paid by wire transfer in immediately available funds at the election of such holder if such holder previously specified in writing to the Company and the paying agent) an amount equal to the purchase price for such convertible notes, and the trustee shall promptly authenticate and mail to each holder a new convertible note equal in principal amount to any unpurchased portion of the convertible notes surrendered, if any; provided that each such new convertible note shall be in a principal amount of $1,000 or an integral multiple thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

     Except as described above with respect to a Change of Control, the indenture does not contain any other provisions that permit the holders of the convertible notes to require that the Company repurchase or redeem the convertible notes in the event of a takeover, recapitalization or similar restructuring. Although the indenture contains several covenants, including the provision described under "-- Merger, Consolidation or Sale of Assets" below, the provisions of the indenture may not necessarily afford holders of the convertible notes protection in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction involving the Company that may adversely affect the holders of the convertible notes.

     The Change of Control Offer requirement of the convertible notes may in certain circumstances make more difficult or discourage a takeover of the Company, and, thus, the removal of incumbent management. The Change of Control Offer requirement, however, is not the result of management's knowledge of any specific effort to accumulate the Company's stock or to obtain control of the Company by means of a merger, tender offer, solicitation or otherwise, or part of a plan by management to adopt a series of antitakeover provisions. Instead, the Change of Control Offer requirement is a result of negotiations between the Company and the Initial Purchasers. Management has no present intention to engage in a transaction involving a Change of Control, although it is possible that the Company would decide to do so in the future. Subject to the limitations discussed below, the Company could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect the Company's capital structure or credit ratings.

     Change of control provisions are contained in each of the indentures for our 11 1/2% notes, in an aggregate principal amount of $625 million, our 12 3/8% notes, in an aggregate principal amount at maturity of $450 million, our 9 1/2% Senior Notes Due 2008 (the "9 1/2% Notes"), in an aggregate principal amount of L125 million ($209 million), our 10 3/4% Senior Deferred Coupon Notes Due 2008 (the "10 3/4% Notes"), in an aggregate principal amount at maturity of L300 million ($501 million), our 9 3/4% Senior Deferred Coupon Notes Due 2008 (the
"9 3/4% Notes"), in an aggregate principal amount at maturity of $1,300 million, our 10% Senior Notes Due 2007 (the "10% Notes"), in an aggregate principal amount of $400 million, our 12 3/4% Senior Deferred Coupon Notes Due 2005 (the "12 3/4% Notes"), in an aggregate principal amount at maturity of $277,803,500, and our 11 1/2% Deferred Coupon Notes Due 2006 (the "11 1/2% Deferred Coupon Notes" and, together with the 11 1/2% Notes, the 12 3/8% Notes, the 9 1/2% Notes, the 10 3/4% Notes, the 9 3/4% Notes, the 10% Notes and the 12 3/4% Notes, the "Senior Notes"), in an aggregate principal amount at maturity of $1,050 million, which rank senior to the Convertible Notes. The indentures for the Existing Convertible Notes and for the Partners 11.20% Debentures also contain change of control provisions.

     The Company's ability to pay cash to the holders of Convertible Notes pursuant to a Change of Control Offer may be limited by the Company's then existing financial resources. See "Risk Factors -- Our substantial leverage could adversely affect the financial health of the Company" and "-- We are a holding company that is dependent upon cash flow from our subsidiaries -- our ability to access that cash flow may be limited in some circumstances." The new credit facility does, and any future credit agreements or other agreements relating to indebtedness of the Company may, contain prohibitions or restrictions on the Company's ability to effect a Change of Control Payment. In the event a Change of Control occurs at a time when such prohibitions or restrictions are in effect, the Company could seek the consent of its lenders to the purchase of the convertible notes and other indebtedness containing change of control provisions or could attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain such a consent or repay such borrowings, the Company will be effectively prohibited from purchasing the convertible notes. In such case, the Company's failure to purchase tendered convertible notes would constitute an Event of Default under the Indenture. Moreover, the events that constitute a Change of Control under the Indenture constitute events of default under the new credit facility and may also constitute events of default under future debt instruments or credit agreements of the Company or the Company's subsidiaries. Such events of default may permit the lenders under such debt instruments or credit agreements to accelerate the debt and, if such debt is not paid or repurchased, to enforce their security interests in what may be all or substantially all of the assets of the Company's subsidiaries. Any such enforcement may limit the Company's ability to raise cash to repay or repurchase the convertible notes.

     For the reasons described in the three immediately preceding paragraphs, there can be no assurance that the Company will be able to repurchase the convertible notes upon a Change of Control.

     The Board of Directors of the Company may not, by itself, waive or modify the Change of Control provisions of the indenture. All the provisions of the indenture, including the Change of Control provision, may only be waived or modified pursuant to the provisions described under "-- Amendment, Supplement and Waiver" below.

SELECTION AND NOTICE

     If less than all of the convertible notes are to be redeemed at any time, selection of convertible notes for redemption will be made by the trustee in compliance with the requirements of the principal national securities exchange, if any, on which the convertible notes are listed, or, if the convertible notes are not so listed, on a pro rata basis, by lot or by such method as the trustee shall deem fair and appropriate, provided that no convertible notes of $1,000 or less shall be redeemed in part. Notice of redemption shall be mailed by first class mail at least 30 but not more than 60 days, prior to the redemption date to each holder of convertible notes to be redeemed at its registered address. If any convertible note is to be redeemed in part only, the notice of redemption that relates to such convertible note shall state the portion of the principal amount thereof to be redeemed. A new convertible note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original convertible note. On and after the redemption date, interest ceases to accrue on convertible notes or portions of them called for redemption.

CONVERSION

     The holder of any convertible note has the right, exercisable at any time after 90 days following the date of original issuance thereof and prior to maturity, to convert the principal amount thereof (or any portion thereof that is an integral multiple of $1,000) into shares of common stock at the conversion price set forth on the cover page of this prospectus, subject to adjustment as described below (the "Conversion Price"), except that if a convertible note is called for redemption, the conversion right will terminate at the close of business on the business day immediately preceding the date fixed for redemption. Upon conversion, no adjustment or payment will be made for interest, but if any holder surrenders a convertible note for conversion after the close of business on the record date for the payment of an installment of interest and prior to the opening of business on the next interest payment date, then, notwithstanding such conversion, the interest payable on such interest payment date will be paid to the registered holder of such convertible note on such record date. In such event, such convertible note, when surrendered for conversion, need not be accompanied by payment of an amount equal to the interest payable on such interest payment date on the portion so converted. No fractional shares will be issued upon conversion but a cash adjustment will be made for any fractional interest.

     The Conversion Price is subject to adjustment upon the occurrence of certain events, including:

         (1) the issuance of shares of common stock as a dividend or distribution on the common stock;

         (2) the subdivision or combination of the outstanding common stock;

         (3) the issuance to substantially all holders of common stock of rights or warrants to subscribe for or purchase common stock (or securities convertible into common stock) at a price per share less than the then current market price per share, as defined;

         (4) the distribution of shares of capital stock of the Company (other than common stock), evidences of indebtedness or other assets (excluding dividends in cash, except as described in clause (5) below) to all holders of common stock;

         (5) the distribution, by dividend or otherwise, of cash to all holders of common stock in an aggregate amount that, together with the aggregate of any other distributions of cash that did not trigger a Conversion Price adjustment to all holders of its common stock within the 12 months preceding the date fixed for determining the stockholders entitled to such distribution and all Excess Payments in respect of each tender offer or other negotiated transaction by the Company or any of its Subsidiaries for common stock concluded within the preceding 12 months not triggering a conversion price adjustment, exceeds 10% of the product of the current market price per share (determined as set forth below) on the date fixed for the determination of stockholders entitled to receive such distribution times the number of shares of common stock outstanding on such date;

         (6) payment of an Excess Payment in respect of a tender offer or other negotiated transaction by the Company or any of its subsidiaries for common stock, if the aggregate amount of such Excess Payment, together with the aggregate amount of cash distributions made within the preceding 12 months not triggering a conversion price adjustment and all Excess Payments in respect of each tender offer or other negotiated transaction by the Company or any of its subsidiaries for common stock concluded within the preceding 12 months not triggering a conversion price adjustment, exceeds 10% of the product of the current market price per share on the expiration of such tender offer times the number of shares of common stock outstanding on such date; and

         (7) the distribution to substantially all holders of common stock of rights or warrants to subscribe for securities (other than those referred to in clause (3) above). In the event of a distribution to substantially all holders of common stock of rights to subscribe for additional shares of the Company's capital stock (other than those referred to in clause (3) above), the Company may, instead of making any adjustment in the Conversion Price, make proper provision so that each holder of a convertible note who converts such convertible note after the record date for such distribution and prior to the expiration or redemption of such rights shall be entitled to receive upon such conversion, in addition to shares of common stock, an appropriate number of such rights. No adjustment of the Conversion Price will be made until cumulative adjustments amount to one percent or more of the Conversion Price as last adjusted.

     If the Company reclassifies or changes its outstanding common stock, or consolidates with or merges into or transfers or leases all or substantially all of its assets to any person, or is a party to a merger that reclassifies or changes its outstanding common stock, the convertible notes will become convertible into the kind and amount of securities, cash or other assets which the holders of the convertible notes would have owned immediately after the transaction if the holders had converted the convertible notes immediately before the effective date of the transaction.

     The indenture also provides that if rights, warrants or options expire unexercised the Conversion Price shall be readjusted to take into account the actual number of such warrants, rights or options which were exercised.

     In the indenture, the "current market price" per share of common stock on any date shall be deemed to be the average of the Daily Market Prices for the shorter of

         (1) 30 consecutive business days ending on the last full trading day on the exchange or market referred to in determining such Daily Market Prices prior to the time of determination (as defined in the indenture) or

         (2) the period commencing on the date next succeeding the first public announcement of the issuance of such rights or warrants or such distribution through such last full trading day prior to the time of determination.

     The Company is permitted to make such reductions in the Conversion Price as it, in its discretion, determines to be advisable in order that any stock dividend, subdivision of shares, distribution or rights to purchase stock or securities or distribution of securities convertible into or exchangeable for stock made by the Company to its stockholders will not be taxable to the recipients.

SUBORDINATION OF CONVERTIBLE NOTES

     The convertible notes are subordinate in right of payment to all existing and future Senior Debt. The indenture does not restrict the amount of Senior Debt or other Indebtedness of the Company or any Subsidiary of the Company. On September 30, 1998, after giving effect to our acquisition of Partners, the recent financings and use of proceeds from those transactions, the Company had approximately $3.7 billion accreted value of Senior Debt outstanding ($2.5 billion of which is comprised of the accreted value of Senior Notes, the aggregate principal amount at maturity of which is approximately $3.6 billion).

     The payment of the principal of, interest on or any other amounts due on the convertible notes is subordinated in right of payment to the prior payment in full of all

Senior Debt of the Company. No payment on account of principal of, redemption of, interest on or any other amounts due on the convertible notes, including, without limitation, any payments on the Change of Control Offer, and no redemption, purchase or other acquisition of the convertible notes may be made unless

     (1) full payment of amounts then due on all Senior Debt have been made or duly provided for pursuant to the terms of the instrument governing such Senior Debt, and

     (2) at the time for, or immediately after giving effect to, any such payment, redemption, purchase or other acquisition, there shall not exist under any Senior Debt or any agreement pursuant to which any Senior Debt has been issued, any default which shall not have been cured or waived and which shall have resulted in the full amount of such Senior Debt being declared due and payable.

     In addition, the indenture provides that if any of the holders of any issue of Senior Debt notify (the "Payment Blockage Notice") the Company and the trustee that a default has occurred giving the holders of such Senior Debt the right to accelerate the maturity thereof, no payment on account of principal, redemption, interest, Liquidated Damages, if any, or any other amounts due on the convertible notes and no purchase, redemption or other acquisition of the convertible notes will be made for the period (the "Payment Blockage Period") commencing on the date notice is received and ending on the earlier of

     (A) the date on which such event of default shall have been cured or waived or

     (B) 180 days from the date notice is received.

     Notwithstanding the foregoing, only one Payment Blockage Notice with respect to the same event of default or any other events of default existing and known to the person giving such notice at the time of such notice on the same issue of Senior Debt may be given during any period of 360 consecutive days unless such event of default or such other events of default have been cured or waived for a period of not less than 90 consecutive days. No new Payment Blockage Period may be commenced by the holders of Senior Debt during any period of 360 consecutive days unless all events of default which triggered the preceding Payment Blockage Period have been cured or waived.

     Upon any distribution of its assets in connection with any dissolution, winding-up, liquidation or reorganization of the Company or acceleration of the principal amount due on the convertible notes because of an Event of Default, all Senior Debt must be paid in full before the holders of the convertible notes are entitled to any payments whatsoever.

     As a result of these subordination provisions, in the event of the Company's insolvency, holders of the convertible notes may recover ratably less than general creditors of the Company.

     If payment of the convertible notes is accelerated because of an Event of Default, the Company or the Trustee shall promptly notify the holders of Senior Debt or the trustee(s) for such Senior Debt of the acceleration. The Company may not pay the convertible notes until five days after such holders or trustee(s) of Senior Debt receive notice of such acceleration and, thereafter, may pay the convertible notes only if the subordination provisions of the Indenture otherwise permit payment at that time.

     The convertible notes are obligations exclusively of the Company. Since the operations of the Company are conducted through its Subsidiaries, the cash flow and the consequent ability to service debt, including the convertible notes, of the Company, are dependent upon the earnings of its Subsidiaries and the distribution of those earnings to, or upon loans or other payments of funds by those Subsidiaries to, the Company. The payment of dividends and the making of loans and advances to the Company by its Subsidiaries may be subject to statutory or contractual restrictions, are dependent upon the earnings of those Subsidiaries and are subject to various business considerations.

     Any right of the Company to receive assets of any of its Subsidiaries upon their liquidation or reorganization (and the consequent right of the holders of the convertible notes to participate in those assets) will be effectively subordinated to the claims of that Subsidiary's creditors (including trade creditors), except to the extent that the Company is itself recognized as a creditor of such Subsidiary, in which case the claims of the Company would still be subordinate to any security interests in the assets of such Subsidiary and any indebtedness of such Subsidiary senior to that held by the Company.

     On September 30, 1998, after giving effect to our acquisition of Partners, the recent financings and the application of proceeds from those transactions, the Company had approximately $3.7 billion of indebtedness outstanding that would have constituted Senior Debt (excluding liabilities of a type not required to be reflected as a liability on the balance sheet of the Company in accordance with GAAP) and approximately $967 million of indebtedness outstanding and other obligations of Subsidiaries of the Company (excluding intercompany liabilities and liabilities of a type not required to be reflected as a liability on the balance sheet of such subsidiaries in accordance with GAAP) as to which the convertible notes would have been structurally subordinated. The indenture will not limit the amount of additional indebtedness, including Senior Debt, which the Company can create, incur, assume or guarantee, nor will the indenture limit the amount of indebtedness and other liabilities which any Subsidiary can create, incur, assume or guarantee.

     In the event that, notwithstanding the foregoing, the trustee or any holder of convertible notes receives any payment or distribution of assets of the Company of any kind in contravention of any of the terms of the Indenture, whether in cash, property or securities, including, without limitation by way of set-off or otherwise, in respect of the convertible notes before all Senior Debt is paid in full, then such payment or distribution will be held by the recipient in trust for the benefit of holders of Senior Debt, and will be immediately paid over or delivered to the holders of Senior Debt or their representative or representatives to the extent necessary to make payment in full of all Senior Debt remaining unpaid, after giving effect to any concurrent payment or distribution, or provision therefor, to or for the holders of Senior Debt.

MERGER, CONSOLIDATION OR SALE OF ASSETS

     The indenture provides that the Company may not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to another corporation, person or entity unless

         (1) the Company is the surviving corporation or the entity or the person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United Kingdom, the Netherlands, the Netherlands Antilles, Bermuda, the Cayman Islands or of the United States, any state thereof or the District of Columbia;

         (2) the entity or person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or person to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made assumes all the Obligations (including the due and punctual payment of Additional Amounts if the surviving corporation is a corporation organized or existing under the laws of the United Kingdom, the Netherlands, the Netherlands Antilles, Bermuda or the Cayman Islands) of the Company under the convertible notes and the indenture, pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee;

         (3) immediately after such transaction no Default or Event of Default exists;

         (4) the Company or any entity or person formed by or surviving any such consolidation or merger or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made will have a ratio of Indebtedness to Annualized Pro Forma EBITDA equal to or less than the ratio of Indebtedness to Annualized Pro Forma EBITDA of the Company immediately preceding the transaction; provided, however, that, if the ratio of Indebtedness to Annualized Pro Forma EBITDA of the Company immediately preceding such transaction is 6:1 or less, then the ratio of Indebtedness to Annualized Pro Forma EBITDA of the Company may be 0.5 greater than such ratio immediately preceding such transaction; and

         (5) such transaction would not result in the loss of any material authorization or Material License of the Company or its Subsidiaries.

ADDITIONAL AMOUNTS

     The following provisions of this paragraph will apply only in the event that the Company becomes, or a successor to the Company is, a corporation organized or existing under the laws of the United Kingdom, the Netherlands, the Netherlands Antilles, Bermuda or the Cayman Islands. All payments made by the Company on the convertible notes will be made without deduction or withholding, for or on account of, any and all present or future taxes, duties, assessments, or governmental charges of whatever nature unless the deduction or withholding of such taxes, duties, assessments or governmental charges is then required by law. If any deduction or withholding for or on account of any present or future taxes, assessments or other governmental charges of the United Kingdom, the Netherlands, the Netherlands Antilles, Bermuda or the Cayman Islands (or any political subdivision or taxing authority thereof or therein) shall at any time be required in respect of any amounts to be paid by the Company under the convertible notes, the Company will pay or cause to be paid such additional amounts ("Additional Amounts") as may be necessary in order that the net amounts received by a holder of a convertible note after such deduction or withholding shall be not less than the amounts specified in such convertible note to which such holder is entitled; provided, however, that the Company shall not be required to make any payment of Additional Amounts for or on account of:

         (1) any tax, assessment or other governmental charge to the extent such tax, assessment or other governmental charge would not have been imposed but for

               (a) the existence of any present or former connection between such holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such holder, if such holder is an estate, nominee, trust, partnership or corporation), other than the holding of a convertible note or the receipt of amounts payable in respect of a convertible note and the United Kingdom, the Netherlands, the Netherlands Antilles, Bermuda or the Cayman Islands or any political subdivision or taxing authority thereof or therein, including, without limitation, such holder (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a citizen or resident thereof or being or having been present or engaged in trade or business therein or having or having had a permanent establishment therein or

               (b) the presentation of a convertible note (where presentation is required) for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later, except to the extent that the holder would have been entitled to Additional Amounts had the convertible note been presented on the last day of such period of 30 days;

         (2) any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure to comply by the holder of a convertible note, or, if different, the beneficial owner of the interest payable on a convertible note, with a timely request of the Company addressed to such holder or beneficial owner to provide information, documents or other evidence concerning the nationality, residence, identity or connection with the taxing jurisdiction of such holder or beneficial owner which is required or imposed by a statute, regulation or administrative practice of the taxing jurisdiction a precondition to exemption from all or part of such tax, assessment or governmental charge;

         (3) any estate, inheritance, gift, sales, transfer, personal property or similar tax, assessment or other governmental charge;

         (4) any tax, assessment or other governmental charge which is collectible otherwise than by withholding from payments of principal amount at maturity, redemption amount, Change of Control Payment, interest with respect to a convertible note or withholding from the proceeds of a sale or exchange of a convertible note;

         (5) any tax, assessment or other governmental charge required to be withheld by any Paying Agent from any payment of principal amount at maturity, redemption amount, Change of Control Payment or interest with respect to a convertible note, if such payment can be made, and is in fact made, without such withholding by any other Paying Agent located inside the United States;

         (6) any tax, assessment or other governmental charge imposed on a holder that is not the beneficial owner of a convertible note to the extent that the beneficial owner would not have been entitled to the payment of any such Additional Amounts had the beneficial owner directly held such convertible note;

         (7) any combination of items (1), (2), (3), (4), (5) and (6) above;

nor shall Additional Amounts be paid with respect to any payment of the principal of, or any interest on, any convertible note to any holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent that a beneficiary or settlor would not have been entitled to any Additional Amounts had such beneficiary or settlor been the holder of such convertible note. All references to interest on the convertible notes in the indenture or the convertible notes shall include any Additional Amounts payable to the Company pursuant to this paragraph.

REPORTS

     Whether or not required by the rules and regulations of the Commission, so long as any convertible notes are outstanding, the Company will file with the Commission and furnish to the holders of the convertible notes all quarterly and annual financial information required to be contained in a filing with the Commission on Forms 10-Q and 10-K (or the equivalent thereof under the Securities Exchange Act of 1934, as amended (the "Exchange Act") for foreign private issuers in the event the Company becomes a corporation organized under the laws of the United Kingdom, the Netherlands, the Netherlands Antilles, Bermuda or the Cayman Islands), including a "Management's Discussion and Analysis of Results of Operations and Financial Condition" and with respect to the annual information only, a report thereon by the Company's certified independent accountants, in each case, as required by the rules and regulations of the Commission as in effect on the Issuance Date.

EVENTS OF DEFAULTS AND REMEDIES

     The indenture provides that each of the following constitutes an Event of
Default:

         (1) default for 30 days in the payment when due of interest (and Additional Amounts, if applicable) on the convertible notes;

         (2) default in payment when due of principal on the convertible notes;

         (3) failure by the Company to comply with the provisions described under "-- Repurchase at the Option of the Holders";

         (4) failure by the Company for 60 days after notice to comply with certain other covenants and agreements contained in the indenture or the convertible notes;

         (5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or guarantee now exists, or is created after the Issuance Date, which default (a) is caused by a failure to pay when due principal or interest on such Indebtedness within the grace period provided in such Indebtedness (which failure continues beyond any applicable grace period) (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10 million or more;

         (6) failure by the Company or any Restricted Subsidiary of the Company to pay final judgements (other than any judgment as to which a reputable insurance company has accepted full liability) aggregating in excess of $5 million, which judgments are not stayed within 60 days after their entry;

         (7) certain events of bankruptcy or insolvency with respect to the Company or any of its Material Subsidiaries; and

         (8) the revocation of a Material License.

     If any Event of Default occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the then outstanding convertible notes may declare all the convertible notes to be due and payable immediately, subject to the provisions limiting payment described in "-- Subordination of convertible notes." Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company or any Material Subsidiary, all outstanding convertible notes will become due and payable without further action or notice. Holders of the convertible notes may not enforce the indenture or the convertible notes except as provided in the indenture. Subject to certain limitations, holders of a majority in principal amount of the then outstanding convertible notes may direct the trustee in its exercise of any trust or power. The trustee may withhold from holders of the convertible notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest or Liquidated Damages, if any) if it determines that withholding notice is in their interest.

     The holders of a majority in aggregate principal amount of the convertible notes then outstanding by notice to the trustee may on behalf of the holders of all of the convertible notes waive any existing Default or Event of Default and its consequences under the indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the convertible notes.

     The Company is required to deliver to the trustee annually a statement regarding compliance with the indenture, and the Company is required, upon becoming aware of any Default or Event of Default, to deliver to the trustee a statement specifying such Default or Event of Default.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND SHAREHOLDERS

     No director, officer, employee, incorporator or shareholder of the Company, as such, shall have any liability for any Obligations of the Company under the convertible notes or the indenture or for any claim based on, in respect of, or by reason of, such Obligations or their creation. Each holder of the convertible notes by accepting a convertible note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the convertible notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

BOOK-ENTRY, DELIVERY AND FORM

     The convertible notes sold within the United States to qualified institutional buyers were issued in the form of one or more global notes. The global notes were deposited with, or on behalf of, DTC and registered in the name of DTC or its nominee. Except as set forth below, the global notes may be transferred, in whole and not in part, only to DTC or another nominee of DTC. Investors may hold their beneficial interests in the global notes directly through DTC if they are Participants in such system or indirectly through organizations that are Participants in such system.

     DTC is a limited-purpose trust company that was created to hold securities for its participating organizations (collectively, the "Participants" or "DTC's Participants") and to facilitate the clearance and settlement of transactions in such securities between Participants through electronic book-entry changes in accounts of its Participants. DTC's Participants include securities brokers and dealers (including the Initial Purchasers), banks and trust companies, clearing corporations and certain other organizations. Access to the Depositary's system is also available to other entities such as banks, brokers, dealers and trust companies (collectively, the "Indirect Participants" or "DTC's Indirect Participants") that clear through or maintain a custodial relationship with a Participant, either directly or indirectly. Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through DTC's Participants or DTC's Indirect Participants.

     The Company expects that pursuant to procedures established by DTC

         (1) upon the issuance of the global notes, DTC will credit the accounts of Participants designated by the initial purchasers with portions of the principal amount of the global notes and

         (2) ownership of the convertible notes evidenced by the global notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the interests of the Depositary's Participants), DTC's Participants and DTC's Indirect Participants. Prospective purchasers are advised that the laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer convertible notes evidenced by the global notes will be limited to such extent.

     So long as the global note holder is the registered owner of any convertible notes, the global note holder will be considered the sole holder under the indenture of any convertible notes evidenced by the global notes. Beneficial owners of convertible notes evidenced by the global notes will not be considered the owners or holders thereof under the indenture for any purpose, including with respect to the giving of any directions, instructions or approvals to the trustee thereunder. Neither the Company nor the trustee will have any responsibility or liability for any aspect of the records of DTC or for maintaining, supervising or reviewing any records of DTC relating to the convertible notes.

     Payments in respect of the principal of, interest and Liquidated Damages, if any, on any convertible notes registered in the name of the global note holder on the applicable record date will be payable by the Trustee to or at the direction of the global note holder in its capacity as the registered holder under the Indenture. Under the terms of the indenture, the Company and the trustee may treat the persons in whose names convertible notes, including the global notes, are registered as the owners thereof for the purpose of receiving such payments. Consequently, neither the Company nor the trustee has or will have any responsibility or liability for the payment of such amounts to beneficial owners of convertible notes (including principal, interest and Liquidated Damages, if any). The Company believes, however, that it is currently the policy of DTC to immediately credit the accounts of the relevant Participants with such payments, in amounts proportionate to their respective holdings of beneficial interests in the relevant security as shown on the records of DTC. Payments by DTC's Participants and DTC's Indirect Participants to the beneficial owners of Convertible Notes will be governed by standing instructions and customary practice and will be the responsibility of DTC's Participants or DTC's Indirect Participants.

CERTIFICATED NOTES

     The convertible notes sold to a limited number of "accredited investors" (as defined in Rule 501(a)(1), (2), (3), (4) or (7) under the securities act) were issued in the form of registered definitive certificates. Furthermore, subject to certain conditions, any person having a beneficial interest in the global notes may, upon request to the trustee, exchange such beneficial interest for convertible notes evidenced by certificated securities. Upon any such issuance, the trustee is required to register such certificated securities in the name of, and cause the same to be delivered to, such person or persons (or the nominee of any thereof). In addition, if

         (1) the Company notifies the trustee in writing that DTC is no longer willing or able to act as a depositary and the Company is unable to locate a qualified successor within 90 days or

         (2) the Company, at its option, notifies the trustee in writing that it elects to cause the issuance of convertible notes in the form of certificated securities under the Indenture, then, upon surrender by the global note holder of its global notes, convertible notes in such form will be issued to each person that the global note holder and DTC identify as being the beneficial owner of the related convertible notes.

     Neither the Company nor the trustee will be liable for any delay by the global note holder or DTC in identifying the beneficial owners of convertible notes and the Company and the trustee may conclusively rely on, and will be protected in relying on, instructions from the Global Note Holder or DTC for all purposes.

TRANSFER AND EXCHANGE

     A holder may transfer or exchange convertible notes in accordance with the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a holder to pay any taxes and fees required by law or permitted by the indenture. The Company is not required to transfer or exchange any convertible note selected for redemption. Also, the Company is not required to transfer or exchange any convertible note for a period of 15 days before a selection of convertible notes to be redeemed.

     The registered holder of a convertible note will be treated as the owner of it for all purposes.

AMENDMENT, SUPPLEMENT AND WAIVER

     Except as provided in the next two succeeding paragraphs, the indenture or the convertible notes may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the then outstanding convertible notes (including consents obtained in connection with a tender offer or exchange offer for convertible notes), and any existing default or compliance with any provision of the indenture or the convertible notes may be waived with the consent of the holders of a majority in principal amount of the then outstanding convertible notes (including consents obtained in connection with a tender offer or exchange offer for convertible notes).

     Without the consent of each holder affected, an amendment or waiver may not (with respect to any convertible notes held by a nonconsenting holder of convertible notes)

         (1) reduce the principal amount of convertible notes whose holders must consent to an amendment, supplement or wavier,

         (2) reduce the principal of or change the fixed maturity of any convertible note or alter the provisions with respect to the redemption of the convertible notes,

         (3) reduce the rate of or change the time for payment of interest on any Convertible Note,

         (4) waive a default in the payment of principal of or interest or Liquidated Damages, if any, on any convertible notes (except a rescission of acceleration of the convertible notes by the holders of at least a majority in aggregate principal amount of the convertible notes and a waiver of the payment default that resulted from such acceleration),

         (5) make any convertible note payable in money other than that stated in the convertible notes,

         (6) make any change in the provisions of the indenture relating to waivers of past Defaults or the rights of holders of convertible notes to receive payments of principal of or interest or Liquidated Damages, if any, on the convertible notes,

         (7) waive a redemption payment with respect to any convertible note,

         (8) impair the right to convert the convertible notes into common stock,

         (9) modify the conversion or subordination provisions of the indenture in a manner adverse to the holders of the convertible notes or

         (10) make any change in the foregoing amendment and waiver provisions.

     Notwithstanding the foregoing, without the consent of any holder of convertible notes, the Company and the trustee may amend or supplement the indenture or the convertible notes to cure any ambiguity, defect or inconsistency, to provide for uncertificated convertible notes in addition to or in place of certificated convertible notes, to provide for the assumption of the Company's obligations to holders of the convertible notes in the case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the holders of the convertible notes or that does not adversely affect the legal rights under the Indenture of any such holder, or to comply with requirements of the Commission in order to maintain the qualification of the indenture under the Trust Indenture Act.

CONCERNING THE TRUSTEE

     The indenture contains certain limitations on the rights of the trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

     The holders of a majority in principal amount of the then outstanding convertible notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The indenture provides that, in case an Event of Default shall occur (which shall not have been cured), the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of convertible notes, unless such holder shall have offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

ADDITIONAL INFORMATION

     Anyone who receives this prospectus may obtain a copy of the indenture and the Registration Rights Agreement without charge by writing to the Company, 110 East 59th Street, New York, New York 10022, Attention: Richard J. Lubasch, Esq., Senior Vice President, General Counsel and Secretary.

DEFINITIONS

     Set forth below are selected defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

     "Annualized Pro Forma EBITDA" means, with respect to any person, such person's Pro Forma EBITDA for the latest fiscal quarter multiplied by four.

     "Capital Stock" means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, including, without limitation, partnership interests.

     "Change of Control" means

         (1) the sale, lease or transfer of all or substantially all of the assets of the Company to any "Person" or "group" (within the meaning of Sections 13(d)(3) and 14(d)(2) of the Exchange Act or any successor provision to either of the foregoing, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act) (other than any Permitted Holder),

         (2) the approval by the requisite stockholders of the Company of a plan of liquidation or dissolution of the Company,

         (3) any "Person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act or any successor provision to either of the foregoing, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than any Permitted Holder, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the total voting power of all classes of the voting stock of the Company and/or warrants or options to acquire such voting stock, calculated on a fully diluted basis, unless, as a result of such transaction, the ultimate direct or indirect ownership of the Company is substantially the same immediately after such transaction as it was immediately prior to such transaction, or

         (4) during any period of two consecutive years, individuals who at the beginning of such period constituted the Company's Board of Directors (together with any new directors whose election or appointment by such board or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Company's Board of Directors then in office.

     "Consolidated Interest Expense" means, for any person, for any period, the amount of interest in respect of Indebtedness (including amortization of original issue discount, amortization of debt issuance costs, and noncash interest payments on any Indebtedness and the interest portion of any deferred payment obligation and after taking into account the effect of elections made under any Interest Rate Agreement, however denominated, with respect to such Indebtedness), the amount of Redeemable Dividends, Restricted Subsidiary Preferred Stock Dividends and the interest component of rentals in respect of any capital lease obligation paid, in each case whether accrued or scheduled to be paid or accrued by such person and its Subsidiaries (other than Non-Restricted Subsidiaries) during such period to the extent such amounts were deducted in computing Consolidated Net Income, determined on a consolidated basis in accordance with GAAP. For purposes of this definition, interest on a capital lease obligation shall be deemed to accrue at an interest rate reasonably determined by such person to be the rate of interest implicit in such capital lease obligation in accordance with GAAP consistently applied.

     "Consolidated Net Income" means, with respect to any person for any period, the aggregate of the Net Income of such person and its Subsidiaries (other than Non-Restricted Subsidiaries) for such period, on a consolidated basis, determined in accordance with GAAP; provided that

         (1) the Net Income of any person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid to the referent person or a Wholly Owned Subsidiary,

         (2) the Net Income of any person that is a Subsidiary (other than a Subsidiary of which at least 80% of the Capital Stock having ordinary voting power for the election of directors or other governing body of such Subsidiary is owned by the referent person directly or indirectly through one or more Subsidiaries) shall be included only to the extent of the amount of dividends or distributions paid to the referent person or a Wholly Owned Subsidiary,

         (3) the Net Income of any person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded and

         (4) the cumulative effect of a change in accounting principles shall be excluded.

     "Default" means any event that is or, with the passage of time or the giving of notice or both, would be an Event of Default.

     "Disqualified Stock" means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date on which the Convertible Notes mature.

     "EBITDA" means, for any person, for any period, an amount equal to

         (1) the sum of

               (a) Consolidated Net Income for such period (exclusive of any gain or loss realized in such period upon an Asset Sale), plus

               (b) the provision for taxes for such period based on income or profits to the extent such income or profits were included in computing Consolidated Net Income and any provision for taxes utilized in computing net loss under clause (i) hereof, plus

               (c) Consolidated Interest Expense for such period, plus

               (d) depreciation for such period on a consolidated basis, plus

               (e) amortization of intangibles for such period on a consolidated basis, plus

               (f) any other noncash item reducing Consolidated Net Income for such period, minus

         (2) all noncash items increasing Consolidated Net Income for such period, all for such person and its Subsidiaries determined in accordance with GAAP consistently applied.

     "Excess Payment" means the excess of

         (A) the aggregate of the cash and value of other consideration paid by the Company or any of its Subsidiaries with respect to shares acquired in a tender offer or other negotiated transaction over

         (B) the market value of such acquired shares after giving effect to the completion of a tender offer or other negotiated transaction.

     "Exchange Rate Contract" means, with respect to any person, any currency swap agreements, forward exchange rate agreements, foreign currency futures or options, exchange rate collar agreements, exchange rate insurance and other agreements or arrangements, or combination thereof, designed to provide protection against fluctuations in currency exchange rates. An Exchange Rate Contract may also include an Interest Rate Agreement.

     "Existing Convertible Notes" means the Company's 7% Convertible Subordinated Notes Due 2008.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of

Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession, which are in effect on the Issuance Date.

     "Global Notes" means the Rule 144A Global Notes.

     "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

     "Indebtedness" means, with respect to any person, any indebtedness of such person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or representing the balance deferred and unpaid of the purchase price of any property (including pursuant to capital leases and sale-and-leaseback transactions) or representing any hedging obligations under an Exchange Rate Contract or an Interest Rate Agreement, except any such balance that constitutes an accrued expense or trade payable if and to the extent any of the foregoing indebtedness (other than obligations under an Exchange Rate Contract or an Interest Rate Agreement) would appear as a liability upon a balance sheet of such person prepared in accordance with GAAP, and also include to the extent not otherwise included, the Guarantee of items which would be included within this definition.

     "Interest Rate Agreement" means, for any person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement designed to protect the party indicated therein against fluctuations in interest rates.

     "Issuance Date" means the date on which the convertible notes are first authenticated and issued.

     "Material License" means a license to operate a cable or telephone system held by the Company or any its Subsidiaries which system at the time of determination covers a number of Net Households which equals exceeds 5% of the aggregate number of Net Households covered by all of the licenses to operate cable telephone systems held by the Company and its Subsidiaries at such time.

     "Material Subsidiary" means

     (1) NTL UK Group, Inc. (formerly known as OCOM Sub II, Inc.), NTL Group Limited, CableTel Surrey, CableTel Cardiff Limited, CableTel Glasgow, CableTel Newport and CableTel Kirklees and

     (2) any other Subsidiary of the Company which is a "significant subsidiary" as defined in Rule 1-02(w) of Regulation S-X under the Securities Act and the Exchange Act (as such Regulation is in effect on the date of the Indenture).

     "Net Income" means, with respect to any person for a specific period, the net income (loss) of such person during such period, determined in accordance with GAAP, excluding, however, any gain (but not loss) during such period, together with any related provision for taxes on such gain (but not loss), realized during such period in connection with any Asset Sale (as defined in the Indenture) (including, without limitation, dispositions pursuant to sale-and-leaseback transactions), and excluding any extraordinary gain (but not loss) during such period, together with any related provision for taxes on such extraordinary gain (but not loss).

     "10% Notes" means the Company's 10% Series B Senior Notes Due 2007 outstanding at any given time.

     "12 3/4% Notes" means the Company's 12 3/4% Series A Senior Deferred Coupon Notes Due 2005 outstanding at any given time.

     "11 1/2% Deferred Coupon Notes" means the Company's 11 1/2% Series B Senior Deferred Coupon Notes Due 2006 outstanding at any given time.

     "10 3/4% Notes" means the Company's 10 3/4% Senior Deferred Coupon Notes Due 2008 and the Company's 10 3/4% Series B Senior Deferred Coupon Notes due 2008 outstanding at any given time.

     "9 3/4% Notes" means the Company's 9 3/4% Senior Deferred Coupon Notes Due 2008 and the Company's 9 3/4% Series B Deferred Coupon Notes Due 2008 outstanding at any given time.

     "9 1/2% Notes" means the Company's 9 1/2% Senior Notes Due 2008 and the Company's 9 1/2% Series B Deferred Coupon Notes Due 2008 outstanding at any given time.

     "11 1/2% Notes" means the Company's 11 1/2% Senior Notes Due 2008 and the Company's 11 1/2% Series B Senior Notes Due 2008 outstanding at any given time.

     "12 3/8% Notes" means the Company's 12 3/8% Senior Deferred Coupon Notes Due 2008 and the Company's 12 3/8% Series B Senior Deferred Coupon Notes Due 2008 outstanding at any given time.

     "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     "Permitted Designee" means

     (1) a spouse or a child of a Permitted Holder,

     (2) trusts for the benefit of a Permitted Holder or a spouse or child of a Permitted Holder,

     (3) in the event of the death or incompetence of a Permitted Holder, his estate, heirs, executor, administrator, committee or other personal representative or

     (4) any person so long as a Permitted Holder owns at least 50% of the voting power of all classes of the voting stock of such person.

     "Permitted Holders" means George S. Blumenthal, J. Barclay Knapp and their Permitted Designees.

     "Pro Forma EBITDA" means for any Person, for any period, the EBITDA of such Person as determined on a consolidated basis in accordance with GAAP consistently applied after giving effect to the following:

         (1) if, during or after such period, such Person or any of its Subsidiaries shall have made any Asset Sale (as defined in the Indenture), Pro Forma EBITDA of such Person and its Subsidiaries for such period shall be reduced by an amount equal to the Pro Forma EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Sale for the period or increased by an amount equal to the Pro Forma EBITDA (if negative) directly attributable thereto for such period and

         (2) if, during or after such period, such Person or any of its Subsidiaries completes an acquisition of any Person or business which immediately after such acquisition is a Subsidiary of such Person or whose assets are held directly by such Person or a Subsidiary of such Person, Pro Forma EBITDA shall be computed so as to give pro forma effect to the acquisition of such Person or business; and provided further that, with respect to the Company, all of the foregoing references to "Subsidiary" or "Subsidiaries" shall be deemed to refer only to a "Restricted Subsidiary" or "Restricted Subsidiaries" of the Company.

     "Redeemable Dividend" means, for any dividend with regard to Disqualified Stock, the quotient of the dividend divided by the difference between one and the maximum statutory federal income tax rate (expressed as a decimal number between 1 and 0) then applicable to the issuer of such Disqualified Stock.

     "Restricted Subsidiary" means any Subsidiary of the Company which is not a Non-Restricted Subsidiary.

     "Restricted Subsidiary Preferred Stock Dividend" means, for any dividend with regard to preferred stock of a Restricted Subsidiary, the quotient of the dividend divided by the difference between one and the maximum statutory federal income tax rate (expressed as a decimal number between 1 and 0) then applicable to the issuer of such preferred stock.

     "Rule 144A" means Rule 144A promulgated under the Securities Act.

     "Rule 144A Global Notes" means one or more permanent global notes that are deposited with and registered in the name of the Depositary or its nominee, representing a series of Convertible Notes sold to U.S. persons in reliance on Rule 144A or another exemption from the registration requirements of the Securities Act.

     "Senior Debt" means the principal of, interest on and other amounts due on

         (1) Indebtedness of the Company, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed by the Company, for money borrowed from banks or other financial institutions;

         (2) Indebtedness of the Company, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed by the Company in compliance with the Indenture, including, without limitation, the Senior Notes; and

         (3) Indebtedness of the Company under interest rate swaps, caps or similar hedging agreements and foreign exchange contracts, currency swaps or similar agreements:

unless, in the instrument creating or evidencing or pursuant to which Indebtedness under (1) or (2) is outstanding, it is expressly provided that such Indebtedness is not senior in right of payment to the Convertible Notes. Senior Debt includes, with respect to the obligations described in clauses (1) and (2) above, interest accruing, pursuant to the terms of such Senior Debt, on or after the filing of any petition in bankruptcy or for reorganization relating to the Company, whether or not post-filing interest is allowed in such proceeding, at the rate specified in the instrument governing the relevant obligation. Notwithstanding anything to the contrary in the foregoing, Senior Debt shall not include:

         (a) Indebtedness of or amounts owed by the Company for compensation to employees, or for goods or materials purchased in the ordinary course of business, or for services;

         (b) Indebtedness of the Company to a Subsidiary of the Company; or

         (c) the Existing Convertible Notes.

     "Senior Notes" means the 10% Notes, the 12 3/4% Notes, the 11 1/2% Deferred Coupon Notes, the 10 3/4% Notes, the 9 3/4% Notes, the 9 1/2% Notes, the 11 1/2% Notes and the 12 3/8% Notes.

     "Subsidiary" means any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by any person or one or more of the other Subsidiaries of that person or a combination thereof.

     "Wholly Owned Subsidiary" means, at any time, a Restricted Subsidiary all of the Capital Stock of which (except directors' qualifying shares) is at the time owned directly or indirectly by the Company.

                              REGISTRATION RIGHTS

     The following summary of certain provisions of the registration rights agreement is not complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the registration rights agreement, which is incorporated by reference into the registration statement of which this prospectus forms a part.

     We entered into the registration rights agreement pursuant to which we agreed, at our expense, for the benefit of the holders of the offered securities to file with the Commission the registration statement covering resale of the offered securities, by March 16, 1999. We will use our best efforts to cause the registration statement to become effective as promptly as is practicable, but in any event by June 14, 1999, and to keep the registration statement effective until the earlier of

         (1) the sale pursuant to the registration statement of all the offered securities registered thereunder and

         (2) the expiration of the holding period applicable to such offered securities held by persons that are not affiliates of NTL under Rule 144(k) under the Securities Act, or any successor provision, subject to certain permitted exceptions.

     We will be permitted to suspend the use of this prospectus under certain circumstances relating to pending corporate developments, public filings with the Commission and similar events for a period not to exceed 30 days in any three-month period or not to exceed an aggregate of 90 days in any 12-month period; provided, however, that we will be permitted to suspend the use of this Prospectus for a period not to exceed 60 days in any three-month period or 90 days in any 12-month period under certain circumstances relating to probable acquisitions, acquisitions, financings or similar transactions. We have agreed to pay predetermined liquidated damages as described herein ("Liquidated Damages") to holders of offered securities if the Registration Statement is not timely filed or made effective or if this Prospectus is unavailable for periods in excess of those permitted above. Such Liquidated Damages shall accrue until such failure to file or become effective or unavailability is cured

         (1) in respect of any convertible note, at a rate per annum equal to 0.25% for the first 90 day period after the occurrence of such event and 0.5% thereafter on an amount equal to the sum of the Issue Price of the convertible note and

         (2) in respect of each share of common stock, at a rate per annum equal to 0.25% for the first 90 day period and 0.5% thereafter on the then applicable conversion price for a share of common stock which equals the Issue Price of $1,000 principal amount of convertible note divided by the Conversion Rate in effect.

     Selling securityholders must complete and deliver to us a notice and questionnaire the form of which was sent to all holders of record known to us, at least three business days prior to any intended distribution of offered securities pursuant to the registration statement. Holders of offered securities are required to complete and deliver the questionnaire prior to the effectiveness of the registration statement so that such holders may be named as selling securityholders in this prospectus at the time of effectiveness. Upon receipt of such a completed questionnaire, together with such other information as may be reasonably requested by us, from a selling securityholder following the effectiveness of the registration statement, the Company will, as promptly as practicable but in any event within five business days of such receipt, file such amendments to the registration statement or supplements to this prospectus as are necessary to permit such selling securityholder to deliver this prospectus, including any supplements hereto, to purchasers of offered securities (subject to our right to suspend the use of this prospectus as described above). We have agreed to pay Liquidated Damages in the amount set forth above to holders of offered securities if we fail to make such filing in the time required or, if such filing is a post-effective amendment to the registration statement required to be declared effective under the Securities Act, if such amendment is not declared effective within 45 days of the filing thereof.

                          DESCRIPTION OF CAPITAL STOCK

GENERAL

     The authorized capital stock of NTL consists of 400,000,000 shares of common stock, par value $.01 per share, and 10,000,000 shares of preferred stock, par value $.01 per share. At the close of business on January 28, 1999:

         (1) approximately 60,470,000 shares of common stock were issued and outstanding;

         (2) no shares of common stock were held by NTL in its treasury;

         (3) approximately 125,000 shares of the 13% preferred stock were issued and outstanding;

         (4) 1,000,000 shares of series A junior participating preferred stock, the "rights preferred stock", were reserved for issuance pursuant to the rights agreement;

         (5) approximately 17,057,000 shares of common stock were reserved for issuance pursuant to the conversion of the 7% convertible notes;

         (6) approximately 2,880,000 shares of common stock were reserved for issuance upon the exercise of certain warrants;

         (7) approximately 16,144,000 shares of common stock were reserved for issuance pursuant to various NTL employee and director stock options;

         (8) 125,280 shares of 9.9% non-voting mandatorily redeemable preferred stock, series A, the "9.9% preferred stock, series A", were issued and outstanding;

         (9) 52,217 shares of 9.9% non-voting mandatorily redeemable preferred stock, series B, the "9.9% preferred stock, series B", were issued and outstanding; and

         (10) 500,000 shares of 5 1/4% convertible preferred stock, series A, the "5 1/4% preferred stock", were issued and outstanding.

COMMON STOCK

     The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders of NTL and do not have cumulative voting rights in the election of directors. Holders of common stock are entitled to receive ratably such dividends as may from time to time be declared by our board of directors out of funds legally available therefor. In the event of a liquidation, dissolution or winding up of NTL, holders of common stock would be entitled to share ratably in all of our assets available for distribution to holders of common stock remaining after payment of liabilities and liquidation preference of any outstanding preferred stock. Holders of common stock have no preemptive rights and have no rights to convert their common stock into any other securities, and there are no redemption provisions with respect to such shares. All of the outstanding shares of common stock are fully paid and nonassessable.

PREFERRED STOCK

     Our board of directors has the authority to issue preferred stock in one or more series and to fix as to any such series the designation, title, voting powers and any other preferences, and relative, participating, optional or other special rights and qualifications, limitations or restrictions, without any further vote or action by our stockholders.

     13% Preferred Stock.   The 13% preferred stock ranks prior to the common
stock, rights preferred stock and 9.9% preferred stock with respect to dividend rights and rights on liquidation, winding up and dissolution, and each share of 13% preferred stock has a liquidation preference of $1,000. Holders of shares of 13% preferred stock are entitled to receive, when, as and if declared by our board of directors, quarterly dividends per share at a rate of 13% per annum. Dividends accruing on or prior to February 15, 2004, may, at our option, be paid in cash, by issuing additional shares of 13% preferred stock having an aggregate liquidation preference equal to the amount of such dividends, or in any combination of the foregoing. Dividends accruing after February 15, 2004 must be paid in cash. We may redeem any or all of the 13% preferred stock on or after February 15, 2002 at declining redemption prices as set forth in the certificate of designation with respect to the 13% preferred stock, plus accrued and unpaid dividends to the date of redemption. We must redeem all outstanding shares of 13% preferred stock on February 15, 2009 at a price equal to 100% of the liquidation preference thereof, plus accrued and unpaid dividends to the date of redemption.

     Holders of 13% preferred stock have no general voting rights, except as otherwise required under the DGCL and except in certain circumstances as set forth in the certificate of designation with respect to the 13% preferred stock including

         (1) amending certain rights of the holders of the 13% preferred stock and

         (2) the issuance of any class of equity securities that ranks on a parity with or senior to the 13% preferred stock, other than additional shares of the 13% preferred stock issued in lieu of cash dividends or parity securities issued to finance the redemption by us of the 13% preferred stock.

     In addition, if

         (1) dividends are in arrears for six quarterly periods (whether or not consecutive) or

         (2) we fail to make a mandatory redemption or an offer to purchase all of the outstanding shares of 13% preferred stock following an 13% preferred stock Change of Control Triggering Event, as defined in the certificate of designation with respect to the 13% preferred stock, as required or fail to pay pursuant to such redemption or offer, holders of a majority of the outstanding shares of 13% preferred stock, voting as a class, will be entitled to elect two directors to our board of directors. In the event of an 13% preferred stock Change of Control Triggering Event, we will, subject to certain conditions, offer to purchase all outstanding shares of 13% preferred stock at a purchase price equal to 101% of the liquidation preference thereof, plus accrued and unpaid dividends to the date of purchase. Moreover, in the event of an 13% preferred stock Change of Control Call Event, as defined in the certificate of designation with respect to the 13% preferred stock, we will have the option to redeem all of the outstanding shares of 13% preferred stock at a redemption price equal to 100% of the liquidation preference thereof plus the applicable premium and accrued and unpaid dividends to the date of repurchase.

     On any scheduled dividend payment date, we may, at our option, exchange all, but not less than all, of the shares of 13% preferred stock then outstanding into our 13% series B subordinated exchange debentures due 2009.

     9.9% preferred stock, series A.   The 9.9% preferred stock, series A ranks
prior to the common stock and rights preferred stock with respect to dividend rights and rights on liquidation, winding up and dissolution, and each share of 9.9% preferred stock, series A has a liquidation preference of $1,000 per share. Holders of shares of 9.9% preferred stock, series A are entitled to receive, when, as and if declared by our board of directors cumulative dividends at a rate of 9.9% per annum of the Stated Value of $1,000. Dividends are payable on the 9.9% preferred stock, series A on the date that the 9.9% preferred stock, series A is redeemed. Dividends may, at our option, be paid in cash, by issuing shares of common stock or by issuing shares of convertible preferred stock, or in any combination of the foregoing. We may redeem any or all of the 9.9% preferred stock, series A at any time at a redemption price equal to $1,000 per share, plus accrued and unpaid dividends to the date of redemption. We must redeem all outstanding shares of 9.9% preferred stock, series A on September 21, 2008 at a redemption price equal to $1,000 per share, plus accrued and unpaid dividends to the date of redemption. If we have not exercised our right to optionally redeem the 9.9% preferred stock, series A by December 22, 1998, we shall mandatorily redeem all of the outstanding shares of 9.9% preferred stock, series A at a redemption price equal to $1,000 per share plus accrued and unpaid dividends to the date of redemption. We, at our option, may effect the mandatory redemption of the 9.9% preferred stock, series A, in cash, in exchange for shares of common stock, in exchange for shares of convertible preferred stock or in any combination of the foregoing.

     Holders of 9.9% preferred stock, series A have no general voting rights, except as otherwise required under the DGCL and except in certain circumstances as set forth in the certificate of designation with respect to the 9.9% preferred stock, series A including amending certain rights of the holders of the 9.9% preferred stock, series A. No approval is required of the holders of the 9.9% preferred stock, series A for the issuance of any other class of equity securities.

     Convertible preferred stock.   The convertible preferred stock, par value
$.01 per share, the "convertible preferred stock", may be issued, at our option, in redemption of the 9.9% preferred stock. The convertible preferred stock, if issued, will rank prior to the common stock, the rights preferred stock and any other class of capital stock or series of preferred stock that by its terms ranks junior to the convertible preferred stock, collectively "junior stock", with respect to dividend rights and rights on liquidation, winding up and dissolution. Each share of convertible preferred stock will have a liquidation preference of $1,000. Holders of convertible preferred shares will be entitled to receive, when as and if declared by our board of directors, cumulative dividends from the date that the convertible preferred stock is issued in accordance to the following terms

         (1) dividends will be declared in preference to dividends on any junior stock;

         (2) dividends will be paid at a rate determined at the time of issuance of the convertible preferred stock, and

         (3) dividends may be paid, in our sole discretion, in cash, by issuing shares of common stock or by issuing additional shares of convertible preferred stock or any combination of the foregoing. Dividends will accrue semi-annually from the second anniversary of the issuance of the convertible preferred stock.

     The convertible preferred shares will be redeemable at any time, in whole or in part, at our option, for $1,000 in cash per share. After the third anniversary of their issuance, the convertible preferred stock may be redeemed, at our option, for shares of common stock. The convertible preferred stock is mandatorily redeemable on the tenth anniversary of its issuance at a redemption price of $1,000 per share in cash or for shares of common stock. The convertible preferred stock will be convertible at the option of the holders thereof at any time into an amount of shares of common stock determined in accordance with a formula set forth in the certificate of designation relating thereto, subject to adjustment in certain circumstances.

     The holders of convertible preferred stock will have no voting rights, except as required by law and as provided in the certificate of designations relating thereto. convertible preferred stock holders may elect two new members of our board of directors if the accumulation of accrued and unpaid dividends on the outstanding convertible preferred stock constitutes an amount equal to three semi-annual dividends.

     9.9% preferred stock, series B.   The 9.9% preferred stock, series B ranks
prior to the common stock and the rights preferred stock with respect to dividend rights and rights on liquidation, winding up and dissolution, and each share of 9.9% preferred stock, series B has a liquidation preference of $1,000 per share. Holders of shares of 9.9% preferred stock, series B are entitled to receive, when, as and if declared by our board of directors dividends at a rate of 9.9% per annum of the Stated Value of $1,000. Dividends are payable on the 9.9% preferred stock, series B on the date that the 9.9% preferred stock, series B is redeemed. Dividends may, at our option, be paid in cash, by issuing shares of common stock, or in any combination of the foregoing. We may redeem any or all of the 9.9% preferred stock, series B at any time at a redemption price equal to $1,000 per share, plus accrued and unpaid dividends to the date of redemption. We must redeem all outstanding shares of 9.9% preferred stock, series B on December 21, 2008 at a redemption price equal to $1,000 per share, plus accrued and unpaid dividends to the date of redemption. If we have not exercised our right to optionally redeem the 9.9% preferred stock, series B by June 15, 2000, we shall mandatorily redeem all of the outstanding shares of 9.9% preferred stock, series B at a redemption price equal to $1,000 per share plus accrued and unpaid dividends to the date of redemption. We must also redeem all outstanding shares of 9.9% preferred stock, series B in the event of a

Reorganization, as defined in the certificate of designation with respect to the 9.9% preferred stock, series B, subject to certain exceptions. We, at our option, may effect the mandatory redemption of the 9.9% preferred stock, series B in cash, in exchange for shares of common stock, or in any combination of the foregoing.

     Holders of the 9.9% preferred stock, series B have no general voting rights, except as otherwise required under the DGCL and except in certain circumstances as set forth in the certificate of designation with respect to the 9.9% preferred stock, series B, including amending certain rights to the holders of the 9.9% preferred stock, series B.

     5 1/4% convertible preferred stock, series A.   The 5 1/4% preferred stock
ranks prior to the common stock, the rights preferred stock, the 9.9% preferred stock, series A, and the 9.9% preferred stock, series B, and junior only to the 13% preferred stock, with respect to dividend rights and rights on liquidation, winding up and dissolution, and each share of 5 1/4% preferred stock has a liquidation preference of $1,000, plus any accrued and unpaid dividends. Holders of shares of 5 1/4% preferred stock are entitled to receive, when, as and if declared by our board of directors quarterly dividends per share at a rate of 5 1/4% per annum. Dividends may be paid, at our option, either in

         (1) cash,

         (2) common stock or

         (3) additional shares of preferred stock having terms substantially similar to the 5 1/4% preferred stock, "additional preferred", except that the conversion rate and value of the shares of such additional preferred shall be increased for each dividend payment date after the first dividend payment date by a compounding factor set forth in the certificate of designations with respect to the 5 1/4% preferred stock.

     We may redeem any or all of the 5 1/4% preferred stock on the earlier of

         (1) seven years from the issue date and

         (2) that date when the common stock has for a period of over 25 trading days traded at a value over $120 per share, at our option, for either

               (A) cash in an amount of $1,000 per share of 5 1/4% preferred stock, plus accrued and unpaid dividends,

               (B) common stock valued at $1,025 per share of 5 1/4% preferred stock, plus accrued and unpaid dividends, in the case of a redemption occurring at least seven years from the issue date,

               (C) common stock valued at $1,000 per share of 5 1/4% preferred stock, plus accrued and unpaid dividends, in the case of a redemption due to the trading value of the common stock over a 25-day period, or

               (D) any combination of cash and common stock at a redemption price based on the respective combination of the consideration. Holders of shares of 5 1/4% preferred stock have the option to require us to redeem all outstanding shares of 5 1/4% preferred stock on and after January 28, 2009, at a price equal to 100% of the liquidation preference thereof, payable in cash, common stock, or any combination thereof.

     We must redeem all shares of 5 1/4% preferred stock that remain outstanding on the twentieth anniversary of the issue date at a redemption price equal to $1,000 per share, payable at our option in cash, common stock or any combination thereof, plus accrued and unpaid dividends.

     Holders of shares of 5 1/4% preferred stock have no general voting rights, except as otherwise required by law and except in certain circumstances as set forth in the certificate of designations with respect to the 5 1/4% preferred stock, including

         (1) if dividends are in arrears for six quarterly periods (whether or not consecutive),

         (2) for purposes of amending certain rights of the holders of shares of the 5 1/4% preferred stock or

         (3) to approve the issuance of any equity securities that rank on a parity with or senior to the 5 1/4% preferred stock or the increase of the authorized amounts of any such other class or series, other than shares of additional preferred or shares of securities that rank on a parity with or senior to the 5 1/4% preferred stock issued in order to refinance, redeem or refund the 13% preferred stock, provided the maximum accrual value of such securities may not exceed the maximum accrual value of the 13% preferred stock.

     Holders of shares of 5 1/4% preferred stock have the right, at any time and from time to time, to convert any or all outstanding shares of 5 1/4% preferred stock held by them (but not any fractional shares) into common stock, such that each share of the 5 1/4% preferred stock is convertible into 10 shares of common stock, subject to adjustment in accordance with the certificate of designations; provided, that the number of shares of common stock deliverable upon conversion of the 5 1/4% preferred stock (together with the conversion of any shares of additional preferred) shall not exceed 7,590,994, subject to adjustment in accordance with the certificate of designations.

CERTAIN SPECIAL CHARTER PROVISIONS

     Our restated certificate of incorporation, as amended, the "charter", contains the provisions described below. Such charter provisions may have the effect, alone or in combination with each other or with the existence of authorized but unissued common stock and any series of preferred stock, of precluding or rendering more difficult a hostile takeover making it more difficult to remove or change the composition of our incumbent board of directors and its officers, being adverse to stockholders who desire to participate in a tender offer and depriving stockholders of possible opportunities to sell their shares at temporarily higher prices.

     Classified board and filling of vacancies on the board of directors.   The
charter provides that the directors shall be divided into three classes, each of which shall serve a staggered three-year term, and that vacancies on our board of directors that may occur

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

between annual meetings may be filled by our board of directors. In addition, this provision specifies that any director elected to fill a vacancy on our board of directors will serve for the balance of the term of the replaced director.

     Removal of directors.   The charter provides that directors can be removed
only by the stockholders for cause and then only by the affirmative vote of the holders of not less than two-thirds of the combined voting power of NTL.

     Voting requirement for certain business combinations.   The charter also
provides that, in addition to any affirmative vote required by law, the affirmative vote of holders of two-thirds of the voting power of NTL shall be necessary to approve any "business combination", as hereinafter defined, proposed by an "interested stockholder", as hereinafter defined. The additional voting requirements will not apply, however, if:

         (1) the business combination was approved by not less than a majority of the continuing directors or

         (2) a series of conditions are satisfied requiring, in summary, the following:

               (A) that the consideration to be paid to our stockholders in the business combination must be at least equal to the higher of (x) the highest per-share price paid by the interested stockholder in acquiring any shares of common stock during the two years prior to the announcement date of the business combination or in the transaction in which it became an interested stockholder, such date is referred to herein as the "determination date", whichever is higher or (y) the fair market value per share of common stock on the announcement date or determination date, whichever is higher, in either case appropriately adjusted for any stock dividend, stock split, combination of shares or similar event (non-cash consideration is treated similarly) and

               (B) certain "procedural" requirements are complied with, such as the Consent Solicitation of proxies pursuant to the rules of the Commission and no decrease in regular dividends (if any) after the interested stockholder became an interested stockholder (except as approved by a majority of the continuing directors).

     An "interested stockholder" is defined as anyone who is the beneficial owner of more than 15% of the voting power of the voting stock, other than us and any employee stock plans sponsored by us, and includes any person who is an assignee of or has succeeded to any shares of voting stock in a transaction not involving a public offering that were at any time within the prior two-year period beneficially owned by an interested stockholder. The term "beneficial owner" includes persons directly and indirectly owning or having the right to acquire or vote the stock. Interested stockholders participate fully in all stockholder voting.

     A "business combination" includes the following transactions:

         (1) merger or consolidation of us or any subsidiary of ours with an interested stockholder or with any other corporation or entity which is, or after such merger or consolidation would be, an affiliate of an interested stockholder;

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

         (2) the sale or other disposition by us or a subsidiary of ours of assets having a fair market value of $5,000,000 or more if an interested stockholder (or an affiliate thereof) is a party to the transaction;

         (3) the adoption of any plan or proposal for the liquidation or dissolution of NTL proposed by or on behalf of an interested stockholder (or an affiliate thereof); or

         (4) any reclassification of securities, recapitalization, merger with a subsidiary, or other transaction which has the effect, directly or indirectly, of increasing the proportionate share of any class of the outstanding stock (or securities convertible into stock) of NTL or a subsidiary owned by an interested stockholder (or an affiliate thereof). Determinations of the fair market value of non-cash consideration are made by a majority of the continuing directors.

     The term "continuing directors" means any member of our board of directors, while such person is a member of our board of directors, who is not an Affiliate or Associate or representative of the interested stockholder and was a member of our board of directors prior to the time that the interested stockholder became an interested stockholder, and any successor of a continuing director while such successor is a member of the our board of directors, who is not an Affiliate or Associate or representative of the interested stockholder and is recommended or elected to succeed the continuing director by a majority of continuing directors.

     Voting requirements for certain amendments to the charter.   The charter
provides that the provisions set forth in this section under the heading "Certain special charter provisions" may not be repealed or amended in any respect, unless such action is approved by the affirmative vote of the holders or not less than two-thirds of the voting power of NTL. The requirement of an increased stockholder vote is designed to prevent a stockholder who controls a majority of the voting power of NTL from avoiding the requirements of the provisions discussed above by simply amending or repealing such provisions.

SECTION 203 OF THE DGCL

     Generally, Section 203 of the DGCL prohibits a publicly held Delaware corporation from engaging in any business combination with an interested stockholder for a period of three years following the time that such stockholder becomes an interested stockholder, unless

         (1) prior to such time either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder is approved by the board of directors of the corporation,

         (2) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding, for purposes of determining the number of shares

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

     outstanding, those shares held by persons who are both directors and officers and certain employee stock plans or

         (3) at or after such time the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder. A business combination includes certain mergers, consolidations, asset sales, transfers and other transactions resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns (or within the preceding three years, did own) 15% or more of the corporation's voting stock.

TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for the common stock is Continental Stock Transfer & Trust Company.

NTL RIGHTS AGREEMENT

     On August 27, 1993, our board of directors adopted the rights agreement. The rights agreement provides that one right will be issued with each share of common stock issued (whether originally issued or from our treasury) on or after October 13, 1993 and prior to the rights distribution date, as defined herein. The rights are not exercisable until the rights distribution date and will expire at the close of business on October 13, 2003 unless previously redeemed by us as described below. When exercisable, each right entitles the owner to purchase from us one one-hundredth of a share of rights preferred stock at a purchase price of $100.00. A holder of convertible notes will not be entitled to receive rights unless such holder converts such convertible notes into shares of common stock prior to the rights distribution date.

     Except as described below, the rights will be evidenced by the common stock certificates. The rights will separate from the common stock and a "rights distribution date" will occur upon the earlier of

         (1) 10 days following a public announcement that a person or group of affiliated or associated persons, an "acquiring person", has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding shares of the common stock, the "stock acquisition date", and

         (2) 10 business days following the commencement of a tender offer or exchange offer that would result in a person or group becoming an acquiring person.

     After the rights distribution date, rights certificates will be mailed to holders of record of the common stock as of the rights distribution date and thereafter the separate rights certificates alone will represent the rights.

     The rights preferred stock issuable upon exercise of the rights will be entitled to a minimum preferential quarterly dividend payment of $0.01 per share and will be entitled to an aggregate dividend of 100 times the dividend, if any, declared per share of common stock other than one payable in common stock. In the event of liquidation, the holders of
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

the rights preferred stock will be entitled to a minimum preferential liquidation payment of $1.00 per share plus accrued and unpaid dividends and will be entitled to an aggregate payment of 100 times the payment made per share of the common stock. Each share of rights preferred stock will have 100 votes and will vote together with the common stock. In the event of any merger, consolidation or other transaction in which shares of the common stock are changed or exchanged, each share of rights preferred stock will be entitled to receive 100 times the amount received per share of the common stock. These rights are protected by customary antidilution provisions. Because of the nature of the rights preferred stock's dividend, liquidation and voting rights, the value of one one-hundredth of a share of rights preferred stock purchasable upon exercise of each Right should approximate the value of one share of the common stock.

     In the event that a person becomes an acquiring person (except pursuant to a tender offer or an exchange offer for all outstanding shares of common stock at a price and on terms determined by at least a majority of the members of our board of directors who are not officers of NTL and who are not representatives, nominees, affiliates or associates of an acquiring person, to be fair to our stockholders and otherwise in our best interests and the best interests of our stockholders, a "qualifying offer"), each holder of a right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price, the common stock (or, in certain circumstances, cash, property or other of our securities) having a value equal to two times the exercise price of the right. Notwithstanding any of the foregoing, following the occurrence of any such event, all rights that are or (under certain circumstances specified in the rights agreement) were beneficially owned by any acquiring person (or certain related parties) will be null and void. However, rights are not exercisable following the occurrence of the event set forth above until such time as the rights are no longer redeemable by us as set forth below.

     In the event that, at any time following the stock acquisition date,

         (1) we are acquired in a merger or other business combination transaction in which we are not the surviving corporation or the common stock is changed or exchanged (other than a merger which follows a qualifying offer and satisfies certain other requirements) or

         (2) 50% or more of our assets, cash flow or earning power is sold or transferred, each holder of a right (except rights which previously have been voided as set forth above) shall thereafter have the right to receive, upon the exercise thereof at the then current exercise price, common stock of the acquiring company having a value equal to two times the exercise price of the right.

     At any time until 10 days following the stock acquisition date, we may redeem the right in whole, but not in part, at a price of $0.01 per right. Immediately upon the action of our board of directors ordering redemption of the rights, the rights will terminate and the only right of the holders of the rights will be to receive the $0.01 redemption price.

     Until a right is exercised, the holder thereof, as such, shall have no rights as a stockholder of NTL, including without limitation, the right to vote or to receive

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

dividends. While the distribution of the rights will not be taxable to stockholders or to us, stockholders may, depending upon the circumstances, recognize taxable income in the event that the rights become exercisable for the common stock (or other consideration) or for common stock of the acquiring company as set forth above.

     Other than those provisions relating to the principal terms of the rights, any of the provisions of the rights agreement may be amended by our board of directors prior to the rights distribution date. After the rights distribution date, the provisions of the rights agreement may be amended by our board of directors in order to cure any ambiguity, to make changes which do not adversely affect the interests of holders of rights (excluding the interests of any acquiring person) or to shorten or lengthen any time period under the rights agreement, provided that no amendment to adjust the time period governing redemption shall be made at such time as the rights are not redeemable.

     The rights have certain anti-takeover effects as they will cause substantial dilution to a person or group that acquires a substantial interest in us without the prior approval of our board of directors. The effect of the rights may be to inhibit a change in control of NTL (including through a third party tender offer at a price which reflects a premium to then prevailing trading prices) that may be beneficial to our stockholders.

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

                      DESCRIPTION OF CERTAIN INDEBTEDNESS

     Each of the following summaries of our existing debt instruments is complete. You should refer to the relevant agreements for a full description of the terms of those debt instruments. See "Where you can find more information about us". The following summaries do not include summaries of the debt instruments of Diamond. Capitalized terms used and not defined below have the meanings set forth in such debt instruments.

THE 12 3/4% NOTES

     In April 1995, we issued $277,803,500 aggregate principal amount at maturity of our 12 3/4% senior deferred coupon notes due 2005, the "old 12 3/4% notes", at a discount to their aggregate principal amount to generate gross proceeds to us of approximately $150 million. The old 12 3/4% notes were issued and sold in a transaction exempt from the registration requirement of the Securities Act pursuant to Rule 144A under the Securities Act or in transactions complying with Regulation S under the Securities Act. On August 18, 1995 we issued $277,803,500 aggregate principal amount at maturity of the 12 3/4% series A senior deferred coupon notes due 2005, the "12 3/4% notes", in exchange for the old 12 3/4% notes pursuant to the indenture relating thereto, the "12 3/4% notes indenture". The terms of the 12 3/4% notes are identical in all material respects to the old 12 3/4% notes except for certain transfer restrictions and registration rights applicable to the old 12 3/4% notes. The old 12 3/4% notes were cancelled on August 18, 1995 on consummation of the exchange offer which was made pursuant to our prospectus dated July 18, 1995, forming part of the registration statement on Form S-4 (File No. 33-92794) filed with the Commission on May 26, 1995.

     The 12 3/4% notes accrete at a rate of 12 3/4% computed on a semiannual bond equivalent basis to an aggregate principal amount at maturity of $277,803,500. Cash interest on the 12 3/4% notes does not accrue until prior to April 15, 2000. Thereafter, the 12 3/4% notes accrue interest in cash at the rate of 12 3/4% per annum on the principal amount payable semiannually on April 15 and October 15 of each year, commencing October 15, 2000 to holders of record on the immediately preceding April 1, and October 1. The 12 3/4% notes mature on April 15, 2005. The 12 3/4% notes are redeemable, at our option at any time, in whole or in part, on or after April 15, 2000 at the redemption prices set forth in the 12 3/4% notes indenture, plus any unpaid interest, if any, to the date of redemption. The 12 3/4% notes may also be redeemed at our option in whole but not in part in certain circumstances where additional amounts, as defined in the 12 3/4% notes indenture, are payable under the 12 3/4% notes. In such circumstances the 12 3/4% notes to be repurchased must be repurchased at 100% of Accreted Value, or, as the case may be, principal amount thereof. Upon a Change of Control Triggering Event, as defined in the 12 3/4% notes indenture, holders of the 12 3/4% notes have the right to require us to repurchase all or any part of the 12 3/4% notes at a repurchase price equal to 101% of the Accreted Value thereof plus accrued and unpaid interest, if any. Subject to certain conditions, we are obligated to offer to purchase the 12 3/4% notes and other Qualified Senior Notes, as defined in the 12 3/4% notes indenture, with the Excess Proceeds of certain Asset Sales at a redemption price of 100% of the Accreted Value or, as the case may be, principal amount thereof plus accrued and unpaid interest. The

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

12 3/4% notes indenture contains certain restrictions with respect to, among other things, the payment of dividends, the repurchase of stock and the making of certain other Restricted Payments, the incurrence of additional Indebtedness, the creation of certain Liens, certain Asset Sales, transactions with Subsidiaries and other Affiliates and mergers and consolidations.

     The 12 3/4% notes are senior unsecured obligations of NTL ranking pari passu in right of payment of principal and interest with all of our other existing and future senior unsecured obligations and rank senior to all of our other existing and future subordinated debts, including, without limitation, the convertible notes and the existing convertible notes.

     In January 1996, we obtained the necessary consents of the registered holders of the 12 3/4% notes to certain proposed amendments to the 12 3/4% notes indenture. On January 22, 1996, we and Chemical Bank, now known as The Chase Manhattan Bank, as trustee, executed a first supplemental indenture to effect those amendments. In general, the amendments modified the 12 3/4% notes indenture by amending the covenant entitled "Limitations on Dividend and Other Payment Restrictions Affecting Subsidiaries" and other provisions to facilitate the arrangement of our then proposed credit facilities and other financings and make certain conforming and other changes to the 12 3/4% notes indenture.

     In October 1998, we received the necessary consents of registered holders of the 12 3/4% notes to amend the 12 3/4% notes indenture so as to allow us and our subsidiaries to take certain actions that were previously prohibited under the 12 3/4% notes indenture, particularly regarding the financing of our and our subsidiaries' business and pending and future acquisitions, including our acquisition of Partners. In addition, the amendment eliminated some, but not all, of certain differences between the covenants in the 12 3/4% notes indenture and the existing 10 3/4% notes, 9 3/4% notes and 9 1/2% notes indentures. On October 14, 1998, we and The Chase Manhattan Bank, as trustee, executed a second supplemental indenture to effect such amendment.

THE 11 1/2% DEFERRED COUPON NOTES

     In January 1996, we issued $1,050 million aggregate principal amount at maturity of our 11 1/2% series A senior deferred coupon notes due 2006, the "old 11 1/2% deferred coupon notes", at a discount to their aggregate principal amount to generate gross proceeds to us of approximately $600,127,500. The old 11 1/2% deferred coupon notes were issued and sold in a transaction exempt from the registration requirement of the Securities Act pursuant to Rule 144A under the Securities Act. On May 23, 1996, we issued $1,050 million aggregate principal amount at maturity of the 11 1/2% series B senior deferred coupon notes due 2006, the "11 1/2% deferred coupon notes", in exchange for the old
11 1/2% deferred coupon notes pursuant to the indenture relating thereto, the "11 1/2% deferred coupon notes indenture". The terms of the 11 1/2% deferred coupon notes are identical in all material respects to the old 11 1/2% deferred coupon notes except for certain transfer restrictions and registration rights applicable to the old 11 1/2% deferred coupon notes. The old 11 1/2% deferred coupon notes tendered for exchange were cancelled on May 23, 1996 on consummation of the exchange offer made pursuant to

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

our prospectus dated April 22, 1996, forming part of our registration statement on Form S-4 (File No. 333-1010) filed with the Commission on April 16, 1996.

     The 11 1/2% deferred coupon notes accrete at a rate of 11 1/2% computed on a semiannual bond equivalent basis to an aggregate principal amount at maturity of $1,050 million. Cash interest on the 11 1/2% deferred coupon notes does not accrue until February 1, 2001. Thereafter, the 11 1/2% deferred coupon notes accrue interest in cash at the rate of 11 1/2% per annum on the principal amount payable semiannually on February 1 and August 1 of each year, commencing August 1, 2001, to holders of record on the immediately preceding January 15, and July
15. The 11 1/2% deferred coupon notes mature on February 1, 2006. The 11 1/2% deferred coupon notes are redeemable, at our option at any time, in whole or in part, on or after February 1, 2001 at the redemption prices set forth in the 11 1/2% deferred coupon notes indenture plus any accrued unpaid interest to the date of redemption. The 11 1/2% deferred coupon notes may also be redeemed at our option in whole but not in certain circumstances where "Additional Amounts", as defined in the 11 1/2% deferred coupon notes indenture, are payable under the 11 1/2% notes. In such circumstances, the 11 1/2% deferred coupon notes to be repurchased must be repurchased at 100% of accreted value or, as the case may be, principal amount thereof plus accrued and unpaid interest. Upon a Change of Control Triggering Event, as defined in the 11 1/2% deferred coupon notes indenture, holders of the 11 1/2% deferred coupon notes have the right to require us to repurchase all or any part of the 11 1/2% deferred coupon notes at a repurchase price equal to 101% of the accreted value or, as the case may be, principal amount thereof plus accrued and unpaid interest, if any. Subject to certain conditions, we are obligated to offer to purchase the 11 1/2% deferred coupon notes and other Qualified Senior Notes, as defined in the 11 1/2% deferred coupon notes indenture), with the Excess Proceeds of certain Asset Sales at a redemption price of 100% of the accreted value or, as the case may be, principal amount thereof plus accrued and unpaid interest, if any. The
11 1/2% deferred coupon notes indenture contains certain restrictions with respect to, among other things, the payment of dividends, the repurchase of stock and the making of certain other Restricted Payments, the incurrence of additional Indebtedness, the creation of certain Liens, certain sales of assets, transactions with Subsidiaries and other Affiliates and mergers and consolidations.

     In October 1998, we received the necessary consents of registered holders of the 11 1/2% deferred coupon notes to amend the 11 1/2% deferred coupon notes indenture so as to allow us and our subsidiaries to take certain actions that were previously prohibited under the 11 1/2% deferred coupon notes indenture, particularly regarding the financing of our and our subsidiaries' business and pending and future acquisitions, including our acquisition of Partners. In addition, the amendment eliminated some, but not all, of certain differences between the covenants in the 11 1/2% deferred coupon notes indenture and the existing 10 3/4% notes, 9 3/4% notes and 9 1/2% notes indentures. On October 14, 1998, we and The Chase Manhattan Bank, as trustee, executed a first supplemental indenture to effect such amendment.

     The 11 1/2% deferred coupon notes are senior unsecured obligations of NTL ranking pari passu in right of payment of principal and interest with all of our other existing and future senior unsecured obligations and rank senior to all of our other existing and future subordinated debt, including, without limitation, the convertible notes and the existing convertible notes.

THE 10% NOTES

     In February 1997, we issued $400 million aggregate principal amount of our 10% series A senior notes due 2007, the "old 10% notes". The old 10% notes were issued and sold in a transaction exempt from the registration requirement of the Securities Act pursuant to Rule 144A under the Securities Act. On June 27, 1997 we issued $400 million aggregate principal amount at maturity of our 10% series B senior notes due 2007, the "10% notes", in exchange for the old 10% notes pursuant to the indenture relating thereto, the "10% notes indenture". The terms of the 10% notes are identical in all material respects to the old 10% notes except for certain transfer restrictions and registration rights applicable to the old 10% notes. The old 10% notes tendered for exchange were cancelled on June 27, 1997 on consummation of the exchange offer made pursuant to our prospectus dated May 27, 1997, forming part of our registration statement on Form S-4 (File No. 333-25577) filed with the Commission on April 21, 1997.

     The 10% notes accrue interest in cash at the rate of 10% per annum on the principal amount payable semiannually on February 15 and August 15 of each year, to holders of record on the immediately preceding February 1, and August 1. The 10% notes mature on February 15, 2007. The 10% notes are redeemable, at our option at any time, in whole or in part, on or after February 15, 2002 are redemption prices set forth in the 10% notes indenture, plus any accrued unpaid interest to the date of redemption. The 10% notes may also be redeemed at our option in whole but not in certain circumstances where "Additional Amounts", as defined in the 10% notes indenture, are payable under the 10% notes. In such circumstances, the 10% notes to be repurchased must be repurchased at 100% of the principal amount thereof plus accrued and unpaid interest. Upon a Change of Control Triggering Event, as defined in the 10% notes indenture, holders of the 10% notes have the right to require us to repurchase all or any part of the 10% notes at a repurchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any. Subject to certain conditions, we are obligated to offer to purchase the 10% notes and other Qualified Senior Notes, as defined in the 10% notes indenture, with the Excess Proceeds of certain Asset Sales at a redemption price of 100% of the principal amount thereof plus accrued and unpaid interest, if any. The 10% notes indenture contains certain restrictions with respect to, among other things, the payment of dividends, the repurchase of stock and the making of certain other Restricted Payments, the incurrence of additional Indebtedness, the creation of certain Liens, certain sales of assets, transactions with Subsidiaries and other Affiliates and mergers and consolidations.

     In October 1998, we received the necessary consents of registered holders of the 10% notes to amend the 10% notes indenture so as to allow us and our subsidiaries to take certain actions that were previously prohibited under the 10% notes indenture, particularly regarding the financing of our and our subsidiaries' business and pending and future acquisitions, including our acquisition of Partners. In addition, the amendment eliminated some, but not all, of certain differences between the covenants in the 10% notes indenture and the existing 10 3/4% notes, the 9 3/4% notes and the 9 1/2% notes indentures. On October 14, 1998, we and The Chase Manhattan Bank, as trustee, executed a first supplemental indenture to effect such amendment.

     The 10% notes are senior unsecured obligations of NTL ranking pari passu in right of payment of principal and interest with all of our other existing and future senior unsecured obligations and rank senior to all of our other existing and future subordinated debt, including, without limitation, the convertible notes and the existing convertible notes.

THE 10 3/4% NOTES

     In March 1998, we issued L300 million ($500,010,000) aggregate principal amount of maturity of our 10 3/4% senior deferred coupon notes due 2008, the "old 10 3/4% notes", at a discount to their aggregate principal amount to generate gross proceeds to us of approximately L124,587,000. The old 10 3/4% notes were issued and sold in a transaction exempt from the registration requirement of the Securities Act pursuant to Rule 144A under the Securities Act. On October 22, 1998 we commenced an exchange offer to exchange all outstanding old 10 3/4% notes for a like principal amount at maturity of the 10 3/4% series B senior deferred coupon notes due 2008, the "new 10 3/4% notes", registered under the Securities Act. The terms of the new 10 3/4% notes are identical in all material respects to the old 10 3/4% notes except for certain transfer restrictions and registration rights applicable to the old 10 3/4% notes.

     The 10 3/4% notes accrete at a rate of 10 3/4% computed on a semiannual bond equivalent basis to an aggregate principal amount at maturity of L300 million ($500,010,000). Cash interest on the 10 3/4% notes does not accrue until April 1, 2003. Thereafter, the 10 3/4% notes accrue interest in cash at the rate of 10 3/4% per annum on the principal amount payable semiannually on April 1 and October 1 of each year, commencing April 1, 2003, to holders of record on the immediately preceding March 15, and September 15. The 10 3/4% notes mature on April 1, 2008. The 10 3/4% notes are redeemable, at our option at any time, in whole or in part, on or after April 1, 2003 at the redemption prices set forth in the 10 3/4% notes indenture plus any accrued unpaid interest to the date of redemption. The 10 3/4% notes may also be redeemed at our option in whole but not in certain circumstances where "Additional Amounts", as defined in the 10 3/4% notes indenture, are payable under the 10 3/4% notes. In such circumstances, the 10 3/4% notes to be repurchased must be repurchased at 100% of accreted value or, as the case may be, principal amount thereof plus accrued and unpaid interest. Upon a Change of Control Triggering Event, as defined in the 10 3/4% notes indenture, holders of the 10 3/4% notes have the right to require us to repurchase all or any part of the 10 3/4% notes at a repurchase price equal to 101% of the accreted value or, as the case may be, principal amount thereof plus accrued and unpaid interest, if any. Subject to certain conditions, we are obligated to offer to purchase the 10 3/4% notes and other Qualified Senior Notes, as defined in the 10 3/4% notes indenture, with the Excess Proceeds of certain Asset Sales at a redemption price of 100% of the accreted value or, as the case

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

may be, principal amount thereof plus accrued and unpaid interest, if any. The 10 3/4% notes indenture contains certain restrictions with respect to, among other things, the payment of dividends, the repurchase of stock and the making of certain other Restricted Payments, the incurrence of additional Indebtedness, the creation of certain Liens, certain sales of assets, transactions with Subsidiaries and other Affiliates and mergers and consolidations.

     The 10 3/4% notes are senior unsecured obligations of NTL ranking pari passu in right of payment of principal and interest with all of our other existing and future senior unsecured obligations and rank senior to all of our other existing and future subordinated debt, including, without limitation, the convertible notes and the existing convertible notes.

THE 9 3/4% NOTES

     In March 1998, we issued $1,300 million aggregate principal amount at maturity of our 9 3/4% senior deferred coupon notes due 2008, the "old 9 3/4% notes", at a discount to their aggregate principal amount to generate gross proceeds to us of approximately $802,412,000. The old 9 3/4% notes were issued and sold in a transaction exempt from the registration requirement of the Securities Act pursuant to Rule 144A under the Securities Act. On October 22, 1998 we commenced an exchange offer to exchange all outstanding old 9 3/4% notes for a like principal amount at maturity of the 9 3/4% series B senior deferred coupon notes due 2006, the "9 3/4% notes", registered under the securities act. The terms of the 9 3/4% notes are identical in all material respects to the old 9 3/4% notes except for certain transfer restrictions and registration rights applicable to the old 9 3/4% notes.

     The 9 3/4% notes accrete at a rate of 9 3/4% computed on a semiannual bond equivalent basis to an aggregate principal amount at maturity of $1,300,000,000. Cash interest on the 9 3/4% notes does not accrue until April 1, 2003. Thereafter, the 9 3/4% notes accrue interest in cash at the rate of 9 3/4% per annum on the principal amount payable semiannually on April 1 and October 1 of each year, commencing April 1, 2003, to holders of record on the immediately preceding March 15, and September 15. The 9 3/4% notes mature on April 1, 2008. The 9 3/4% notes are redeemable, at our option at any time, in whole or in part, on or after April 1, 2003 at the redemption prices set forth in the 9 3/4% notes indenture plus any accrued unpaid interest to the date of redemption. The 9 3/4% notes may also be redeemed at our option in whole but not in certain circumstances where "Additional Amounts", as defined in the 9 3/4% notes indenture, are payable under the 9 3/4% notes. In such circumstances, the 9 3/4% notes to be repurchased must be repurchased at 100% of accreted value or, as the case may be, principal amount thereof plus accrued and unpaid interest. Upon a Change of Control Triggering Event, as defined in the 9 3/4% notes indenture, holders of the 9 3/4% notes have the right to require us to repurchase all or any part of the 9 3/4% notes at a repurchase price equal to 101% of the accreted value or, as the case may be, principal amount thereof plus accrued and unpaid interest, if any. Subject to certain conditions, we are obligated to offer to purchase the 9 3/4% notes and other Qualified Senior Notes, as defined in the 9 3/4% notes indenture, with the Excess Proceeds of certain Asset Sales at a redemption price of

100% of the accreted value or, as the case may be, principal amount thereof plus accrued and unpaid interest, if any. The 9 3/4% notes indenture contains certain restrictions with respect to, among other things, the payment of dividends, the repurchase of stock and the making of certain other Restricted Payments, the incurrence of additional Indebtedness, the creation of certain Liens, certain sales of assets, transactions with Subsidiaries and other Affiliates and mergers and consolidations.

     The 9 3/4% notes are senior unsecured obligations of NTL ranking pari passu in right of payment of principal and interest with all of our other existing and future senior unsecured obligations and rank senior to all of our other existing and future subordinated debt, including, without limitation, the convertible notes and the existing convertible notes.

THE 9 1/2% NOTES

     In March 1998 we issued L125 million ($208,337,500) aggregate principal amount of our 9 1/2% senior notes due 2008, the "old 9 1/2% notes". The old
9 1/2% notes were issued and sold in a transaction exempt from the registration requirement of the Securities Act pursuant to Rule 144A under the Securities Act. On October 22, 1998 we commenced an exchange offer to exchange all outstanding old 9 1/2% notes for a like principal amount of the 9 1/2% series B senior notes due 2008, the "9 1/2% notes", registered under the Securities Act. The terms of the 9 1/2% notes are identical in all material respects to the old 9 1/2% notes except for certain transfer restrictions and registration rights applicable to the old 9 1/2% notes.

     The 9 1/2% notes accrue interest in cash at the rate of 9 1/2% per annum on the principal amount payable semiannually on April 1, and October 1 of each year, to holders of record on the immediately preceding March 15 and September
15. The 9 1/2% notes mature on April 1, 2008. The 9 1/2% notes are redeemable at our option at any time, in whole or in part, on or after April 1, 2003 are redemption prices set forth in the 9 1/2% notes indenture, plus any accrued unpaid interest to the date of redemption. The 9 1/2% notes may also be redeemed at our option in whole but not in certain circumstances where "Additional Amounts", as defined in the 9 1/2% notes indenture, are payable under the 9 1/2% notes. In such circumstances, the 9 1/2% notes to be repurchased must be repurchased at 100% of the principal amount thereof plus accrued and unpaid interest. Upon a Change of Control Triggering Event, as defined in the 9 1/2% notes indenture, holders of the 9 1/2% notes have the right to require us to repurchase all or any part of the 10% notes at a repurchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any subject to certain conditions, we are obligated to offer to purchase the 9 1/2% notes and other Qualified Senior Notes, as defined in the 9 1/2% notes indenture, with the Excess Proceeds of certain Asset Sales at a redemption price of 100% of the principal amount thereof plus accrued and unpaid interest, if any. The 9 1/2% notes indenture contains certain restrictions with respect to, among other things, the payment of dividends, the repurchase of stock and the making of certain other Restricted Payments, the incurrence of additional Indebtedness, the creation of certain Liens, certain sales of assets, transactions with Subsidiaries and other Affiliates and mergers and consolidations.

     The 9 1/2% notes are senior unsecured obligations of NTL ranking pari passu in right of payment of principal and interest with all of our other existing and future senior unsecured obligations and rank senior to all of our other existing and future subordinated debt, including, without limitation, the convertible notes and the existing convertible notes.

THE 11 1/2% NOTES

     On November 2, 1998, we issued $625 million aggregate principal amount of our 11 1/2% senior notes due 2008, the "11 1/2% old notes". The 11 1/2% old notes were offered and sold in transactions exempt from the registration requirement of the Securities Act pursuant to Rule 144A under the Securities Act and Regulation S under the Securities Act. On January 27, 1998, we filed a registration statement on Form S-4 relating to offer to exchange all outstanding 11 1/2% old notes for a like principal amount of 11 1/2% series B senior notes due 2008, the "11 1/2% new notes" and, together with the 11 1/2% old notes, the "11 1/2% notes." The terms of the 11 1/2% new notes will be identical in all material respects to the 11 1/2% old notes except for certain transfer restrictions and registration rights applicable to the 11 1/2% old notes.

     The 11 1/2% notes accrue interest in cash at the rate of 11 1/2% per annum on the principal amount payable semiannually on April 1, and October 1 of each year, to holders of record on the immediately preceding March 15 and September
15. The 11 1/2% notes mature on October 1, 2008. The 11 1/2% notes are redeemable at our option at any time, in whole or in part, on or after October 1, 2003 at redemption prices set forth in the 11 1/2% notes indenture, plus any accrued unpaid interest to the date of redemption. The 11 1/2% notes may also be redeemed at our option in whole but not in certain circumstances where "Additional Amounts", as defined in the 11 1/2% notes indenture, are payable under the 11 1/2% notes. In such circumstances, the 11 1/2% notes to be repurchased must be repurchased at 100% of the principal amount thereof plus accrued and unpaid interest. Upon a Change of Control Triggering Event, as defined in the 11 1/2% notes indenture, holders of the 11 1/2% notes have the right to require us to repurchase all or any part of the 11 1/2% notes at a repurchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any Subject to certain conditions, we are obligated to offer to purchase the 11 1/2% notes and other Qualified Senior Notes, as defined in the 11 1/2% notes indenture, with the Excess Proceeds of certain Asset Sales at a redemption price of 100% of the principal amount thereof plus accrued and unpaid interest, if any. The 11 1/2% notes indenture contains certain restrictions with respect to, among other things, the payment of dividends, the repurchase of stock and the making of certain other Restricted Payments, the incurrence of additional Indebtedness, the creation of certain Liens, certain sales of assets, transactions with Subsidiaries and other Affiliates and mergers and consolidations.

     The 11 1/2% notes are senior unsecured obligations of NTL ranking pari passu in right of payment of principal and interest with all of our other existing and future senior unsecured obligations and rank senior to all of our other existing and future subordinated debt, including, without limitation, the convertible notes and the existing convertible notes.

THE 12 3/8% NOTES

     On November 6, 1998, we issued $450 million aggregate principal amount at maturity of our 12 3/8% senior deferred coupon notes due 2008, the "12 3/8% old notes". The 12 3/8% old notes were offered and sold in transactions exempt from the registration requirements of the Securities Act pursuant to Rule 144A under 144A under the Securities Act and Regulation S under the Securities Act. On January 27, 1998, we filed a registration statement on Form S-4 relating to offer to exchange all outstanding 12 3/8% old notes for a like principal amount of 12 3/8% series B senior deferred coupon notes due 2008, the "12 3/8% new notes" and, together with the 12 3/8% old notes, the "12 3/8% notes." The terms of the 12 3/8% new notes will be identical in all material respects to the 12 3/8% old notes except for certain transfer restrictions and registration rights applicable to the 12 3/8% old notes.

     The 12 3/8% notes accrete at a rate of 12 3/8% computed on a semiannual bond equivalent basis to an aggregate principal amount at maturity of $450 million. Cash interest on the 12 3/8% notes does not accrue until April 1, 2003. Thereafter, the 12 3/8% notes accrue interest in cash at the rate of 12 3/8% per annum on the principal amount payable semiannually on April 1 and October 1 of each year, commencing October 1, 2003, to holders of record on the immediately preceding March 15, and September 15. The 12 3/8% notes mature on October 1, 2008. The 12 3/8% notes are redeemable, at our option at any time, in whole or in part, on or after October 1, 2003 at the redemption prices set forth in the 12 3/8% notes indenture plus any accrued unpaid interest to the date of redemption. The 12 3/8% notes may also be redeemed at our option in whole but not in certain circumstances where "Additional Amounts", as defined in the 10 3/4% notes indenture, are payable under the 12 3/8% notes. In such circumstances, the 12 3/8% notes to be repurchased must be repurchased at 100% of accreted value or, as the case may be, principal amount thereof plus accrued and unpaid interest. Upon a Change of Control Triggering Event, as defined in the 12 3/8% notes indenture, holders of the 12 3/8% notes have the right to require us to repurchase all or any part of the 12 3/8% notes at a repurchase price equal to 101% of the accreted value or, as the case may be, principal amount thereof plus accrued and unpaid interest, if any. Subject to certain conditions, we are obligated to offer to purchase the 12 3/8% notes and other Qualified Senior Notes, as defined in the 12 3/8% notes indenture, with the Excess Proceeds of certain Asset Sales at a redemption price of 100% of the accreted value or, as the case may be, principal amount thereof plus accrued and unpaid interest, if any. The 12 3/8% notes indenture contains certain restrictions with respect to, among other things, the payment of dividends, the repurchase of stock and the making of certain other Restricted Payments, the incurrence of additional Indebtedness, the creation of certain Liens, certain sales of assets, transactions with Subsidiaries and other Affiliates and mergers and consolidations.

     The 12 3/8% notes are senior unsecured obligations of NTL ranking pari passu in right of payment of principal and interest with all of our other existing and future senior unsecured obligations and rank senior to all of our other existing and future subordinated debt, including, without limitation, the convertible notes and the existing convertible notes.

PARTNER'S 11.20% DISCOUNT DEBENTURES DUE 2007

     On November 15, 1995, Partners issued $517,321,000 aggregate principal amount at maturity of its 11.20% senior discount debentures due 2007, the "Partners 11.20% debentures", at a discount to their aggregate principal amount to generate gross proceeds to Partners of approximately $299,999,621. The Partners 11.20% debentures were registered with the Commission on Partners' registration statement on Form S-1 (File No. 33-96932).

     The Partners 11.20% debentures accrete at the rate of 11.20% per annum, compounded semiannually to an aggregate principal amount at maturity of $517,321,000. Cash interest on the Partners 11.20% debentures does not accrue until November 15, 2000. Thereafter, the Partners 11.20% debentures accrue interest at the rate of 11.20% per annum on the principal amount payable semiannually on May 15 and November 15 of each year, commencing May 15, 2001. The Partners 11.20% debentures mature on November 15, 2007. The Partners 11.20% debentures are redeemable, at the option of Partners at any time, in whole or in part, on or after November 15, 2000 at the redemption prices set forth in the Partners 11.20% debentures indenture plus accrued and unpaid interest to the date of redemption. The Partners 11.20% debentures may also be redeemed by Partners in whole but not in part in certain circumstances where "Additional Amounts", as defined in the Partners 11.20% debentures indenture, are payable on the Partners 11.20% debentures after November 15, 2001. In such circumstances, the Partners 11.20% debentures may be redeemed at 100% of their principal amount plus accrued and unpaid interest to the date of redemption. Upon a Change of Control Triggering Event, as defined in the Partners 11.20% debentures indenture, holders of the Partners 11.20% debentures have the right to require us to repurchase all or any part of the Partners 11.20% debentures at a repurchase price equal to 101% of the accreted value or, as the case may be, principal amount thereof plus accrued and unpaid interest, if any. Subject to certain conditions, we are obligated to offer to purchase the Partners 11.20% debentures with the Excess Proceeds of certain Asset Sales at a redemption price of 100% of the accreted value or, as the case may be, principal amount thereof plus accrued and unpaid interest, if any. The Partners 11.20% debentures indenture contains certain restrictions with respect to, among other things, the payment of dividends, the repurchase of stock and the making of certain other Restricted Payments, the incurrence of additional Indebtedness, the creation of certain Liens, certain sales of assets, transactions with Affiliates and mergers and consolidations.

     The Partners 11.20% debentures are senior unsecured obligations of Partners ranking pari passu in right of payment of principal and interest with all other existing and future senior unsecured obligations of Partners.

THE NEW CREDIT FACILITY

     In August 1997, NTL (UK) Group, Inc., a wholly-owned subsidiary of NTL, which is the holding company for the United Kingdom operations and the parent company of NTLIH, and NTLIH entered into an agreement with The Chase Manhattan Bank pursuant to which Chase has agreed to fully underwrite a term loan facility. In June 1998, we entered into an amendment to the new credit facility and borrowed L275 million ($467 million) for the first stage of the ComTel acquisition. We borrowed an additional L200 million ($340 million) in September 1998 for the second stage of the ComTel acquisition. In November 1998, we repaid all amounts outstanding under the new credit facility from the net proceeds of the offering of the 11 1/2% notes and the 12 3/8% notes.

EXISTING CONVERTIBLE NOTES

     In June 1996, we issued and sold an aggregate principal amount of $275 million of our 7% convertible subordinated notes due 2008, the "existing convertible notes", in transactions exempt from, or not subject to, the registration requirements of the Securities Act. Cash interest on the existing convertible notes is payable semiannually on June 15 and December 15 of each year, commencing December 16, 1996. The existing convertible notes mature on June 15, 2008. The existing convertible notes are convertible at the option of the holder thereof at any time prior to maturity, unless previously redeemed, into shares of our common stock, at a conversion price of $37.875 per share subject to further adjustment in certain events. The existing convertible notes are redeemable, in whole or in part, at our option, at any time on or after June 5, 1999, at the redemption prices set forth in the indenture pursuant to which the existing convertible notes were issued, the "existing convertible notes indenture". Upon a Change of Control Triggering Event, as defined in the existing convertible notes indenture, holders of the existing convertible notes have the right to require us to purchase all or any part of the existing convertible notes at a purchase price equal to 101% of the principal amount thereof and any accrued and unpaid interest to the date of purchase. The existing convertible notes indenture contains certain restrictions with respect to, among other things, certain Asset Sales, payment of Additional Amounts and mergers and consolidations.

     The existing convertible notes are unsecured obligations of NTL, subordinated in right of payment to all of our existing and future senior debt, as defined in the existing convertible notes indenture, including, without limitation, the senior notes.

     On September 13, 1996, the Commission declared effective our shelf registration statement relating to the resale of the existing convertible notes and the common stock issuable upon conversion thereof by the holders thereof.

                    UNITED STATES FEDERAL TAX CONSIDERATIONS

     The following is a discussion of selected anticipated U.S. federal income tax consequences of the purchase, ownership and disposition of the convertible notes as of the date hereof. It deals only with convertible notes held as capital assets by initial holders, and does not deal with special situations including those that may apply to a particular holder such as exempt organizations, dealers in securities, financial institutions, insurance companies, persons who are not U.S. holders, and holders whose "functional currency" is not the U.S. dollar, or special rules with respect to straddle or "hedging transactions." The federal income tax considerations set forth below are based upon the Internal Revenue Code of 1986, as amended and regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified (possibly retroactively) so as to result in federal income tax consequences different from those discussed below. As used herein, the term "U.S. holder" means a beneficial owner of a convertible note that is for United States federal income tax purposes

         (1) a citizen or resident of the United States,

         (2) a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof,

         (3) an estate or trust, described in Section 7701(a)(30) of the Internal Revenue Code, or

         (4) a person whose worldwide income or gain is otherwise subject to United States federal income taxation on a net income basis.

Prospective investors are urged to consult their tax advisors regarding the particular tax consequences of purchasing, holding and disposing of the convertible notes or our common stock, including the tax consequences arising under any state, local or foreign laws.

     Payments of interest on convertible notes generally will be taxable to U.S. Holders as ordinary interest income at the time such payments are accrued or received (in accordance with the U.S. holder's method of accounting for federal income tax purposes).

     A U.S. holder will not recognize gain or loss upon conversion of the convertible notes solely into our common stock (except with respect to cash received in lieu of fractional shares, or any amounts attributable to accrued and unpaid interest on the convertible notes, which will be treated as interest for federal income tax purposes). The U.S. holder's basis in the common stock received on conversion will be the same as such holder's adjusted tax basis in the convertible notes at the time of conversion, and the holding period for the common stock received on conversion will include the holding period of the convertible notes that were converted.

     A U.S. holder will recognize gain or loss upon the sale, redemption or other taxable disposition of the convertible notes in an amount equal to the difference between such holder's adjusted tax basis in the convertible note and the amount received therefor (other than amounts attributable to accrued and unpaid interest on the convertible notes, which will be treated as interest for federal income tax purposes). Such gain or loss generally will be long-term capital gain or loss if the convertible notes were held for more than one year.

     The conversion price of the convertible notes is subject to adjustment under certain circumstances. Under Section 305 of the Internal Revenue Code and the Treasury Regulations issued thereunder, adjustments or the failure to make such adjustments to the conversion price of the convertible notes may result in a taxable constructive distribution to U.S. holders of convertible notes, resulting in ordinary income (subject to a possible dividends received deduction in the case of corporate holders) to the extent of our current and accumulated earnings and profits if, and to the extent that, certain adjustments in the conversion price that may occur in limited circumstances (particularly an adjustment to reflect a taxable dividend to holders of our common stock) increase the proportionate interest of a U.S. holder of a convertible note convertible into fully diluted common stock, whether or not the holders ever convert the convertible notes. Generally, a U.S. holder's tax basis in a convertible note will be increased by the amount of any such constructive dividend.

     We intend to take the position that the likelihood of paying Liquidated Damages described under "Description of convertible notes -- registration rights" is remote and that Liquidated Damages, if paid, would be taxable to a U.S. holder of convertible notes as ordinary interest income in accordance with such holder's method of accounting for income tax purposes. The Internal Revenue Service may take a different position, however, which could affect the timing to the U.S. holder's income with respect to Liquidated Damages.

     The preceding discussion of certain United States federal income tax consequences is for general information only and is not tax advice. Accordingly, each investor should consult its own tax adviser as to particular tax consequences to it of purchasing, holding, and disposing of the convertible notes and our common stock, including the applicability and effect of any state, local or foreign tax laws, and of any proposed changes in applicable laws.

                            SELLING SECURITYHOLDERS

     The following table sets forth, as of                , 1998, the respective
principal amount of convertible notes beneficially owned and offered hereby by each selling securityholder, the common stock owned by each selling securityholder and the common stock issuable upon conversion of such convertible notes, which may be sold from time to time by such selling securityholder pursuant to this prospectus. Such information has been obtained from the selling securityholders.

                                   PRINCIPAL AMOUNT AT
                                       MATURITY OF
                                        DEBENTURES                                    COMMON STOCK
                                  BENEFICIALLY OWNED AND      PERCENT OF TOTAL       OWNED PRIOR TO      COMMON STOCK TO BE
    SELLING SECURITY HOLDERS          OFFERED HEREBY       OUTSTANDING DEBENTURES   ORIGINAL OFFERING   REGISTERED HEREBY(1)
--------------------------------  ----------------------   ----------------------   -----------------   --------------------


---------------
 *  Less than one percent.

(1) The shares of common stock to be registered hereby are calculated on an "as converted" basis using the conversion rate described on the front cover page of this Prospectus.

     None of the selling securityholders listed above has, or within the past three years has had, any position, office or other material relationship with us or any of our predecessors or affiliates. Because the selling securityholders may offer all or some portion of the above referenced securities pursuant to this prospectus or otherwise, no estimate can be given as to the amount or percentage of such securities that will be held by the selling securityholders upon termination of any such sale. In addition, the selling securityholders identified above may have sold, transferred or otherwise disposed of all or a
portion of such securities since                , 1999 in transactions exempt
from the registration requirements of the Securities Act. The selling securityholders may sell all, part or none of the securities listed above.

     Generally, only selling securityholders identified in the foregoing table who beneficially own the offered securities set forth opposite their respective names may sell such offered securities pursuant to the registration statement, of which this prospectus forms a part. We may from time to time include additional selling securityholders in supplements to this Prospectus.

                              PLAN OF DISTRIBUTION

     The offered securities are being registered to permit public secondary trading of such securities by the holders thereof from time to time after the date of this prospectus. NTL will not receive any of the proceeds from the sale by the selling securityholders of the offered securities. NTL will bear all fees and expenses incident to its obligation to register the offered securities.

     The selling securityholders may sell all or a portion of the offered securities beneficially owned by them and offered hereby from time to time directly through one or more underwriters, broker-dealers or agents. If the offered securities are sold through underwriters or broker-dealers, the selling securityholder will be responsible for underwriting discounts or commissions or agent's commissions. Such offered securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. Such sales may be effected in transactions (which may involve crosses or block transactions)

         (1) on any national securities exchange or quotation service on which the offered securities may be listed or quoted at the time of sale (including the NNM for the common stock),

         (2) in the over-the-counter market, or

         (3) through the writing of options (whether such options are listed on an options exchange or otherwise).

     In connection with sales of the offered securities or otherwise, the selling securityholder may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the offered securities in the course of hedging in positions they assume. The selling securityholder may also sell offered securities short and deliver offered securities to close out short positions, or loan or pledge offered securities to broker-dealers that in turn may sell such offered securities. If the selling securityholders effect such transactions by selling offered securities to or through underwriters, broker-dealers or agents, such underwriters, brokers, dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling securityholders or commissions from purchasers of offered securities for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, brokers-dealers or agents may be in excess of those customary in the types of transactions involved).

     The outstanding common stock is listed for trading on the NNM under the symbol "NTLI." The Company does not intend to apply for listing of the Convertible Notes on any securities exchange or for quotation through the National Association of Securities Dealers Automated Quotation System. Accordingly, no assurance can be given as to the development of liquidity or any trading market for the convertible notes. See "Risk Factors--Absence of Public Market."

     The selling securityholders and any broker-dealer participating in the distribution of the offered securities may be deemed to be "underwriters" within the meaning of the Securities Act, and any commissions paid, or any discounts or concessions allowed to any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act.

     Under the securities laws of certain states, the offered securities may be sold in such states only through registered or licensed brokers or dealers. In addition, in certain states the offered securities may not be sold unless the offered securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

     There can be no assurance that any selling securityholder will sell any or all of the convertible notes or offered securities registered pursuant to the shelf registration statement, or which this Prospectus forms a part. In addition, any securities covered by this Prospectus that qualify for sale pursuant to Rule 144 or Rule 144A of the Securities Act may be sold under Rule 144 or Rule 144A rather than pursuant to this Prospectus.

     The selling securityholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the offered securities by the selling securityholders and any other such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the offered securities to engage in market-making activities with respect to the particular offered securities being distributed. All of the foregoing may affect the marketability of the offered securities and the ability of any person or entity to engage in market-making activities with respect to the offered securities.

     All expenses of the registration of the convertible notes and common stock pursuant to the registration rights agreement will be paid by the Company, including, without limitation, Commission filing fees and expenses of compliance with state securities or "blue sky" laws; provided, however, that the selling securityholders will pay all underwriting discounts and selling commissions, if any. The selling securityholders will be indemnified by the Company against certain civil liabilities, including certain liabilities under the Securities Act, or will be entitled to contribution in connection therewith. The company will be indemnified by the selling securityholders against certain civil liabilities, including certain liabilities under the Securities Act, or will be entitled to contribution in connection therewith.

     Upon sale pursuant to the shelf registration statement, of which this prospectus forms a part, the offered securities will be freely tradable in the hands of persons other than affiliates of the Company.

                                 LEGAL MATTERS

     The validity of the issuance of the convertible notes and the common stock issuable upon conversion of the convertible notes will be passed upon for the Company by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York, special counsel for the Company.

                                    EXPERTS

     Ernst & Young LLP, independent auditors, have audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 1997, as set forth in their report, which is incorporated by reference in this prospectus. Our consolidated financial statements and schedule are incorporated by reference in reliance on their report, given on their authority as experts in accounting and auditing.

     The consolidated financial statements as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997 of Comcast UK Cable Partners Limited and subsidiaries incorporated by reference herein have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is also incorporated herein by reference and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     The consolidated financial statements as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997 of Birmingham Cable Corporation Limited and Cable London PLC incorporated by reference herein have been audited by Deloitte & Touche, independent auditors, as stated in their reports, which are also incorporated herein by reference and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

     The combined financial statements of ComTel UK Finance, B.V. and its subsidiaries as of and for the year ended December 31, 1997, and the combined financial statements of Telecential as of and for the 16 months ended December 31, 1996, incorporated by reference herein have been audited by Deloitte & Touche, independent auditors, as stated in their reports, which are also incorporated by reference herein and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     The combined financial statements as of and for the year ended December 31, 1996 of ComTel UK Finance B.V. incorporated by reference herein have been incorporated by reference in reliance on the report of Coopers & Lybrand, independent Chartered Accountants given upon their authority as experts in accounting and auditing.

     The consolidated financial statements of Diamond Cable Communications Plc as of December 31, 1996 and 1997 and for each of the years in the three-year period ended December 31, 1997 incorporated by reference herein have been audited by KPMG, independent auditors, to the extent and for the periods indicated in their reports thereon.

Such financial statements have been included in reliance upon the reports of KPMG given on their authority as experts in accounting and auditing.

                      ENFORCEABILITY OF CIVIL LIABILITIES

     A substantial majority of our assets are located outside the United States. As a result, it may not be possible for you to realize in the United States upon judgments of courts of the United States predicated upon the civil liability under the federal securities laws of the United States. The United States and England do not currently have a treaty providing for the reciprocal recognition and enforcement of judgments, other than arbitration awards, in civil and commercial matters. Therefore, a final judgment for the payment of a fixed debt or sum of money rendered by any United States court based on civil liability, whether or not predicated solely upon the United States federal securities laws, would not automatically be enforceable in England. In order to enforce in England a United States judgment, proceedings must be initiated by way of common law action before a court of competent jurisdiction in England. An English court will, subject to what is said below, normally order summary judgment on the basis that there is no defense to the claim for payment and will not reinvestigate the merits of the original dispute. In such an action, an English court will treat the United States judgment as creating a valid debt upon which the judgment creditor could bring an action for payment, as long as

     (1) the United States court had jurisdiction over the original proceeding,

     (2) the judgment is final and conclusive on the merits,

     (3) the judgment does not contravene English public policy,

     (4) the judgment must not be for a tax, penalty or a judgment arrived at by doubling, trebling or otherwise multiplying a sum assessed as compensation for the loss or damage sustained and

     (5) the judgment has not been obtained by fraud or in breach of the principles of natural justice.

     Based on the foregoing, there can be no assurance that you will be able to enforce in England judgments in civil and commercial matters obtained in any United States court. There is doubt as to whether an English court would impose civil liability in an original action predicated solely upon the United States federal securities laws brought in a court of competent jurisdiction in England.

------------------------------------------------------
------------------------------------------------------

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH ANY OTHER INFORMATION. THIS PROSPECTUS MAY BE DELIVERED TO YOU AFTER THE DATE OF THIS PROSPECTUS. HOWEVER, YOU SHOULD REALIZE THAT THE AFFAIRS OF NTL MAY HAVE CHANGED SINCE THE DATE OF THIS PROSPECTUS. THIS PROSPECTUS WILL NOT REFLECT SUCH CHANGES. YOU SHOULD NOT CONSIDER THIS PROSPECTUS TO BE AN OFFER OR SOLICITATION RELATING TO THE NOTES IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION IS NOT AUTHORIZED. FURTHERMORE, YOU SHOULD NOT CONSIDER THIS PROSPECTUS TO BE AN OFFER OR SOLICITATION RELATING TO THE NOTES IF THE PERSON MAKING THE OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR IF IT IS UNLAWFUL FOR YOU TO RECEIVE SUCH AN OFFER OR SOLICITATION.

                            ------------------------

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
Where You Can Find More Information...  --
Incorporation of Certain Documents by
  Reference...........................  --
Special Note Regarding Forward Looking
  Statements..........................  --
Prospectus Summary....................    1
Risk Factors..........................   10
Use of Proceeds.......................   25
Exchange Rates........................   25
Price Range of Common Stock...........   26
Dividend Policy.......................   26
Capitalization........................   27
Selected Consolidated Financial
  Data................................   29
Description of the Convertible
  Notes...............................   31
Description of Capital Stock..........   59
Description of Certain Indebtedness...   70
United States Federal Tax
  Considerations......................   81
Plan of Distribution..................   84
Legal Matters.........................   86
Experts...............................   86
Enforceability of Civil Liabilities...   87

------------------------------------------------------
------------------------------------------------------
------------------------------------------------------
------------------------------------------------------

                                     [LOGO]

                                NTL Incorporated
                                  $600,000,000

                       7% Convertible Subordinated Notes
                                    Due 2008

                            ------------------------

                                   PROSPECTUS
                            ------------------------
                               February   , 1999

------------------------------------------------------
------------------------------------------------------

                                    PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following is an itemization of all expenses (subject to future contingencies) incurred or expected to be incurred by the Company in connection with the Offering.

SEC registration fee.......................................  $166,800.00
Legal fees and expenses....................................       *
Accounting fees and expenses...............................       *
Printing and engraving fees................................       *
Miscellaneous expenses.....................................       *
          Total............................................       *

-------------------------

     (*) To be filed by amendment.

ITEM 15.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     As permitted by Section 102 of the Delaware General Corporation Law (the "DGCL"), the Company's Amended and Restated Certificate of Incorporation eliminates a director's personal liability for monetary damages to the Company and its stockholders arising from a breach or alleged breach of a director's fiduciary duty except for liability under Section 174 of the DGCL or liability for a breach of the director's duty of loyalty to the Company or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or for any transaction in which the director derived an improper personal benefit. The effect of this provision in the certificate of incorporation is to eliminate the rights of the Company and its stockholders (through stockholders, derivative suits on behalf of the Company) to recover monetary damages against a director for breach of fiduciary duty as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described above.

     The Company's Restated By-laws provide that directors and officers of the Company shall be indemnified against liabilities arising from their service as directors and officers to the full extent permitted by law. Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     Section 145 also empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the fight of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorney's fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless, and only to the extent that, the Court of Chancery or the court in which such action was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnify for such expenses which the court shall deem proper.

     Section 145 further provides that to the extent that a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation is empowered to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

     The Company has entered into a director and officer indemnity agreement ("Indemnity Agreement") with each officer and director of the Company (an "Indemnitee"). Under the bylaws and these Indemnity Agreements, the Company must indemnify an Indemnitee to the fullest extent permitted by the DGCL for losses and expenses incurred in connection with actions in which the indemnitee is involved by reason of having been a director or officer of the Company. The Company is also obligated to advance expenses an indemnitee may incur in connection with such actions before any resolution of the action.

ITEM 16.   EXHIBITS

     The following exhibits are filed as part of this Registration Statement:

EXHIBIT
  NO.                              DESCRIPTION
-------                            -----------
    3.1    Restated Certificate of Incorporation of the Company, as
           amended by the Certificate of Amendment, dated June 5, 1996 and the Certificate of Amendment dated October 29, 1998*
    3.1(a) Certificate of Ownership and Merger, dated as of March 26,
           1997(6)
    3.2    Restated By-laws of the Company(1)
    4.1    Indenture, dated as of December 16, 1998, by and between the
           Company and The Chase Manhattan Bank, as Trustee, with
           respect to the Convertible Notes.*
    4.2    Registration Rights Agreement, dated as of December 16, with respect to Convertible Notes.*
    4.1    Indenture, dated as of November 2, 1998, by and between the
           Company and The Chase Manhattan Bank, as Trustee, with
           respect to the 11 1/2% Notes(12)
    4.2    Indenture, dated as of November 6, 1998, by and between the
           Company and The Chase Manhattan Bank, as Trustee, with
           respect to the 12 3/8% Notes(12)
    4.3    Registration Rights Agreement, dated as of November 2, 1998, by and among the Company and Morgan Stanley & Co.
           Incorporated, Chase Securities Inc., Donaldson, Lufkin &
           Jenrette Securities Corporation and Goldman, Sachs & Co.
           with respect to the 11 1/2% Notes(12)
    4.4    Registration Rights Agreement, dated as of November 6, 1998, by and among the Company and Morgan Stanley & Co.
           Incorporated, Chase Securities Inc., Donaldson, Lufkin &
           Jenrette Securities Corporation and Goldman, Sachs & Co.
           with respect to the 12 3/8% Notes(12)
    4.5    Indenture, dated as of February 12, 1997, by and between the
           Company and The Chase Manhattan Bank, as Trustee, with
           respect to the 10% Notes(10)
    4.6    Certificate of Designation, dated February 12, 1997, with
           respect to the Redeemable Preferred Stock(10)
    4.7    Registration Rights Agreement, dated February 12, 1997, by and among the Company and Donaldson, Lufkin & Jenrette
           Securities Corporation, Chase Securities Inc. and Merrill
           Lynch, Pierce, Fenner & Smith Incorporated with respect to the 10% Notes(10)
    4.8    Registration Rights Agreement, dated February 12, 1997, by and among the Company and Donaldson, Lufkin & Jenrette
           Securities Corporation, Chase Securities Inc. and Merrill
           Lynch, Pierce, Fenner & Smith Incorporated with respect to the Redeemable Preferred Stock(10)
    4.9    Form of Convertible Notes (included in Exhibit 4.1)
    4.11   Indenture, dated as of June 12, 1996, by and between the
           Company and Chemical Bank, as Trustee, with respect to the
           7% Convertible Notes(8)

EXHIBIT
  NO.                              DESCRIPTION
-------                            -----------
    4.12   Registration Rights Agreement, dated June 12, 1996, by and among the Company and Donaldson, Lufkin & Jenrette
           Securities Corporation and Salomon Brothers Inc, with
           respect to the 7% Convertible Notes(8)
    4.13   Indenture, dated as of January 30, 1996, by and among the
           Company and Chemical Bank, as Trustee, with respect to the
           11 1/2% Notes(7)
    4.14   Registration Rights Agreement, dated January 30, 1996, by
           and among the Company and Donaldson, Lufkin & Jenrette
           Securities Corporation, Salomon Brothers Inc and Chase
           Securities, Inc., with respect to the 11 1/2% Notes(7)
    4.15   Indenture, dated as of April 20, 1995, by and among the
           Company and Chemical Bank, as Trustee, with respect to the
           12 3/4% Notes(2)
    4.16   First Supplemental Indenture, dated as of January 22, 1996, by and among the Company and Chemical Bank, as Trustee with respect to the Indenture included as Exhibit 4.19(7)
    4.17   Registration Agreement, dated April 13, 1995 by and among
           the Company and Salomon Brothers Inc, Donaldson, Lufkin &
           Jenrette Securities Corporation and Goldman, Sachs & Co.,
           with respect to the 12 3/4% Notes(2)
    4.18   Indenture, dated as of April 20, 1995, by and among the
           Company and Chemical Bank, as Trustee, with respect to the
           7 1/4% Convertible Notes(3)
    4.19   Registration Agreement, dated April 12, 1995, by and among the Company and Salomon Brothers Inc, Donaldson, Lufkin &
           Jenrette Securities Corporation and Goldman Sachs & Co.,
           with respect to the 7 1/4% Convertible Notes(3)
    4.20   Indenture, dated as of October 1, 1993, by and among the
           Company and Chemical Bank, as Trustee with respect to the
           10 7/8% Senior Notes(4)
    4.21   First Supplemental Indenture, dated January 23, 1996, by and among the Company and Chemical Bank, as Trustee, with
           respect to the Indenture included as Exhibit 4.24(7)
    4.22   Rights Agreement, dated as of October 1, 1993, between the
           Company and Continental Transfer & Trust Company, as Rights
           Agent(1)
    4.23   Indenture, dated as of November 15, 1995, between Comcast
           U.K. Cable Partners Limited and Bank of Montreal Trust
           Company, as Trustee, with respect to the 11.20% Senior
           Discount Debentures Due 2007 of Comcast U.K. Cable Partners
           Limited.(13)
    5.1    Opinion of Skadden, Arps, Slate, Meagher & Flom LLP as to
           the legality of the notes being registered hereby*
   10.1    Compensation Plan Agreements, as amended and restated
           effective June 3, 1997(11)
   10.2    Form of Director and Officer Indemnity Agreement (together with a schedule of executed Indemnity Agreements)(2)

EXHIBIT
  NO.                              DESCRIPTION
-------                            -----------
   11.1    Statement of computation of per share earnings(11)
   12.1    Computation of Ratio of Earnings to Fixed Charges and
           Combined Fixed Charges and Preferred Stock Dividends*
   21.1    Subsidiaries of the Company(11)
   23.1    Consent of Ernst & Young, LLP
   23.2    Consent of Deloitte & Touche LLP
   23.3    Consent of Deloitte & Touche -- Birmingham
   23.4    Consent of Deloitte & Touche -- London
   23.5    Consent of Deloitte & Touche -- Comtel
   23.6    Consent of Coopers & Lybrand -- ComTel
   23.7    Consent of KPMG -- Diamond
   23.8    Consent of Skadden, Arps, Slate, Meagher & Flom LLP
           (included in Exhibit 5.1)*
   25.1    Form T-1 Statement of Eligibility of Trustee with respect to
           Indenture included as Exhibit    *
   99.1    Prescribed Diffusion Service License, dated July 21, 1987, issued to British Cable Services Limited (now held by
           CableTel Surrey and Hampshire Limited) for the area of West
           Surrey and East Hampshire, England(5)
   99.2    Prescribed Diffusion Service License, dated December 3,
           1990, issued to Clyde Cablevision (renamed CableTel Glasgow)
           for the area of Inverclyde, Scotland(5)
   99.3    Prescribed Diffusion Service License, dated December 3,
           1990, issued to Clyde Cablevision (renamed CableTel Glasgow)
           for the area of Bearsden and Milngavie, Scotland(5)
   99.4    Prescribed Diffusion Service License, dated December 3,
           1990, issued to Newport Cablevision Limited (renamed
           CableTel Newport) for the area of Newport, Wales(5)
   99.5    Prescribed Diffusion Service License, dated July 10, 1984, issued to Clyde Cablevision (renamed CableTel Glasgow) for the area of North Glasgow and Clydebank, Strathclyde,
           Scotland(5)
   99.6    Prescribed Diffusion Service License, dated December 3,
           1990, issued to Clyde Cablevision (renamed CableTel Glasgow)
           for the area of Greater Glasgow, Scotland(5)
   99.7    Prescribed Diffusion Service License, dated December 3,
           1990, issued to Clyde Cablevision (renamed CableTel Glasgow)
           for the area of Paisley and Renfrew, Scotland(5)

EXHIBIT
  NO.                              DESCRIPTION
-------                            -----------
   99.8    Prescribed Diffusion Service License, dated December 3,
           1990, issued to Cable and Satellite Television Holdings Ltd
           (renamed CableTel West Glamorgan Limited) for the area of
           West Glamorgan, Wales(5)
   99.9    Prescribed Diffusion Service License, dated December 3,
           1990, issued to British Cable Services Limited for the area of Cardiff and Penarth, Wales (now held by CableTel Cardiff
           Limited)(5)
   99.10   Prescribed Diffusion Service License, dated December 3,
           1990, issued to Kirklees Cable (renamed CableTel Kirklees)
           for the area of Huddersfield and Dewsbury, West Yorkshire,
           England(5)
   99.11   Prescribed Diffusion Service License, dated December 3,
           1990, issued to CableVision Communications Company of
           Hertfordshire Ltd (renamed CableTel Hertfordshire Limited)
           for the area of Broxbourne and East Hertfordshire,
           England(5)
   99.12   Prescribed Diffusion Service License, dated December 3,
           1990, issued to CableVision Communications Company Ltd
           (renamed CableTel Central Hertfordshire Limited) for the
           area of Central Hertfordshire, England(5)
   99.13   Prescribed Diffusion Service License, dated March 26, 1990, issued to CableVision Bedfordshire Limited (renamed CableTel
           Bedfordshire Ltd.) for the area of Luton and South
           Bedfordshire(5)
   99.14   Prescribed Diffusion Service License, dated December 3,
           1990, issued to CableVision North Bedfordshire Ltd (renamed
           CableTel North Bedfordshire Ltd.) for the area of North
           Bedfordshire, England(5)
   99.15   Local Delivery Service License, dated October 2, 1995,
           issued to CableTel Northern Ireland Limited for Northern
           Ireland(5)
   99.16   Local Delivery Service License, dated December 6, 1995,
           issued to CableTel South Wales Limited for Glamorgan and
           Gwent, Wales(5)
   99.17   Local Delivery Service License, dated March 13, 1991, issued to Maxwell Cable TV Limited for Pembroke Dock, Dyfed, Wales
           (now held by Metro South Wales Limited)(5)
   99.18   Local Delivery Service License, dated March 15, 1991, issued to Maxwell Cable TV Limited for Camarthen, Wales (now held by Metro South Wales Limited)(5)
   99.19   Local Delivery Service License, dated March 15, 1991, issued to Maxwell Cable TV Limited for Milford Haven, Wales (now
           held by Metro South Wales Limited)(5)
   99.20   Local Delivery Service License, dated March 15, 1991, issued to Maxwell Cable TV Limited for Cwmgors (Amman Valley), West
           Glamorgan, Wales(5)
   99.21   Local Delivery Service License, dated March 15, 1991, issued to Maxwell Cable TV Limited for Ammanford, West Glamorgan,
           Wales(5)

EXHIBIT
  NO.                              DESCRIPTION
-------                            -----------
   99.22   Local Delivery Service License, dated March 15, 1991, issued to Maxwell Cable TV Limited for Brecon, Gwent, Wales(5)
   99.23   Local Delivery Service License, dated March 15, 1991, issued to Maxwell Cable TV Limited for Haverfordwest, Preseli,
           Wales(5)
   99.24   Local Delivery Service License, dated March 15, 1991, issued to Maxwell Cable TV Limited for Neyland, Preseli, Wales (now
           held by Metro South Wales Limited)(5)
   99.25   License, dated January 11, 1991, issued to Cablevision
           Communications Company of Hertfordshire Ltd (renamed
           CableTel Hertfordshire Limited) for the Hertford, Cheshunt
           and Ware (Lea Valley) cable franchise, England(5)
   99.26   License, dated December 8, 1990, issued to Cablevision
           Communications Company Limited for Central Hertfordshire
           (renamed CableTel Central Hertfordshire Limited), England(5)
   99.27   License, dated August 23, 1989, issued to Cablevision
           Bedfordshire Limited for Bedford and surrounding areas,
           England(5)
   99.28   License, dated January 9, 1991, issued to Cablevision North
           Bedfordshire Ltd for North Bedfordshire, England(5)
   99.29   License, dated January 29, 1991, issued to Clyde Cablevision
           (renamed CableTel Glasgow) for the Inverclyde Cable
           Franchise, Scotland(5)
   99.30   License, dated January 29, 1991, issued to Clyde Cablevision
           (renamed CableTel Glasgow) for the Bearsden and Milngavie
           Cable Franchise, Scotland(5)
   99.31   License, dated January 29, 1991, issued to Clyde Cablevision
           (renamed CableTel Glasgow) for the Paisley and Renfrew Cable
           Franchise, Scotland(5)
   99.32   License, dated June 7, 1985, issued to Clyde Cablevision Ltd
           (renamed CableTel Glasgow) for North West Glasgow and
           Clydebank, Scotland(5)
   99.33   License, dated January 29, 1991, issued to Clyde Cablevision
           (renamed CableTel Glasgow) for the Greater Glasgow cable
           franchise, Scotland(5)
   99.34   License, dated October 13, 1993, issued to Insight
           Communications Cardiff Limited (renamed CableTel Cardiff
           Limited) for Cardiff, Wales(5)
   99.35   License, dated January 22, 1991, issued to Newport
           Cablevision Limited (renamed CableTel Newport), for Newport
           Cable franchise Wales(5)
   99.36   License, dated May 18, 1990, issued to Cable and Satellite
           Television Holdings Limited (renamed CableTel West
           Glamorgan) for West Glamorgan, Wales(5)
   99.37   License, dated December 20, 1990, issued to Kirklees Cable
           (renamed CableTel Kirklees) for the Huddersfield and
           Dewsbury cable franchise, England(5)

EXHIBIT
  NO.                              DESCRIPTION
-------                            -----------
   99.38   License, dated October 13, 1993, issued to Insight
           Communications Guildford Limited (renamed CableTel Surrey
           and Hampshire Limited) for the West Surrey/East Hampshire
           (Guildford) Cable Franchise, England(5)
   99.39   License, dated January 20, 1995, issued to CableTel
           Bedfordshire Ltd. for the area of South Bedfordshire,
           England(5)
   99.40   License, dated January 20, 1995, issued to CableTel North
           Bedfordshire Ltd. for the area of Bedford, England(5)
   99.41   License, dated January 20, 1992, issued to Cable and
           Satellite Television Holdings Limited (renamed CableTel West
           Glamorgan Limited) for the area of Swansea, Neath and Port
           Talbot, Wales(5)
   99.42   License, dated January 20, 1995, issued to Cabletel
           Hertfordshire Ltd. for the area of Hertford, Cheshunt and
           Ware (Lea Valley), England(5)
   99.43   License, dated January 20, 1995, issued to Cabletel Central
           Hertfordshire Ltd. for the area of Central Hertfordshire,
           England(5)
   99.44   License, dated July 21, 1995, issued to CableTel Kirklees(5)
   99.45   License, dated June 8, 1995, issued to CableTel Bedfordshire
           Ltd.(5)
   99.46   License, dated October 27, 1995, issued to Metro South Wales
           Limited for the area of Neyland, Wales(5)
   99.47   License, dated October 27, 1995, issued to Metro South Wales
           Limited for the area of Cwmgors, Wales(5)
   99.48   License, dated October 27, 1995, issued to Metro South Wales
           Limited for the area of Ammanford, Wales(5)
   99.49   License, dated October 27, 1995, issued to Metro South Wales
           Limited for the area of Carmarthen, Wales(5)
   99.50   License, dated October 27, 1995, issued to Metro South Wales
           Limited for the area of Haverfordwest, Wales(5)
   99.51   License, dated October 27, 1995, issued to Metro South Wales
           Limited for the area of Pembroke Dock, Wales(5)
   99.52   License, dated October 27, 1995, issued to Metro South Wales
           Limited for the area of Milford Haven, Wales(5)
   99.53   License, dated October 27, 1995, issued to CableTel South
           Wales Limited for the area of Glamorgan and Gwent, Wales(5)
   99.54   License, dated January 26, 1996, issued to Cabletel South
           Wales Limited, for part of the Glamorgan area(5)
   99.55   License, dated November 3, 1997, issued to NTL (UK) Group,
           Inc. for the Provision of Radio Fixed Access Operator
           Services(10)
   99.56   Agreement and Plan of Amalgamation; Undertaking of Comcast
           Corporation; Undertaking of Warburg, Pincus Investors,
           L.P.(11)

---------------
   *  To be filed by amendment.

 (1) Incorporated by reference from the Company's Registration Statement on Form S-1, File No. 33-63570.

 (2) Incorporated by reference from the Company's Registration Statement on Form S-4, File No. 33-92794.

 (3) Incorporated by reference from the Company's Registration Statement on Form S-3, File No. 33-92792.

 (4) Incorporated by reference from the Company's Registration Statement on Form S-1, File No. 33-63572.

 (5) Incorporated by reference from the Company's Form 8-K, filed with the Commission on March 20, 1996.

 (6) Incorporated by reference from the Company's Form 8-K, filed with the Commission on March 26, 1997.

 (7) Incorporated by reference to the Company's Registration Statement on Form S-4, File No. 333-1010.

 (8) Incorporated by reference to the Company's Registration Statement on Form S-3, File No. 333-07879.

 (9) Incorporated by reference to the Company's Registration Statement on Form S-3, File No. 333-16751.

(10) Incorporated by reference to the Company's Annual Report on Form 10-K, filed on March 28, 1997.

(11) Incorporated by reference to the Company's Annual Report on Form 10-K, filed with the Commission on March 30, 1998.

(12) Incorporated by reference to the Company's Registration Statement on Form S-4, File No. 333-71279.

(13) Incorporated by reference to the Registration Statement on Form S-3, File No. 33-96932, of Comcast U.K. Cable Partners Limited.

ITEM 17.   UNDERTAKINGS

     (A) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (B) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (C) The undersigned registrant hereby undertakes that:

         (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

         (2) For the purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (D) The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 12th day of February, 1999.

                                          NTL Incorporated

                                          By /s/ RICHARD J. LUBASCH
                                            ------------------------------------
                                             Richard J. Lubasch
                                             Senior Vice President --
                                             General Counsel and Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

            SIGNATURE                            TITLE                        DATE
            ---------                            -----                        ----
/s/ GEORGE S. BLUMENTHAL           Chairman of the Board, Treasurer     February 12, 1999
---------------------------------    and Director
George S. Blumenthal

/s/ J. BARCLAY KNAPP               President, Chief Executive and       February 12, 1999
---------------------------------    Financial Officer and Director
J. Barclay Knapp

/s/ GREGG GORELICK                 Vice President -- Controller         February 12, 1999
---------------------------------
Gregg Gorelick

/s/ SIDNEY R. KNAFEL               Director                             February 12, 1999
---------------------------------
Sidney R. Knafel

/s/ TED H. MCCOURTNEY              Director                             February 12, 1999
---------------------------------
Ted H. McCourtney

/s/ DEL MINTZ                      Director                             February 12, 1999
---------------------------------
Del Mintz

/s/ ALAN J. PATRICOFF              Director                             February 12, 1999
---------------------------------
Alan J. Patricof

            SIGNATURE                            TITLE                        DATE
            ---------                            -----                        ----
/s/ WARREN POTASH                  Director                             February 12, 1999
---------------------------------
Warren Potash

/s/ MICHAEL S. WILLNER             Director                             February 12, 1999
---------------------------------
Michael S. Willner

                                 EXHIBIT INDEX

EXHIBIT
  NO.                              DESCRIPTION
-------                            -----------
    3.1    Restated Certificate of Incorporation of the Company, as
           amended by the Certificate of Amendment, dated June 5, 1996 and the Certificate of Amendment dated October 29, 1998*
    3.1(a) Certificate of Ownership and Merger, dated as of March 26,
           1997(6)
    3.2    Restated By-laws of the Company(1)
    4.1    Indenture, dated as of December 16, 1998, by and between the
           Company and The Chase Manhattan Bank, as Trustee, with
           respect to the Convertible Notes.*
    4.2    Registration Rights Agreement, dated as of December 16, with respect to Convertible Notes.*
    4.1    Indenture, dated as of November 2, 1998, by and between the
           Company and The Chase Manhattan Bank, as Trustee, with
           respect to the 11 1/2% Notes(12)
    4.2    Indenture, dated as of November 6, 1998, by and between the
           Company and The Chase Manhattan Bank, as Trustee, with
           respect to the 12 3/8% Notes(12)
    4.3    Registration Rights Agreement, dated as of November 2, 1998, by and among the Company and Morgan Stanley & Co.
           Incorporated, Chase Securities Inc., Donaldson, Lufkin &
           Jenrette Securities Corporation and Goldman, Sachs & Co.
           with respect to the 11 1/2% Notes(12)
    4.4    Registration Rights Agreement, dated as of November 6, 1998, by and among the Company and Morgan Stanley & Co.
           Incorporated, Chase Securities Inc., Donaldson, Lufkin &
           Jenrette Securities Corporation and Goldman, Sachs & Co.
           with respect to the 12 3/8% Notes(12)
    4.5    Indenture, dated as of February 12, 1997, by and between the
           Company and The Chase Manhattan Bank, as Trustee, with
           respect to the 10% Notes(10)
    4.6    Certificate of Designation, dated February 12, 1997, with
           respect to the Redeemable Preferred Stock(10)
    4.7    Registration Rights Agreement, dated February 12, 1997, by and among the Company and Donaldson, Lufkin & Jenrette
           Securities Corporation, Chase Securities Inc. and Merrill
           Lynch, Pierce, Fenner & Smith Incorporated with respect to the 10% Notes(10)
    4.8    Registration Rights Agreement, dated February 12, 1997, by and among the Company and Donaldson, Lufkin & Jenrette
           Securities Corporation, Chase Securities Inc. and Merrill
           Lynch, Pierce, Fenner & Smith Incorporated with respect to the Redeemable Preferred Stock(10)
    4.9    Form of Convertible Notes (included in Exhibit 4.1)
    4.11   Indenture, dated as of June 12, 1996, by and between the
           Company and Chemical Bank, as Trustee, with respect to the
           7% Convertible Notes(8)

EXHIBIT
  NO.                              DESCRIPTION
-------                            -----------
    4.12   Registration Rights Agreement, dated June 12, 1996, by and among the Company and Donaldson, Lufkin & Jenrette
           Securities Corporation and Salomon Brothers Inc, with
           respect to the 7% Convertible Notes(8)
    4.13   Indenture, dated as of January 30, 1996, by and among the
           Company and Chemical Bank, as Trustee, with respect to the
           11 1/2% Notes(7)
    4.14   Registration Rights Agreement, dated January 30, 1996, by
           and among the Company and Donaldson, Lufkin & Jenrette
           Securities Corporation, Salomon Brothers Inc and Chase
           Securities, Inc., with respect to the 11 1/2% Notes(7)
    4.15   Indenture, dated as of April 20, 1995, by and among the
           Company and Chemical Bank, as Trustee, with respect to the
           12 3/4% Notes(2)
    4.16   First Supplemental Indenture, dated as of January 22, 1996, by and among the Company and Chemical Bank, as Trustee with respect to the Indenture included as Exhibit 4.19(7)
    4.17   Registration Agreement, dated April 13, 1995 by and among
           the Company and Salomon Brothers Inc, Donaldson, Lufkin &
           Jenrette Securities Corporation and Goldman, Sachs & Co.,
           with respect to the 12 3/4% Notes(2)
    4.18   Indenture, dated as of April 20, 1995, by and among the
           Company and Chemical Bank, as Trustee, with respect to the
           7 1/4% Convertible Notes(3)
    4.19   Registration Agreement, dated April 12, 1995, by and among the Company and Salomon Brothers Inc, Donaldson, Lufkin &
           Jenrette Securities Corporation and Goldman Sachs & Co.,
           with respect to the 7 1/4% Convertible Notes(3)
    4.20   Indenture, dated as of October 1, 1993, by and among the
           Company and Chemical Bank, as Trustee with respect to the
           10 7/8% Senior Notes(4)
    4.21   First Supplemental Indenture, dated January 23, 1996, by and among the Company and Chemical Bank, as Trustee, with
           respect to the Indenture included as Exhibit 4.24(7)
    4.22   Rights Agreement, dated as of October 1, 1993, between the
           Company and Continental Transfer & Trust Company, as Rights
           Agent(1)
    4.23   Indenture, dated as of November 15, 1995, between Comcast
           U.K. Cable Partners Limited and Bank of Montreal Trust
           Company, as Trustee, with respect to the 11.20% Senior
           Discount Debentures Due 2007 of Comcast U.K. Cable Partners
           Limited.(13)
    5.1    Opinion of Skadden, Arps, Slate, Meagher & Flom LLP as to
           the legality of the notes being registered hereby*
   10.1    Compensation Plan Agreements, as amended and restated
           effective June 3, 1997(11)
   10.2    Form of Director and Officer Indemnity Agreement (together with a schedule of executed Indemnity Agreements)(2)

EXHIBIT
  NO.                              DESCRIPTION
-------                            -----------
   11.1    Statement of computation of per share earnings(11)
   12.1    Computation of Ratio of Earnings to Fixed Charges and
           Combined Fixed Charges and Preferred Stock Dividends*
   21.1    Subsidiaries of the Company(11)
   23.1    Consent of Ernst & Young, LLP
   23.2    Consent of Deloitte & Touche LLP
   23.3    Consent of Deloitte & Touche -- Birmingham
   23.4    Consent of Deloitte & Touche -- London
   23.5    Consent of Deloitte & Touche -- Comtel
   23.6    Consent of Coopers & Lybrand -- ComTel
   23.7    Consent of KPMG -- Diamond
   23.8    Consent of Skadden, Arps, Slate, Meagher & Flom LLP
           (included in Exhibit 5.1)*
   25.1    Form T-1 Statement of Eligibility of Trustee with respect to
           Indenture included as Exhibit     *
   99.1    Prescribed Diffusion Service License, dated July 21, 1987, issued to British Cable Services Limited (now held by
           CableTel Surrey and Hampshire Limited) for the area of West
           Surrey and East Hampshire, England(5)
   99.2    Prescribed Diffusion Service License, dated December 3,
           1990, issued to Clyde Cablevision (renamed CableTel Glasgow)
           for the area of Inverclyde, Scotland(5)
   99.3    Prescribed Diffusion Service License, dated December 3,
           1990, issued to Clyde Cablevision (renamed CableTel Glasgow)
           for the area of Bearsden and Milngavie, Scotland(5)
   99.4    Prescribed Diffusion Service License, dated December 3,
           1990, issued to Newport Cablevision Limited (renamed
           CableTel Newport) for the area of Newport, Wales(5)
   99.5    Prescribed Diffusion Service License, dated July 10, 1984, issued to Clyde Cablevision (renamed CableTel Glasgow) for the area of North Glasgow and Clydebank, Strathclyde,
           Scotland(5)
   99.6    Prescribed Diffusion Service License, dated December 3,
           1990, issued to Clyde Cablevision (renamed CableTel Glasgow)
           for the area of Greater Glasgow, Scotland(5)
   99.7    Prescribed Diffusion Service License, dated December 3,
           1990, issued to Clyde Cablevision (renamed CableTel Glasgow)
           for the area of Paisley and Renfrew, Scotland(5)

EXHIBIT
  NO.                              DESCRIPTION
-------                            -----------
   99.8    Prescribed Diffusion Service License, dated December 3,
           1990, issued to Cable and Satellite Television Holdings Ltd
           (renamed CableTel West Glamorgan Limited) for the area of
           West Glamorgan, Wales(5)
   99.9    Prescribed Diffusion Service License, dated December 3,
           1990, issued to British Cable Services Limited for the area of Cardiff and Penarth, Wales (now held by CableTel Cardiff
           Limited)(5)
   99.10   Prescribed Diffusion Service License, dated December 3,
           1990, issued to Kirklees Cable (renamed CableTel Kirklees)
           for the area of Huddersfield and Dewsbury, West Yorkshire,
           England(5)
   99.11   Prescribed Diffusion Service License, dated December 3,
           1990, issued to CableVision Communications Company of
           Hertfordshire Ltd (renamed CableTel Hertfordshire Limited)
           for the area of Broxbourne and East Hertfordshire,
           England(5)
   99.12   Prescribed Diffusion Service License, dated December 3,
           1990, issued to CableVision Communications Company Ltd
           (renamed CableTel Central Hertfordshire Limited) for the
           area of Central Hertfordshire, England(5)
   99.13   Prescribed Diffusion Service License, dated March 26, 1990, issued to CableVision Bedfordshire Limited (renamed CableTel
           Bedfordshire Ltd.) for the area of Luton and South
           Bedfordshire(5)
   99.14   Prescribed Diffusion Service License, dated December 3,
           1990, issued to CableVision North Bedfordshire Ltd (renamed
           CableTel North Bedfordshire Ltd.) for the area of North
           Bedfordshire, England(5)
   99.15   Local Delivery Service License, dated October 2, 1995,
           issued to CableTel Northern Ireland Limited for Northern
           Ireland(5)
   99.16   Local Delivery Service License, dated December 6, 1995,
           issued to CableTel South Wales Limited for Glamorgan and
           Gwent, Wales(5)
   99.17   Local Delivery Service License, dated March 13, 1991, issued to Maxwell Cable TV Limited for Pembroke Dock, Dyfed, Wales
           (now held by Metro South Wales Limited)(5)
   99.18   Local Delivery Service License, dated March 15, 1991, issued to Maxwell Cable TV Limited for Camarthen, Wales (now held by Metro South Wales Limited)(5)
   99.19   Local Delivery Service License, dated March 15, 1991, issued to Maxwell Cable TV Limited for Milford Haven, Wales (now
           held by Metro South Wales Limited)(5)
   99.20   Local Delivery Service License, dated March 15, 1991, issued to Maxwell Cable TV Limited for Cwmgors (Amman Valley), West
           Glamorgan, Wales(5)
   99.21   Local Delivery Service License, dated March 15, 1991, issued to Maxwell Cable TV Limited for Ammanford, West Glamorgan,
           Wales(5)

EXHIBIT
  NO.                              DESCRIPTION
-------                            -----------
   99.22   Local Delivery Service License, dated March 15, 1991, issued to Maxwell Cable TV Limited for Brecon, Gwent, Wales(5)
   99.23   Local Delivery Service License, dated March 15, 1991, issued to Maxwell Cable TV Limited for Haverfordwest, Preseli,
           Wales(5)
   99.24   Local Delivery Service License, dated March 15, 1991, issued to Maxwell Cable TV Limited for Neyland, Preseli, Wales (now
           held by Metro South Wales Limited)(5)
   99.25   License, dated January 11, 1991, issued to Cablevision
           Communications Company of Hertfordshire Ltd (renamed
           CableTel Hertfordshire Limited) for the Hertford, Cheshunt
           and Ware (Lea Valley) cable franchise, England(5)
   99.26   License, dated December 8, 1990, issued to Cablevision
           Communications Company Limited for Central Hertfordshire
           (renamed CableTel Central Hertfordshire Limited), England(5)
   99.27   License, dated August 23, 1989, issued to Cablevision
           Bedfordshire Limited for Bedford and surrounding areas,
           England(5)
   99.28   License, dated January 9, 1991, issued to Cablevision North
           Bedfordshire Ltd for North Bedfordshire, England(5)
   99.29   License, dated January 29, 1991, issued to Clyde Cablevision
           (renamed CableTel Glasgow) for the Inverclyde Cable
           Franchise, Scotland(5)
   99.30   License, dated January 29, 1991, issued to Clyde Cablevision
           (renamed CableTel Glasgow) for the Bearsden and Milngavie
           Cable Franchise, Scotland(5)
   99.31   License, dated January 29, 1991, issued to Clyde Cablevision
           (renamed CableTel Glasgow) for the Paisley and Renfrew Cable
           Franchise, Scotland(5)
   99.32   License, dated June 7, 1985, issued to Clyde Cablevision Ltd
           (renamed CableTel Glasgow) for North West Glasgow and
           Clydebank, Scotland(5)
   99.33   License, dated January 29, 1991, issued to Clyde Cablevision
           (renamed CableTel Glasgow) for the Greater Glasgow cable
           franchise, Scotland(5)
   99.34   License, dated October 13, 1993, issued to Insight
           Communications Cardiff Limited (renamed CableTel Cardiff
           Limited) for Cardiff, Wales(5)
   99.35   License, dated January 22, 1991, issued to Newport
           Cablevision Limited (renamed CableTel Newport), for Newport
           Cable franchise Wales(5)
   99.36   License, dated May 18, 1990, issued to Cable and Satellite
           Television Holdings Limited (renamed CableTel West
           Glamorgan) for West Glamorgan, Wales(5)
   99.37   License, dated December 20, 1990, issued to Kirklees Cable
           (renamed CableTel Kirklees) for the Huddersfield and
           Dewsbury cable franchise, England(5)

EXHIBIT
  NO.                              DESCRIPTION
-------                            -----------
   99.38   License, dated October 13, 1993, issued to Insight
           Communications Guildford Limited (renamed CableTel Surrey
           and Hampshire Limited) for the West Surrey/East Hampshire
           (Guildford) Cable Franchise, England(5)
   99.39   License, dated January 20, 1995, issued to CableTel
           Bedfordshire Ltd. for the area of South Bedfordshire,
           England(5)
   99.40   License, dated January 20, 1995, issued to CableTel North
           Bedfordshire Ltd. for the area of Bedford, England(5)
   99.41   License, dated January 20, 1992, issued to Cable and
           Satellite Television Holdings Limited (renamed CableTel West
           Glamorgan Limited) for the area of Swansea, Neath and Port
           Talbot, Wales(5)
   99.42   License, dated January 20, 1995, issued to Cabletel
           Hertfordshire Ltd. for the area of Hertford, Cheshunt and
           Ware (Lea Valley), England(5)
   99.43   License, dated January 20, 1995, issued to Cabletel Central
           Hertfordshire Ltd. for the area of Central Hertfordshire,
           England(5)
   99.44   License, dated July 21, 1995, issued to CableTel Kirklees(5)
   99.45   License, dated June 8, 1995, issued to CableTel Bedfordshire
           Ltd.(5)
   99.46   License, dated October 27, 1995, issued to Metro South Wales
           Limited for the area of Neyland, Wales(5)
   99.47   License, dated October 27, 1995, issued to Metro South Wales
           Limited for the area of Cwmgors, Wales(5)
   99.48   License, dated October 27, 1995, issued to Metro South Wales
           Limited for the area of Ammanford, Wales(5)
   99.49   License, dated October 27, 1995, issued to Metro South Wales
           Limited for the area of Carmarthen, Wales(5)
   99.50   License, dated October 27, 1995, issued to Metro South Wales
           Limited for the area of Haverfordwest, Wales(5)
   99.51   License, dated October 27, 1995, issued to Metro South Wales
           Limited for the area of Pembroke Dock, Wales(5)
   99.52   License, dated October 27, 1995, issued to Metro South Wales
           Limited for the area of Milford Haven, Wales(5)
   99.53   License, dated October 27, 1995, issued to CableTel South
           Wales Limited for the area of Glamorgan and Gwent, Wales(5)
   99.54   License, dated January 26, 1996, issued to Cabletel South
           Wales Limited, for part of the Glamorgan area(5)
   99.55   License, dated November 3, 1997, issued to NTL (UK) Group,
           Inc. for the Provision of Radio Fixed Access Operator
           Services(10)
   99.56   Agreement and Plan of Amalgamation; Undertaking of Comcast
           Corporation; Undertaking of Warburg, Pincus Investors,
           L.P.(11)

---------------
   *  To be filed by amendment.

 (1) Incorporated by reference from the Company's Registration Statement on Form S-1, File No. 33-63570.

 (2) Incorporated by reference from the Company's Registration Statement on Form S-4, File No. 33-92794.

 (3) Incorporated by reference from the Company's Registration Statement on Form S-3, File No. 33-92792.

 (4) Incorporated by reference from the Company's Registration Statement on Form S-1, File No. 33-63572.

 (5) Incorporated by reference from the Company's Form 8-K, filed with the Commission on March 20, 1996.

 (6) Incorporated by reference from the Company's Form 8-K, filed with the Commission on March 26, 1997.

 (7) Incorporated by reference to the Company's Registration Statement on Form S-4, File No. 333-1010.

 (8) Incorporated by reference to the Company's Registration Statement on Form S-3, File No. 333-07879.

 (9) Incorporated by reference to the Company's Registration Statement on Form S-3, File No. 333-16751.

(10) Incorporated by reference to the Company's Annual Report on Form 10-K, filed on March 28, 1997.

(11) Incorporated by reference to the Company's Annual Report on Form 10-K, filed with the Commission on March 30, 1998.

(12) Incorporated by reference to the Company's Registration Statement on Form S-4, File No. 333-71279.

(13) Incorporated by reference to the Registration Statement on Form S-3, File No. 33-96932, of Comcast U.K. Cable Partners Limited.